APARTMENT INVESTMENT AND MANAGEMENT COMPANY
ARTICLES OF RESTATEMENT
APARTMENT INVESTMENT AND MANAGEMENT COMPANY, a Maryland corporation, having its principal office in Baltimore City, Maryland (hereinafter referred to as the “Corporation” or “AIMCO”), hereby certifies to the State Department of Assessments and Taxation of Maryland that:
FIRST:  The Corporation desires to and does hereby restate its Charter as currently in effect.
SECOND:  The Charter of the Corporation as restated in its entirety is as follows:
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ARTICLE I
NAME
The name of the corporation (the “Corporation”) is Apartment Investment and Management Company.
ARTICLE II
PURPOSE
The purpose for which the Corporation is formed is to engage in any lawful act or activity for which corporations may be organized under the general laws of the State of Maryland authorizing the formation of corporations as now or hereafter in force.
ARTICLE III
PRINCIPAL OFFICE IN STATE AND RESIDENT AGENT
The post office address of the principal office of the Corporation in the State of Maryland is c/o CSC-Lawyers Incorporating Service Company, 7 St. Paul Street, Suite 1660, Baltimore, Maryland 21202. The name and address of the resident agent of the Corporation in the State of Maryland is CSC-Lawyers Incorporating Service Company, 7 St. Paul Street, Suite 1660, Baltimore, Maryland 21202. The resident agent is a Maryland corporation located in the State of Maryland.
ARTICLE IV
STOCK
Section 1.  Authorized Shares
1.1  Class and Number of Shares.  The total number of shares of stock that the Corporation from time to time shall have authority to issue is 510,587,500 shares of capital stock having a par value of $.01 per share, amounting to an aggregate par value of $5,105,875, consisting of 505,787,260 shares currently classified as Class A Common Stock, par value $.01 per share (the “Class A Common Stock”) (the Class A

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Common Stock and all other classes or series of common stock hereafter classified being referred to collectively herein as the “Common Stock”), 4,800,000 shares currently classified as Class Z Cumulative Preferred Stock, par value $.01 per share (the “Class Z Preferred Stock”), and 240 shares currently classified as Series A Community Reinvestment Act Preferred Stock, par value $.01 per share (the “CRA Preferred Stock”) (the Class Z Preferred Stock, the CRA Preferred Stock, and all other classes or series of preferred stock hereafter classified being referred to collectively herein as the “Preferred Stock”).
1.2  Changes in Classification and Preferences. The Board of Directors by resolution or resolutions from time to time may classify and reclassify any unissued shares of capital stock by setting or changing in any one or more respects the preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends, qualifications or terms or conditions of redemption of such shares of capital stock, including, but not limited to, ownership restrictions consistent with the Ownership Restrictions with respect to each such class or subclass of capital stock, and the number of shares constituting each such class or subclass, and to increase or decrease the number of shares of any such class or subclass.
Section 2.  No Preemptive Rights. No holder of shares of stock of the Corporation shall, as such holder, have any preemptive right to purchase or subscribe for any additional shares of the stock of the Corporation or any other security of the Corporation that it may issue or sell.
Section 3.  Common Stock.
3.1  Dividend Rights. The holders of shares of Common Stock shall be entitled to receive such dividends as may be declared by the Board of Directors of the Corporation out of funds legally available therefor.
3.2  Rights Upon Liquidation. Subject to the preferential rights of Preferred Stock, if any, as may be determined by the Board of Directors pursuant to Section 1 of this Article IV, in the event of any voluntary or involuntary liquidation, dissolution or winding up of, or any distribution of the assets of the Corporation, each holder of shares of Common Stock shall be entitled to receive, ratably with each other holder of Common Stock, that portion of the assets of the Corporation available for distribution to its shareholders as the number of shares of the Common Stock held by such holder bears to the total number of shares of Common Stock then outstanding.
3.3  Voting Rights. The holders of shares of Common Stock shall be entitled to vote on all matters (on which a holder of shares of Common Stock shall be entitled to vote) at the meetings of the shareholders of the Corporation, and shall be entitled to one vote for each share of Common Stock entitled to vote at such meeting.
3.4  Restriction on Ownership and Transfers. The Beneficial Ownership and Transfer of Common Stock shall be subject to the restrictions set forth in this Section 3.4 of this Article IV.
3.4.1  Restrictions.
(A)  Limitation on Beneficial Ownership. Except as provided in Section 3.4.8 of this Article IV, from and after the date of the Initial Public Offering, no Person (other than the Initial Holder or a Look-Through Entity) shall Beneficially Own shares of Common Stock in excess of the Ownership Limit, the Initial Holder shall not Beneficially Own shares of Common Stock in excess of the Initial Holder Limit and no Look-Through Entity shall Beneficially Own shares of Common Stock in excess of the Look-Through Ownership Limit.

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(B)  Transfers in Excess of Ownership Limit. Except as provided in Section 3.4.8 of this Article IV, from and after the date of the Initial Public Offering (and subject to Section 3.4.12 of this Article IV), any Transfer (whether or not such Transfer is the result of transactions entered into through the facilities of the NYSE or other securities exchange or an automated inter-dealer quotation system) that, if effective, would result in any Person (other than the Initial Holder or a Look-Through Entity) Beneficially Owning shares of Common Stock in excess of the Ownership Limit shall be void ab initio as to the Transfer of such shares of Common Stock that would be otherwise Beneficially Owned by such Person in excess of the Ownership Limit, and the intended transferee shall acquire no rights in such shares of Common Stock.
(C)  Transfers in Excess of Initial Holder Limit. Except as provided in Section 3.4.8 of this Article IV, from and after the date of the Initial Public Offering (and subject to Section 3.4.12 of this Article IV), any Transfer (whether or not such Transfer is the result of transactions entered into through the facilities of the NYSE or other securities exchange or an automated inter-dealer quotation system) that, if effective, would result in the Initial Holder Beneficially Owning shares of Common Stock in excess of the Initial Holder Limit shall be void ab initio as to the Transfer of such shares of Common Stock that would be otherwise Beneficially Owned by the Initial Holder in excess of the Initial Holder Limit, and the Initial Holder shall acquire no rights in such shares of Common Stock.
(D)  Transfers in Excess of Look-Through Ownership Limit. Except as provided in Section 3.4.8 of this Article IV, from and after the date of the Initial Public Offering (and subject to Section 3.4.12 of this Article IV), any Transfer (whether or not such Transfer is the result of transactions entered into through the facilities of the NYSE or other securities exchange or an automated inter-dealer quotation system) that, if effective, would result in any Look-Through Entity Beneficially Owning shares of Common Stock in excess of the Look-Through Ownership Limit shall be void ab initio as to the Transfer of such shares of Common Stock that would be otherwise Beneficially Owned by such Look-Through Entity in excess of the Look-Through Ownership Limit, and such Look-Through Entity shall acquire no rights in such shares of Common Stock.
(E)  Transfers Resulting in Ownership by Fewer than 100 Persons. Except as provided in Section 3.4.8 of this Article IV, from and after the date of the Initial Public Offering (and subject to Section 3.4.12 of this Article IV), any Transfer (whether or not such Transfer is the result of transactions entered into through the facilities of the NYSE or other securities exchange or an automated inter-dealer quotation system) that, if effective, would result in the Common Stock being Beneficially Owned by less than 100 Persons (determined without reference to any rules of attribution) shall be void ab initio as to the Transfer of such shares of Common Stock that would be otherwise Beneficially Owned by the transferee, and the intended transferee shall acquire no rights in such shares of Common Stock.
(F)  Transfers Resulting in “Closely Held” Status. From and after the date of the Initial Public Offering, any Transfer that, if effective, would result in the Corporation being “closely held” within the meaning of Section 856(h) of the Code, or would otherwise result in the Corporation failing to qualify as a REIT (including, without limitation, a Transfer or other event that would result in the Corporation owning (directly or constructively) an interest in a tenant that is described in Section 856(d)(2)(B) of the Code if the income derived by the Corporation from such tenant would cause the Corporation to fail to satisfy any of the gross income requirements of Section 856(c) of the Code) shall be void ab initio as to the Transfer of shares of Common Stock that would cause the Corporation (i) to be “closely held” within the meaning of Section 856(h) of the Code or (ii) otherwise fail to qualify as a REIT, as the case may be, and the intended transferee shall acquire no rights in such shares of Common Stock.

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(G)  Severability on Void Transactions. A Transfer of a share of Common Stock that is null and void under Sections 3.4.1(B), (C), (D), (E) or (F) of this Article IV because it would, if effective, result in (i) the ownership of Common Stock in excess of the Initial Holder Limit, the Ownership Limit, or the Look-Through Ownership Limit, (ii) the Common Stock being Beneficially Owned by less than 100 Persons (determined without reference to any rules of attribution), (iii) the Corporation being “closely held” within the meaning of Section 856(h) of the Code or (iv) the Corporation otherwise failing to qualify as a REIT, shall not adversely affect the validity of the Transfer of any other share of Common Stock in the same or any other related transaction.
3.4.2  Remedies for Breach. If the Board of Directors or a committee thereof shall at any time determine in good faith that a Transfer or other event has taken place in violation of Section 3.4.1 of this Article IV or that a Person intends to acquire or has attempted to acquire Beneficial Ownership of any shares of Common Stock in violation of Section 3.4.1 of this Article IV (whether or not such violation is intended), the Board of Directors or a committee thereof shall be empowered to take any action as it deems advisable to refuse to give effect to or to prevent such Transfer or other event, including, but not limited to, refusing to give effect to such Transfer or other event on the books of the Corporation, causing the Corporation to redeem such shares at the then current Market Price and upon such terms and conditions as may be specified by the Board of Directors in its sole discretion (including, but not limited to, by means of the issuance of long-term indebtedness for the purpose of such redemption), demanding the repayment of any distributions received in respect of shares of Common Stock acquired in violation of Section 3.4.1 of this Article IV or instituting proceedings to enjoin such Transfer or to rescind such Transfer or attempted Transfer; provided, however, that any Transfers or attempted Transfers (or in the case of events other than a Transfer, Beneficial Ownership) in violation of Section 3.4.1 of this Article IV, regardless of any action (or non-action) by the Board of Directors or such committee, (a) shall be void ab initio or (b) shall automatically result in the transfer described in Section 3.4.3 of this Article IV; provided, further, that the provisions of this Section 3.4.2 shall be subject to the provisions of Section 3.4.12 of this Article IV; provided, further, that neither the Board of Directors nor any committee thereof may exercise such authority in a manner that interferes with any ownership or transfer of Common Stock that is expressly authorized pursuant to Section 3.4.8(D) of this Article IV.
3.4.3.  Transfer in Trust.
(A)  Establishment of Trust. If, notwithstanding the other provisions contained in this Article IV, at any time after the date of the Initial Public Offering there is a purported Transfer (an “Excess Transfer”) (whether or not such Transfer is the result of transactions entered into through the facilities of the NYSE or other securities exchange or an automated inter-dealer quotation system) or other change in the capital structure of the Corporation (including, but not limited to, any redemption of Preferred Stock) or other event such that (a) any Person (other than the Initial Holder or a Look-Through Entity) would Beneficially Own shares of Common Stock in excess of the Ownership Limit, or (b) the Initial Holder would Beneficially Own shares of Common Stock in excess of the Initial Holder Limit, or (c) any Person that is a Look-Through Entity would Beneficially Own shares of Common Stock in excess of the Look-Through Ownership Limit (in any such event, the Person, Initial Holder or Look-Through Entity that would Beneficially Own shares of Common Stock in excess of the Ownership Limit, the Initial Holder Limit or the Look-Through Entity Limit is referred to as a “Prohibited Transferee”), then, except as otherwise provided in Section 3.4.8 of this Article IV, such shares of Common Stock in excess of the Ownership Limit, the Initial Holder Limit or the Look-Through Ownership Limit, as the case may be, (rounded up to the nearest whole share) shall be automatically transferred to a Trustee in his capacity as trustee of a Trust for the exclusive benefit of one or more Charitable Beneficiaries. Such transfer to the Trustee shall be deemed to be effective as of the close of business on the business day prior to the date of the Excess Transfer, change in capital

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structure or another event giving rise to a potential violation of the Ownership Limit, the Initial Holder Limit or the Look Through Entity Ownership Limit.
(B)  Appointment of Trustee. The Trustee shall be appointed by the Corporation and shall be a Person unaffiliated with either the Corporation or any Prohibited Transferee. The Trustee may be an individual or a bank or trust company duly licensed to conduct a trust business.
(C)  Status of Shares Held by the Trustee. Shares of Common Stock held by the Trustee shall be issued and outstanding shares of capital stock of the Corporation. Except to the event provided in Section 3.4.3(E), the Prohibited Transferee shall have no rights in the Common Stock held by the Trustee, and the Prohibited Transferee shall not benefit economically from ownership of any shares held in trust by the Trustee, shall have no rights to dividends and shall not possess any rights to vote or other rights attributable to the shares held in the Trust.
(D)  Dividend and Voting Rights. The Trustee shall have all voting rights and rights to dividends with respect to shares of Common Stock held in the Trust, which rights shall be exercised for the benefit of the Charitable Beneficiary. Any dividend or distribution paid prior to the discovery by the Corporation that the shares of Common Stock have been transferred to the Trustee shall be repaid to the Corporation upon demand, and any dividend or distribution declared but unpaid shall be rescinded as void ab initio with respect to such shares of Common Stock. Any dividends or distributions so disgorged or rescinded shall be paid over to the Trustee and held in trust for the Charitable Beneficiary. Any vote cast by a Prohibited Transferee prior to the discovery by the Corporation that the shares of Common Stock have been transferred to the Trustee will be rescinded as void ab initio and shall be recast in accordance with the desires of the Trustee acting for the benefit of the Charitable Beneficiary. The owner of the shares at the time of the Excess Transfer, change in capital structure or other event giving rise to a potential violation of the Ownership Limit, Initial Holder Limit or Look-Through Entity Ownership Limit shall be deemed to have given an irrevocable proxy to the Trustee to vote the shares of Common Stock for the benefit of the Charitable Beneficiary.
(E)  Restrictions on Transfer. The Trustee of the Trust may transfer the shares held in the Trust to a person, designated by the Trustee, whose ownership of the shares will not violate the Ownership Restrictions. If such a transfer is made, the interest of the Charitable Beneficiary shall terminate and proceeds of the sale shall be payable to the Prohibited Transferee and to the Charitable Beneficiary as provided in this Section 3.4.3(E). The Prohibited Transferee shall receive the lesser of (1) the price paid by the Prohibited Transferee for the shares or, if the Prohibited Transferee did not give value for the shares (through a gift, devise or other transaction), the Market Price of the shares on the day of the event causing the shares to be held in the Trust and (2) the price per share received by the Trustee from the sale or other disposition of the shares held in the Trust. Any proceeds in excess of the amount payable to the Prohibited Transferee shall be payable to the Charitable Beneficiary. If any of the transfer restrictions set forth in this Section 3.4.3(E) or any application thereof is determined in a final judgment to be void, invalid or unenforceable by any court having jurisdiction over the issue, the Prohibited Transferee may be deemed, at the option of the Corporation, to have acted as the agent of the Corporation in acquiring the Common Stock as to which such restrictions would, by their terms, apply, and to hold such Common Stock on behalf of the Corporation.
(F)  Purchase Right in Stock transferred to the Trustee. Shares of Common Stock transferred to the Trustee shall be deemed to have been offered for sale to the Corporation, or its designee, at a price per share equal to the lesser of (i) the price per share in the transaction that resulted in such transfer to the Trust (or, in the case of a devise or gift, the Market Price at the time of such devise or gift) and (ii) the Market Price on the date the Corporation, or its designee, accepts such offer. The Corporation

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shall have the right to accept such offer for a period of 90 days after the later of (i) the date of the Excess Transfer or other event resulting in a transfer to the Trust and (ii) the date that the Board of Directors determines in good faith that an Excess Transfer or other event occurred.
(G)  Designation of Charitable Beneficiaries. By written notice to the Trustee, the Corporation shall designate one or more nonprofit organizations to be the Charitable Beneficiary of the interest in the Trust relating to such Prohibited Transferee if (i) the shares of Common Stock held in the Trust would not violate the Ownership Restrictions in the hands of such Charitable Beneficiary and (ii) each Charitable Beneficiary is an organization described in Sections 170(b)(1)(A), 170(c)(2) and 501(c)(3) of the Code.
3.4.4  Notice of Restricted Transfer. Any Person that acquires or attempts to acquire shares of Common Stock in violation of Section 3.4.1 of this Article IV, or any Person that is a Prohibited Transferee such that stock is transferred to the Trustee under Section 3.4.3 of this Article IV, shall immediately give written notice to the Corporation of such event and shall provide to the Corporation such other information as the Corporation may request in order to determine the effect, if any, of such Transfer or attempted Transfer or other event on the Corporation’s status as a REIT. Failure to give such notice shall not limit the rights and remedies of the Board of Directors provided herein in any way.
3.4.5  Owners Required to Provide Information. From and after the date of the Initial Public Offering certain record and Beneficial Owners and transferees of shares of Common Stock will be required to provide certain information as set out below.
(A)  Annual Disclosure. Every record and Beneficial Owner of more than 5% (or such other percentage between 0.5% and 5%, as provided in the applicable regulations adopted under the Code) of the number of Outstanding shares of Common Stock shall, within 30 days after January 1 of each year, give written notice to the Corporation stating the name and address of such record or Beneficial Owner, the number of shares of Common Stock Beneficially Owned, and a full description of how such shares are held. Each such record or Beneficial Owner of Common Stock shall, upon demand by the Corporation, disclose to the Corporation in writing such additional information with respect to the Beneficial Ownership of the Common Stock as the Board of Directors, in its sole discretion, deems appropriate or necessary to (i) comply with the provisions of the Code regarding the qualification of the Corporation as a REIT under the Code and (ii) ensure compliance with the Ownership Limit, the Initial Holder Limit or the Look-Through Ownership Limit, as applicable. Each shareholder of record, including without limitation any Person that holds shares of Common Stock on behalf of a Beneficial Owner, shall take all reasonable steps to obtain the written notice described in this Section 3.4.5 from the Beneficial Owner.
(B)  Disclosure at the Request of the Corporation. Any Person that is a Beneficial Owner of shares of Common Stock and any Person (including the shareholder of record) that is holding shares of Common Stock for a Beneficial Owner, and any proposed transferee of shares, shall provide such information as the Corporation, in its sole discretion, may request in order to determine the Corporation’s status as a REIT, to comply with the requirements of any taxing authority or other governmental agency, to determine any such compliance or to ensure compliance with the Ownership Limit, the Initial Holder Limit and the Look-Through Ownership Limit, and shall provide a statement or affidavit to the Corporation setting forth the number of shares of Common Stock already Beneficially Owned by such shareholder or proposed transferee and any related persons specified, which statement or affidavit shall be in the form prescribed by the Corporation for that purpose.

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3.4.6  Remedies Not Limited. Nothing contained in this Article IV shall limit the authority of the Board of Directors to take such other action as it deems necessary or advisable (subject to the provisions of Section 3.4.12 of this Article IV) (i) to protect the Corporation and the interests of its shareholders in the preservation of the Corporation’s status as a REIT and (ii) to insure compliance with the Ownership Limit, the Initial Holder Limit and the Look-Through Ownership Limit.
3.4.7  Ambiguity. In the case of an ambiguity in the application of any of the provisions of Section 3.4 of this Article IV, or in the case of an ambiguity in any definition contained in Section 4 of this Article IV, the Board of Directors shall have the power to determine the application of the provisions of this Article IV with respect to any situation based on its reasonable belief, understanding or knowledge of the circumstances.
3.4.8  Exceptions. The following exceptions shall apply or may be established with respect to the limitations of Section 3.4.1 of this Article IV.
(A)  Waiver of Ownership Limit. The Board of Directors, upon receipt of a ruling from the Internal Revenue Service or an opinion of tax counsel or other evidence or undertaking acceptable to it, may waive the application, in whole or in part, of the Ownership Limit to a Person subject to the Ownership Limit, if such person is not an individual for purpose of Section 542(a) of the Code and is a corporation, partnership, estate or trust; provided, however, that in no event may any such exception cause such Person’s ownership, direct or indirect (without taking into account such Person’s ownership of interests in any partnership of which the Corporation is a partner), to exceed 12% of the number of Outstanding shares of Common Stock. In connection with any such exemption, the Board of Directors may require such representations and undertakings from such Person and may impose such other conditions as the Board deems necessary, in its sole discretion, to determine the effect, if any, of the proposed Transfer on the Corporation’s status as a REIT.
(B)  Pledge by Initial Holder. Notwithstanding any other provision of this Article IV, the pledge by the Initial Holder of all or any portion of the Common Stock directly owned at any time or from time to time shall not constitute a violation of Section 3.4.1 of this Article IV and the pledgee shall not be subject to the Ownership Limit with respect to the Common Stock so pledged to it either as a result of the pledge or upon foreclosure.
(C)  Underwriters. For a period of 270 days following the purchase of Common Stock by an underwriter that (i) is a corporation or a partnership and (ii) participates in an offering of the Common Stock, such underwriter shall not be subject to the Ownership Limit with respect to the Common Stock purchased by it as a part of or in connection with such offering and with respect to any Common Stock purchased in connection with market making activities.
(D)  Ownership and Transfers by the CMO Trustee. The Ownership Limit shall not apply to the initial holding of Common Stock by the “CMO Trustee” (as that term is defined in the “Glossary” to the Prospectus) for the benefit of “HF Funding Trust” (as that term is defined in the “Glossary” to the Prospectus), to any subsequent acquisition of Common Stock by the CMO Trustee in connection with any conversion of Preferred Stock or to any transfer or assignment of all or any part of the legal or beneficial interest in the Common Stock to the CMO Trustee, “FSA” (as that term is defined in the “Glossary” to the Prospectus), any entity controlled by FSA, or any direct or indirect creditor of HF Funding Trust (including without limitation any reinsurer of any obligation of HF Funding Trust) or any acquisition of Common Stock by any such person in connection with any conversion of Preferred Stock.

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3.4.9  Legend. Each certificate for Common Stock shall bear the following legend:
“The shares of Class A Common Stock represented by this certificate are subject to restrictions on transfer. No person may Beneficially Own shares of Class A Common Stock in excess of the Ownership Restrictions, as applicable, with certain further restrictions and exceptions set forth in the Charter. Any Person that attempts to Beneficially Own shares of Class A Common Stock in excess of the applicable limitation must immediately notify the Corporation. All capitalized terms in this legend have the meanings ascribed to such terms in the Charter, as the same may be amended from time to time, a copy of which, including the restrictions on transfer, will be sent without charge to each stockholder that so requests. If the restrictions on transfer are violated, (i) the transfer of shares of Class A Common Stock represented hereby will be void in accordance with the Charter or (ii) the shares of Class A Common Stock represented hereby automatically be will transferred to a Trustee of a Trust for the benefit of one or more Charitable Beneficiaries.”
3.4.10  Severability. If any provision of this Article IV or any application of any such provision is determined in a final and unappealable judgment to be void, invalid or unenforceable by any Federal or state court having jurisdiction over the issues, the validity and enforceability of the remaining provisions shall not be affected and other applications of such provision shall be affected only to the extent necessary to comply with the determination of such court.
3.4.11  Board of Directors Discretion. Anything in this Article IV to the contrary notwithstanding, the Board of Directors shall be entitled to take or omit to take such actions as it in its discretion shall determine to be advisable in order that the Corporation maintain its status as and continue to qualify as a REIT, including, but not limited to, reducing the Ownership Limit, the Initial Holder Limit and the Look-Through Ownership Limit in the event of a change in law.
3.4.12  Settlement. Nothing in this Section 3.4 of this Article IV shall be interpreted to preclude the settlement of any transaction entered into through the facilities of the NYSE or other securities exchange or an automated inter-dealer quotation system.
Section 4.  Definitions. The terms set forth below shall have the meanings specified below when used in this Article IV or in Article V of the Charter.
4.1  Beneficial Ownership. The term “Beneficial Ownership” shall mean, with respect to any Person, ownership of shares of Common Stock equal to the sum of (i) the shares of Common Stock directly owned by such Person, (ii) the number of shares of Common Stock indirectly owned by such Person (if such Person is an “individual” as defined in Section 542(a)(2) of the Code) taking into account the constructive ownership rules of Section 544 of the Code, as modified by Section 856(h)(1)(B) of the Code, and (iii) the number of shares of Common Stock that such Person is deemed to beneficially own pursuant to Rule 13d-3 under the Exchange Act or that is attributed to such Person pursuant to Section 318 of the Code, as modified by Section 856(d)(5) of the Code, provided that when applying this definition of Beneficial Ownership to the Initial Holder, clause (iii) of this definition, and clause (b) of the definition of “Person” shall be disregarded. The terms “Beneficial Owner,” “Beneficially Owns” and “Beneficially Owned” shall have the correlative meanings.
4.2  Charitable Beneficiary. The term “Charitable Beneficiary” shall mean one or more beneficiaries of the Trust as determined pursuant to Section 3.4.3 of this Article IV, each of which shall be an organization described in Section 170(b)(1)(A), 170(c)(2) and 501(c)(3) of the Code.

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4.3  Code. The term “Code” shall mean the Internal Revenue Code of 1986, as amended from time to time, or any successor statute thereto. Reference to any provision of the Code shall mean such provision as in effect from time to time, as the same may be amended, and any successor thereto, as interpreted by any applicable regulations or other administrative pronouncements as in effect from time to time.
4.4  Common Stock. The term “Common Stock” shall mean all shares now or hereafter authorized of any class of Common Stock of the Corporation and any other capital stock of the Corporation, however designated, authorized after the Issue Date, that has the right (subject always to prior rights of any class of Preferred Stock) to participate in the distribution of the assets and earnings of the Corporation without limit as to per share amount.
4.5  Excess Transfer. The term “Excess Transfer” has the meaning set forth in Section 3.4.3(A) of this Article IV.
4.6  Exchange Act. The term “Exchange Act” shall mean the Securities Exchange Act of 1934, as amended.
4.7  Initial Holder. The term “Initial Holder” shall mean Terry Considine.
4.8  Initial Holder Limit. The term “Initial Holder Limit” shall mean 15% of the number of Outstanding shares of Common Stock applied, in the aggregate, to the Initial Holder. From the date of the Initial Public Offering, the secretary of the Corporation, or such other person as shall be designated by the Board of Directors, shall upon request make available to the representative(s) of the Initial Holder and the Board of Directors, a schedule that sets forth the then-current Initial Holder Limit applicable to the Initial Holder.
4.9  Initial Public Offering. The term “Initial Public Offering” shall mean the first underwritten public offering of Class A Common Stock registered under the Securities Act of 1933, as amended, on a registration statement on Form S-11 filed with the Securities and Exchange Commission.
4.10  Look-Through Entity. The term “Look-Through Entity” shall mean a Person that is either (i) described in Section 401(a) of the Code as provided under Section 856(h)(3) of the Code or (ii) registered under the Investment Company Act of 1940.
4.11  Look-Through Ownership Limit. The term “Look-Through Ownership Limit” shall mean 15% of the number of Outstanding shares of Common Stock.
4.12  Market Price. The term “Market Price” on any date shall mean the Closing Price on the Trading Day immediately preceding such date. The term “Closing Price” on any date shall mean the last sale price, regular way, or, in case no such sale takes place on such day, the average of the closing bid and asked prices, regular way, in either case as reported in the principal consolidated transaction reporting system with respect to securities listed or admitted to trading on the NYSE or, if the Common Stock is not listed or admitted to trading on the NYSE, as reported in the principal consolidated transaction reporting system with respect to securities listed on the principal national securities exchange on which the Common Stock is listed or admitted to trading or, if the Common Stock is not listed or admitted to trading on any national securities exchange, the last quoted price, or if not so quoted, the average of the high bid and low asked prices in the over-the-counter market, as reported by the National Association of Securities Dealers, Inc. Automated Quotation System or, if such system is no longer in use, the principal other automated quotations system that may then be in use or, if the Common Stock is not quoted by any such organization, the average of the closing bid and asked prices as furnished by a professional market maker making a market

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in the Common Stock selected by the Board of Directors of the Company. The term “Trading Day” shall mean a day on which the principal national securities exchange on which the Common Stock is listed or admitted to trading is open for the transaction of business or, if the Common Stock is not listed or admitted to trading on any national securities exchange, shall mean any day other than a Saturday, a Sunday or a day on which banking institutions in the State of New York are authorized or obligated by law or executive order to close.
4.13  NYSE. The term “NYSE” shall mean the New York Stock Exchange, Inc.
4.14  Outstanding. The term “Outstanding” shall mean issued and outstanding shares of Common Stock of the Corporation, provided that for purposes of the application of the Ownership Limit, the Look-Through Ownership Limit or the Initial Holder Limit to any Person, the term “Outstanding” shall be deemed to include the number of shares of Common Stock that such Person alone, at that time, could acquire pursuant to any options or convertible securities.
4.15  Ownership Limit. The term “Ownership Limit” shall mean, for any Person other than the Initial Holder or a Look-Through Entity, 8.7% of the number of the Outstanding shares of Common Stock of the Corporation.
4.16  Ownership Restrictions. The term “Ownership Restrictions” shall mean collectively the Ownership Limit as applied to Persons other than the Initial Holder or Look‑Through Entities, the Initial Holder Limit as applied to the Initial Holder and the Look‑Through Ownership Limit as applied to Look-Through Entities.
4.17  Person. The term “Person” shall mean (A) an individual, corporation, partnership, estate, trust (including a trust qualifying under Section 401(a) or 501(c) of the Code), association, private foundation within the meaning of Section 509(a) of the Code, joint stock company or other entity, and (B) also includes a group as that term is used for purposes of Section 13(d)(3) of the Exchange Act.
4.18  Prohibited Transferee. The term “Prohibited Transferee” has the meaning set forth in Section 3.4.3(A) of this Article IV.
4.19  REIT. The term “REIT” shall mean a “real estate investment trust” as defined in Section 856 of the Code.
4.20  Transfer. The term “Transfer” shall mean any sale, transfer, gift, assignment, devise or other disposition of a share of Common Stock (including (i) the granting of an option or any series of such options or entering into any agreement for the sale, transfer or other disposition of Common Stock or (ii) the sale, transfer, assignment or other disposition of any securities or rights convertible into or exchangeable for Common Stock), whether voluntary or involuntary, whether of record or Beneficial Ownership, and whether by operation of law or otherwise (including, but not limited to, any transfer of an interest in other entities that results in a change in the Beneficial Ownership of shares of Common Stock). The term “Transfers” and “Transferred” shall have correlative meanings.
4.21  Trust. The term “Trust” shall mean the trust created pursuant to Section 3.4.3 of this Article IV.
4.22  Trustee. The term “Trustee” shall mean the Person unaffiliated with either the Corporation or the Prohibited Transferee that is appointed by the Corporation to serve as trustee of the Trust.

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4.23  Prospectus. The term “Prospectus” shall mean the prospectus that forms a part of the registration statement filed with the Securities and Exchange Commission in connection with the Initial Public Offering, in the form included in the registration statement at the time the registration statement becomes effective; provided, however, that, if such prospectus is subsequently supplemented or amended for use in connection with the Initial Public Offering, “Prospectus” shall refer to such prospectus as so supplemented or amended.
ARTICLE V
GENERAL REIT PROVISIONS
Section 1.  Termination of REIT Status. The Board of Directors shall take no action to terminate the Corporation’s status as a REIT until such time as (i) the Board of Directors adopts a resolution recommending that the Corporation terminate its status as a REIT, (ii) the Board of Directors presents the resolution at an annual or special meeting of the shareholders and (iii) such resolution is approved by the vote of a majority of the shares entitled to be cast on the resolution.
Section 2.  Exchange or Market Transactions. Nothing in Article IV or this Article V shall preclude the settlement of any transaction entered into through the facilities of the NYSE or other national securities exchange or an automated inter-dealer quotation system. The fact that the settlement of any transaction is permitted shall not negate the effect of any other provision of this Article V or any provision of Article IV, and the transferee, including but not limited to any Prohibited Transferee, in such a transaction shall remain subject to all the provisions and limitations of Article IV and this Article V.
Section 3.  Severability. If any provision of Article IV or this Article V or any application of any such provision is determined to be invalid by any federal or state court having jurisdiction over the issues, the validity of the remaining provisions shall not be affected and other applications of such provision shall be affected only to the extent necessary to comply with the determination of such court.
Section 4.  Waiver. The Corporation shall have authority at any time to waive the requirement that the Corporation redeem shares of Preferred Stock if, in the sole discretion of the Board of Directors, any such redemption would jeopardize the status of the Corporation as a REIT for federal income tax purposes.
ARTICLE VI
BOARD OF DIRECTORS
Section 1.  Management. The business and the affairs of the Corporation shall managed under the direction of its Board of Directors.
Section 2.  Number. The number of directors that will constitute the entire Board of Directors shall be fixed by, or in the manner provided in, the Bylaws but shall in no event be less than three. Any increases or decreases in the size of the board shall be apportioned equally among the classes of directors to prevent stacking in any one class of directors. There are currently seven directors in office whose names are as follows: Terry Considine, James N. Bailey, Thomas L. Keltner, J. Landis Martin, Robert A. Miller, Kathleen M. Nelson and Michael A. Stein.
Section 3.  Intentionally deleted.
Section 4.  Vacancies. Except as otherwise provided in the Charter, newly created directorships resulting from any increase in the number of directors may be filled by the majority vote of the Board of Directors, and any vacancies on the Board of Directors resulting from death, resignation, removal or other cause shall be filled by the affirmative vote of a majority of the remaining directors then in office, even if

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less than a quorum of the Board of Directors, or, if applicable, by a sole remaining director. Any director elected in accordance with the preceding sentence shall hold office until the next annual meeting of the Corporation at which time a successor shall be elected to fill the remaining term of the position filled by such director.
Section 5.  Removal. Except as otherwise provided in the Charter, any director may be removed from office only for cause and only by the affirmative vote of two-thirds of the aggregate number of votes then entitled to be cast generally in the election of directors. For purposes of this Section 5, “cause” shall mean the willful and continuous failure of a director to substantially perform the duties to the Corporation of such director (other than any such failure resulting from temporary incapacity due to physical or mental illness) or the willful engaging by a director in gross misconduct materially and demonstrably injurious to the Corporation.
Section 6.  Bylaws. The Board of Directors shall have power to adopt, amend, alter, change and repeal any Bylaws of the Corporation by vote of the majority of the Board of Directors then in office. Any adoption, amendment, alteration, change or repeal of any Bylaws by the shareholders of the Corporation shall require the affirmative vote of a majority of the aggregate number of votes then entitled to be cast generally in the election of directors. Notwithstanding anything in this Section 6 to the contrary, no amendment, alteration, change or repeal of any provision of the Bylaws relating to the removal of directors or repeal of the Bylaws shall be effected without the vote of two-thirds of the aggregate number of votes entitled be cast generally in the election of Directors.
Section 7.  Powers. The enumeration and definition of particular powers of the Board of Directors included elsewhere in the Charter shall in no way be limited or restricted by reference to or inference from the terms of any other clause of this or any other Article of the Charter, or construed as excluding or limiting, or deemed by inference or otherwise in any manner to exclude or limit, the powers conferred upon the Board of Directors under the Maryland General Corporation Law (“MGCL”) as now or hereafter in force.
ARTICLE VII
LIMITATION OF LIABILITY
No director or officer of the Corporation shall be liable to the Corporation or its shareholders for money damages to the maximum extent that Maryland law in effect from time to time permits limitation of the liability of directors and officers. Neither the amendment nor repeal of this Article VII, nor the adoption or amendment of any other provision of the charter or Bylaws of the Corporation inconsistent with this Article VII, shall apply to or affect in any respect the applicability of the preceding sentence with respect to any act or failure to act that occurred prior to such amendment, repeal or adoption.
ARTICLE VIII
INDEMNIFICATION
The Corporation shall indemnify, to the fullest extent permitted by Maryland law, as applicable from time to time, all persons who at any time were or are directors or officers of the Corporation for any threatened, pending or completed action, suit or proceeding (whether civil, criminal, administrative or investigative) relating to any action alleged to have been taken or omitted in such capacity as a director or an officer. The Corporation shall pay or reimburse all reasonable expenses incurred by a present or former director or officer of the Corporation in connection with any threatened, pending or completed action, suit or proceeding (whether civil, criminal, administrative or investigative) in which the present or former director or officer is a party, in advance of the final disposition of the proceeding, to the fullest extent permitted by, and in accordance with the applicable requirements of, Maryland law, as applicable from time to time. The

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Corporation may indemnify any other persons permitted but not required to be indemnified by Maryland law, as applicable from time to time, if and to extent indemnification is authorized and determined to be appropriate, in each case in accordance with applicable law, by the Board of Directors, the majority of the shareholders of the Corporation entitled to vote thereon or special legal counsel appointed by the Board of Directors. No amendment of the Charter of the Corporation or repeal of any of its provisions shall limit or eliminate any of the benefits provided to directors and officers under this Article VIII in respect of any act or omission that occurred prior to such amendment or repeal.
ARTICLE IX
WRITTEN CONSENT OF SHAREHOLDERS
Any corporate action upon which a vote of shareholders is required or permitted may be taken without a meeting or vote of shareholders with the unanimous written consent of shareholders entitled to vote thereon.
ARTICLE X
AMENDMENT
The Corporation reserves the right to amend, alter or repeal any provision contained in this charter upon (i) adoption by the Board of Directors of a resolution recommending such amendment, alteration, or repeal, (ii) presentation by the Board of Directors to the shareholders of a resolution at an annual or special meeting of the shareholders and (iii) approval of such resolution by the affirmative vote of the holders of a majority (or, as applicable, a two-thirds vote) of the aggregate number of votes entitled to be case generally in the election of directors. All rights conferred upon shareholders herein are subject to this reservation.
ARTICLE XI
EXISTENCE
The Corporation is to have a perpetual existence.
ARTICLE XII
CLASS Z PREFERRED STOCK
The terms of the Class Z Preferred Stock (including the preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends and other distributions, qualifications, or terms or conditions of redemption) as set by the Board of Directors are as set forth in Exhibit Z hereto.
ARTICLE XIII
CRA PREFERRED STOCK
The terms of the CRA Preferred Stock (including the preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends and other distributions, qualifications, or terms or conditions of redemption) as set by the Board of Directors are as set forth in Exhibit CRA hereto.
*   *   *   *   *   *

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THIRD:  The Board of Directors of the Corporation at a meeting or by a unanimous consent in writing in lieu of a meeting under § 2-408 of the Maryland General Corporation Law adopted a resolution that set forth and approved the foregoing restatement of the Charter.
FOURTH:  The Charter of the Corporation is not amended by these Articles of Restatement; provided, however, that consistent with § 2-608(b)(7) of the Maryland General Corporation Law, the current number and names of directors are provided in the last sentence of Section 2 of Article VI of the restated Charter of the Corporation.
FIFTH: The current address of the principal office of the Corporation is 4582 South Ulster Street, Suite 1100, Denver, Colorado 80237. The current address of the principal office of the Corporation in the State of Maryland is c/o CSC-Lawyers Incorporating Service Company, 7 St. Paul Street, Suite 1660, Baltimore, Maryland 21202.
SIXTH: The name and address of the Corporation’s resident agent in the State of Maryland is CSC-Lawyers Incorporating Service Company, 7 St. Paul Street, Suite 1660, Baltimore, Maryland 21202.

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IN WITNESS WHEREOF, APARTMENT INVESTMENT AND MANAGEMENT COMPANY has caused these presents to be signed in its name and on its behalf by its Executive Vice President and Chief Financial Officer and witnessed by its Executive Vice President, General Counsel and Secretary on November 1, 2012.

WITNESS:	APARTMENT INVESTMENT AND MANAGEMENT COMPANY

Lisa R. Cohn	By:	/s/ Ernest M. Freedman
Lisa R. Cohn		Ernest M. Freedman
Executive Vice President,		Executive Vice President and
General Counsel and Secretary		Chief Financial Officer
THE UNDERSIGNED, Executive Vice President and Chief Financial Officer of APARTMENT INVESTMENT AND MANAGEMENT COMPANY, who executed on behalf of the Corporation the foregoing Articles of Restatement of which this certificate is made a part, hereby acknowledges in the name and on behalf of said Corporation the foregoing Articles of Restatement to be the corporate act of said Corporation and hereby certifies that to the best of his knowledge, information, and belief the matters and facts set forth therein with respect to the authorization and approval thereof are true in all material respects under the penalties of perjury.

/s/ Ernest M. Freedman
Ernest M. Freedman
Executive Vice President and
Chief Financial Officer

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Exhibit Z

ARTICLE XII

Class Z Cumulative Preferred Stock
Par Value $.01 Per Share

The terms of the Class Z Cumulative Preferred Stock (including the preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends and other distributions, qualifications, or terms or conditions of redemption) as set by the Board of Directors are as follows:

1.	Number of Shares and Designation.
This class of Preferred Stock shall be designated as Class Z Cumulative Preferred Stock (the “Class Z Preferred Stock”) and Four Million Eight Hundred Thousand (4,800,000) shall be the authorized number of shares of such Class Z Preferred Stock constituting such class.

2.	Definitions.
For purposes of the Class Z Preferred Stock, the following terms shall have the meanings indicated:
“Act” shall mean the Securities Act of 1933, as amended.
“affiliate” of a Person means a Person that directly, or indirectly through one or more intermediaries, controls or is controlled by, or is under common control with, the Person specified.
“Aggregate Value” shall mean, with respect to any block of Equity Stock, the product of (i) the number of shares of Equity Stock within such block and (ii) the corresponding Market Price of one share of Equity Stock of such class.
“Beneficial Ownership” shall mean, with respect to any Person, ownership of shares of Equity Stock equal to the sum of (without duplication) (i) the number of shares of Equity Stock directly owned by such Person, (ii) the number of shares of Equity Stock indirectly owned by such Person (if such Person is an “individual” as defined in Section 542(a)(2) of the Code) taking into account the constructive ownership rules of Section 544 of the Code, as modified by Section 856(h)(1)(B) of the Code, and (iii) the number of shares of Equity Stock that such Person is deemed to beneficially own pursuant to Rule 13d-3 under the Exchange Act, or that is attributed to such Person pursuant to Section 318 of the Code, as modified by Section 856(d)(5) of the Code, provided that when applying this definition of Beneficial Ownership to the Initial Holder, clause (iii) of this definition, and clause (ii) of the definition of “Person” shall be disregarded. The terms “Beneficial Owner,” “Beneficially Owns” and “Beneficially Owned” shall have the correlative meanings.
“Board of Directors” shall mean the Board of Directors of the Corporation or any committee authorized by such Board of Directors to perform any of its responsibilities with respect to the Class Z Preferred Stock; provided that, for purposes of paragraph (a) of Section 8 of this Article, the term “Board of Directors” shall not include any such committee.
“Business Day” shall mean any day other than a Saturday, Sunday or a day on which state or federally chartered banking institutions in New York, New York are not required to be open.

“Charitable Beneficiary” shall mean one or more beneficiaries of the Trust as determined pursuant to Section 10.3(G) of this Article, each of which shall be an organization described in Section 170(b)(1)(A), 170(c)(2) and 501(c)(3) of the Code.
“Class A Common Stock” shall mean the Class A Common Stock, par value $.01 per share, of the Corporation, and such other shares of the Corporation’s capital stock into which outstanding shares of such Class A Common Stock shall be reclassified.
“Class Z Preferred Stock” shall have the meaning set forth in Section 1 of this Article.
“Closing Price” shall mean, when used with respect to a share of any Equity Stock and for any date, the last sale price, regular way, or, in case no such sale takes place on such day, the average of the closing bid and asked prices, regular way, in either case, as reported in the principal consolidated transaction reporting system with respect to securities listed or admitted to trading on the NYSE or, if the Equity Stock is not listed or admitted to trading on the NYSE, as reported in the principal consolidated transaction reporting system with respect to securities listed on the principal national securities exchange on which the Equity Stock is listed or admitted to trading or, if the Equity Stock is not listed or admitted to trading on any national securities exchange, the last quoted price, or if not so quoted, the average of the high bid and low asked prices in the over-the-counter market, as reported by the National Association of Securities Dealers, Inc. Automated Quotation System or, if such system is no longer in use, the principal other automated quotation system that may then be in use or, if the Equity Stock is not quoted by any such organization, the average of the closing bid and asked prices as furnished by a professional market maker making a market in the Equity Stock selected by the Board of Directors of the Corporation or, if the Equity Stock is not publicly traded, the fair value of a share of such Equity Stock as reasonably determined in good faith by the Board of Directors.
“Code” shall mean the Internal Revenue Code of 1986, as amended from time to time, or any successor statute thereto. Reference to any provision of the Code shall mean such provision as in effect from time to time, as the same may be amended, and any successor thereto, as interpreted by any applicable regulations or other administrative pronouncements as in effect from time to time.
“Dividend Payment Date” shall mean January 15, April 15, July 15, and October 15 of each year; provided, that if any Dividend Payment Date falls on any day other than a Business Day, the dividend payment payable on such Dividend Payment Date shall be paid on the Business Day immediately following such Dividend Payment Date and no interest shall accrue on such dividend from such date to such Dividend Payment Date.
“Dividend Periods” shall mean the Initial Dividend Period and each subsequent quarterly dividend period commencing on and including January 15, April 15, July 15, and October 15 of each year and ending on and including the day preceding the first day of the next succeeding Dividend Period, other than the Dividend Period during which any Class Z Preferred Stock shall be redeemed pursuant to Section 5 hereof, which shall end on and include the Redemption Date with respect to the Class Z Preferred Stock being redeemed.
“Equity Stock” shall mean one or more shares of any class of capital stock of the Corporation.
“Excess Transfer” has the meaning set forth in Section 10.3(A) of this Article.
“Exchange Act” shall mean the Securities Exchange Act of 1934, as amended.

“Initial Dividend Period” shall mean the period commencing on and including the Issue Date and ending on and including October 14, 2011.
“Initial Holder” shall mean Terry Considine.
“Initial Holder Limit” shall mean a number of the Outstanding shares of Class Z Preferred Stock of the Corporation having an Aggregate Value not in excess of the excess of (x) 15% of the Aggregate Value of all Outstanding shares of Equity Stock over (y) the Aggregate Value of all shares of Equity Stock other than Class Z Preferred Stock that are Beneficially Owned by the Initial Holder. From the Issue Date, the secretary of the Corporation, or such other person as shall be designated by the Board of Directors, shall upon request make available to the representative(s) of the Initial Holder and the Board of Directors, a schedule that sets forth the then-current Initial Holder Limit applicable to the Initial Holder.
“Issue Date” shall mean July 29, 2011.
“Junior Stock” shall have the meaning set forth in paragraph (c) of Section 7 of this Article.
“Liquidation Preference” shall have the meaning set forth in paragraph (a) of Section 4 of this Article.
“Look-Through Entity” shall mean a Person that is either (i) described in Section 401(a) of the Code as provided under Section 856(h)(3) of the Code or (ii) registered under the Investment Company Act of 1940.
“Look-Through Ownership Limit” shall mean, for any Look-Through Entity, a number of the Outstanding shares of Class Z Preferred Stock of the Corporation having an Aggregate Value not in excess of the excess of (x) 15% of the Aggregate Value of all Outstanding shares of Equity Stock over (y) the Aggregate Value of all shares of Equity Stock other than Class Z Preferred Stock that are Beneficially Owned by the Look-Through Entity.
“Market Price” on any date shall mean, with respect to any share of Equity Stock, the Closing Price of a share of that class of Equity Stock on the Trading Day immediately preceding such date.
“NYSE” shall mean The New York Stock Exchange, Inc.
“Operating Partnership” shall mean AIMCO Properties, L.P., a Delaware limited partnership.
“Outstanding” shall mean issued and outstanding shares of Equity Stock of the Corporation; provided, however, that for purposes of the application of the Ownership Limit, the Look-Through Ownership Limit or the Initial Holder Limit to any Person, the term “Outstanding” shall be deemed to include the number of shares of Equity Stock that such Person alone, at that time, could acquire pursuant to any options or convertible securities.
“Ownership Limit” shall mean, for any Person other than the Initial Holder or a Look-Through Entity, a number of the Outstanding shares of Class Z Preferred Stock of the Corporation having an Aggregate Value not in excess of the excess of (x) 8.7% of the Aggregate Value of all Outstanding shares of Equity Stock over (y) the Aggregate Value of all shares of Equity Stock other than Class Z Preferred Stock that are Beneficially Owned by the Person.

“Ownership Restrictions” shall mean, collectively, the Ownership Limit, as applied to Persons other than the Initial Holder or Look-Through Entities, the Initial Holder Limit, as applied to the Initial Holder, and the Look-Through Ownership Limit, as applied to Look-Through Entities.
“Parity Stock” shall have the meaning set forth in paragraph (b) of Section 7 of this Article.
“Person” shall mean (a) for purposes of Section 10 of this Article, (i) an individual, corporation, partnership, estate, trust (including a trust qualifying under Section 401(a) or 501(c) of the Code), association, “private foundation,” within the meaning of Section 509(a) of the Code, joint stock company or other entity, and (ii) a “group,” as that term is used for purposes of Section 13(d)(3) of the Exchange Act, and (b) for purposes of the remaining Sections of this Article, any individual, firm, partnership, corporation or other entity, including any successor (by merger or otherwise) of such entity.
“Prohibited Transferee” shall have the meaning set forth in Section 10.3(A) of this Article.
“Record Date” shall have the meaning set forth in paragraph (a) of Section 3 of this Article.
“Redemption Date” shall mean, in the case of any redemption of any shares of Class Z Preferred Stock, the date fixed for redemption of such shares.
“Redemption Price” shall mean, with respect to any share of Class Z Preferred Stock to be redeemed, 100% of the Liquidation Preference thereof, plus all accumulated, accrued and unpaid dividends (whether or not earned or declared), if any, to the Redemption Date.
“REIT” shall mean a “real estate investment trust,” as defined in Section 856 of the Code.
“Senior Stock” shall have the meaning set forth in paragraph (a) of Section 7 of this Article.
“set apart for payment” shall be deemed to include, without any action other than the following, the recording by the Corporation in its accounting ledgers of any accounting or bookkeeping entry which indicates, pursuant to a declaration of dividends or other distribution by the Board of Directors, the allocation of funds to be so paid on any series or class of capital stock of the Corporation; provided, however, that if any funds for any class or series of Junior Stock or any class or series of Parity Stock are placed in a separate account of the Corporation or delivered to a disbursing, paying or other similar agent, then “set apart for payment” with respect to the Class Z Preferred Stock shall mean placing such funds in a separate account or delivering such funds to a disbursing, paying or other similar agent.
“Trading Day” shall mean, when used with respect to any Equity Stock, (i) if the Equity Stock is listed or admitted to trading on the NYSE, a day on which the NYSE is open for the transaction of business, (ii) if the Equity Stock is not listed or admitted to trading on the NYSE but is listed or admitted to trading on another national securities exchange or automated quotation system, a day on which the principal national securities exchange or automated quotation system, as the case may be, on which the Equity Stock is listed or admitted to trading is open for the transaction of business, or (iii) if the Equity Stock is not listed or admitted to trading on any national securities exchange or automated quotation system, any day other than a Saturday, a Sunday or a day on which banking institutions in the State of New York are authorized or obligated by law or executive order to close.

“Transfer” shall mean any sale, transfer, gift, assignment, devise or other disposition of a share of Class Z Preferred Stock (including (i) the granting of an option or any series of such options or entering into any agreement for the sale, transfer or other disposition of Class Z Preferred Stock or (ii) the sale, transfer, assignment or other disposition of any securities or rights convertible into or exchangeable for Class Z Preferred Stock), whether voluntary or involuntary, whether of record ownership or Beneficial Ownership, and whether by operation of law or otherwise (including, but not limited to, any transfer of an interest in other entities that results in a change in the Beneficial Ownership of shares of Class Z Preferred Stock). The term “Transfers” and “Transferred” shall have correlative meanings.
“Transfer Agent” means such transfer agent as may be designated by the Board of Directors or their designee as the transfer agent for the Class Z Preferred Stock; provided, that if the Corporation has not designated a transfer agent then the Corporation shall act as the transfer agent for the Class Z Preferred Stock.
“Trust” shall mean the trust created pursuant to Section 10.3(A) of this Article.
“Trustee” shall mean the Person unaffiliated with either the Corporation or the Prohibited Transferee that is appointed by the Corporation to serve as trustee of the Trust.
“Voting Preferred Stock” shall have the meaning set forth in Section 8 of this Article.

3.	Dividends.
(a)    The holders of Class Z Preferred Stock shall be entitled to receive, when and as declared by the Board of Directors, out of funds legally available for that purpose, quarterly cash dividends on the Class Z Preferred Stock in an amount per share equal to $0.4375. Such dividends shall be cumulative from the Issue Date, whether or not in any Dividend Period or Periods such dividends shall be declared or there shall be funds of the Corporation legally available for the payment of such dividends, and shall be payable quarterly in arrears on each Dividend Payment Date, commencing on October 15, 2011. Each such dividend shall be payable in arrears to the holders of record of the Class Z Preferred Stock, as they appear on the stock records of the Corporation at the close of business on January 1, April 1, July 1 or October 1 (each a “Record Date”), as the case may be, immediately preceding such Dividend Payment Date. Accumulated, accrued and unpaid dividends for any past Dividend Periods may be declared and paid at any time, without reference to any regular Dividend Payment Date, to holders of record on such date, which date shall not precede by more than 45 days the payment date thereof, as may be fixed by the Board of Directors.
(b)    The amount of dividends payable per share of Class Z Preferred Stock for the Initial Dividend Period, or any other period shorter than a full Dividend Period, shall be computed ratably on the basis of twelve 30-day months and a 360-day year. Holders of Class Z Preferred Stock shall not be entitled to any dividends, whether payable in cash, property or stock, in excess of cumulative dividends, as herein provided, on the Class Z Preferred Stock. No interest, or sum of money in lieu of interest, shall be payable in respect of any dividend payment or payments on the Class Z Preferred Stock that may be in arrears.
(c)    So long as any of the shares of Class Z Preferred Stock are outstanding, except as described in the immediately following sentence, no dividends shall be declared or paid or set apart for payment by the Corporation and no other distribution of cash or other property shall be declared or made, directly or indirectly, by the Corporation with respect to any class or series of Parity Stock for any period unless dividends equal to the full amount of accumulated, accrued and unpaid dividends have been or contemporaneously are declared and paid, or declared and a sum sufficient for the payment thereof has been or contemporaneously is set apart for such payment, on the Class Z Preferred Stock for all Dividend Periods terminating on or prior to the date such dividend or distribution is declared, paid, set apart for payment or made, as the case may be, with respect to such class or series of Parity Stock. When dividends are not paid in full or a sum sufficient for such payment is not set apart, as aforesaid, all dividends declared upon the Class Z Preferred Stock and all dividends declared upon any other class or series of Parity Stock shall be declared ratably in proportion to the respective amounts of dividends accumulated, accrued and unpaid on the Class Z Preferred Stock and accumulated, accrued and unpaid on such Parity Stock.
(d)    So long as any of the shares of Class Z Preferred Stock are outstanding, no dividends (other than dividends or distributions paid in shares of or options, warrants or rights to subscribe for or purchase shares of, Junior Stock) shall be declared or paid or set apart for payment by the Corporation and no other distribution of cash or other property shall be declared or made, directly or indirectly, by the Corporation with respect to any shares of Junior Stock, nor shall any shares of Junior Stock be redeemed, purchased or otherwise acquired (other than a redemption, purchase or other acquisition of Class A Common Stock made for purposes of an employee incentive or benefit plan of the Corporation or any subsidiary) for any consideration (or any moneys be paid to or made available for a sinking fund for the redemption of any shares of any such stock) directly or indirectly by the Corporation (except by conversion into or exchange for shares of, or options, warrants, or rights to subscribe for or purchase shares of, Junior Stock), nor shall any other cash or other property otherwise be paid or distributed to or for the benefit of any holder of shares of Junior Stock in respect thereof, directly or indirectly, by the Corporation unless, in each case, dividends equal to the full amount of all accumulated, accrued and unpaid dividends on all outstanding shares of Class Z Preferred Stock have been declared and paid, or such dividends have been declared and a sum sufficient for the payment thereof has been set apart for such payment, on all outstanding shares of Class Z Preferred Stock for all Dividend Periods ending on or prior to the date such dividend or distribution is declared, paid, set apart for payment or made with respect to such shares of Junior Stock, or the date such shares of Junior Stock are redeemed, purchased or otherwise acquired or monies paid to or made available for any sinking fund for such redemption, or the date any such cash or other property is paid or distributed to or for the benefit of any holders of Junior Stock in respect thereof, as the case may be.
Notwithstanding the provisions of this Section 3, the Corporation shall not be prohibited from (i) declaring or paying or setting apart for payment any dividend or distribution on any shares of Parity Stock or (ii) redeeming, purchasing or otherwise acquiring any Parity Stock, in each case, if such declaration, payment, redemption, purchase or other acquisition is necessary in order to maintain the continued qualification of the Corporation as a REIT under Section 856 of the Code.

4.	Liquidation Preference.
(a)    In the event of any liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, before any payment or distribution by the Corporation (whether of capital, surplus or otherwise) shall be made to or set apart for the holders of Junior Stock, the holders of shares of Class Z Preferred Stock shall be entitled to receive Twenty-Five Dollars ($25) per share of Class Z Preferred Stock (the “Liquidation Preference”), plus an amount equal to all dividends (whether or not earned or declared) accumulated, accrued and unpaid thereon to the date of final distribution to such holders; but such holders shall not be entitled to any further payment. Until the holders of the Class Z Preferred Stock have been paid the Liquidation Preference in full, plus an amount equal to all dividends (whether or not earned or declared) accumulated, accrued and unpaid thereon to the date of final distribution to such holders, no payment will be made to any holder of Junior Stock upon the liquidation, dissolution or winding up of the Corporation. If, upon any liquidation, dissolution or winding up of the Corporation, the assets of the Corporation, or proceeds thereof, distributable among the holders of Class Z Preferred Stock shall be insufficient to pay in full the preferential amount aforesaid and liquidating payments on any other shares of any class or series of Parity Stock, then such assets, or the proceeds thereof, shall be distributed among the holders of Class Z Preferred Stock and any such other Parity Stock ratably in the same proportion as the respective amounts that would be payable on such Class Z Preferred Stock and any such other Parity Stock if all amounts payable thereon were paid in full. For the purposes of this Section 4, (i) a consolidation or merger of the Corporation with one or more corporations, (ii) a sale or transfer of all or substantially all of the Corporation’s assets, or (iii) a statutory share exchange shall not be deemed to be a liquidation, dissolution or winding up, voluntary or involuntary, of the Corporation.
(b)    Upon any liquidation, dissolution or winding up of the Corporation, after payment shall have been made in full to the holders of Class Z Preferred Stock and any Parity Stock, as provided in Section 4(a), any other series or class or classes of Junior Stock shall, subject to the respective terms thereof, be entitled to receive any and all assets remaining to be paid or distributed, and the holders of the Class Z Preferred Stock and any Parity Stock shall not be entitled to share therein.

5.	Redemption at the Option of the Corporation.
(a)    Shares of Class Z Preferred Stock shall not be redeemable by the Corporation prior to July 29, 2016, except as set forth in Section 10.2 of this Article. On and after July 29, 2016 the Corporation, at its option, may redeem shares of Class Z Preferred Stock, in whole or from time to time in part, at a redemption price payable in cash equal to the Redemption Price applicable thereto. In the event of a redemption of shares of Class Z Preferred Stock, if the Redemption Date occurs after a Record Date and on or prior to the related Dividend Payment Date, the dividend payable on such Dividend Payment Date in respect of such shares called for redemption shall be payable on such Dividend Payment Date the holders of record at the close of business on such Record Date, notwithstanding the redemption of such shares, and shall not be payable as part of the redemption price for such shares.
(b)    The Redemption Date shall be selected by the Corporation, shall be specified in the notice of redemption and shall be not less than 30 days nor more than 60 days after the date notice of redemption is sent by the Corporation.
(c)    If full cumulative dividends on all outstanding shares of Class Z Preferred Stock have not been declared and paid, or declared and set apart for payment, no shares of Class Z Preferred Stock may be redeemed unless all outstanding shares of Class Z Preferred Stock are simultaneously redeemed. Neither the Corporation nor any affiliate of the Corporation may purchase or acquire shares of Class Z Preferred Stock, other than pursuant to a purchase or exchange offer made on the same terms to all holders of shares of Class Z Preferred Stock.
(d)    If the Corporation shall redeem shares of Class Z Preferred Stock pursuant to paragraph (a) of this Section 5, notice of such redemption shall be given to each holder of record of the shares to be redeemed. Such notice shall be provided by first class mail, postage prepaid, at such holder’s address as the same appears on the stock records of the Corporation. Neither the failure to mail any notice required by this paragraph (d), nor any defect therein or in the mailing thereof to any particular holder, shall affect the sufficiency of the notice or the validity of the proceedings for redemption with respect to the other holders. Any notice mailed in the manner herein provided shall be conclusively presumed to have been duly given on the date mailed whether or not the holder receives the notice. Each such notice shall state, as appropriate: (i) the Redemption Date; (ii) the number of shares of Class Z Preferred Stock to be redeemed and, if fewer than all such shares held by such holder are to be redeemed, the number of such shares to be redeemed from such holder; (iii) the place or places at which certificates for such shares are to be surrendered; and (iv) the Redemption Price payable on such Redemption Date, including, without limitation, a statement as to whether or not accumulated, accrued and unpaid dividends will be payable as part of the Redemption Price, or payable on the next Dividend Payment Date to the record holder at the close of business on the relevant record date as described in the next sentence. Notice having been mailed as aforesaid, from and after the Redemption Date (unless the Corporation shall fail to make available the amount of cash necessary to effect such redemption), (i) dividends on the shares of Class Z Preferred Stock so called for redemption shall cease to accumulate or accrue on the shares of Class Z Preferred Stock called for redemption, (ii) said shares shall no longer be deemed to be outstanding, and (iii) all rights of the holders thereof as holders of Class Z Preferred Stock of the Corporation shall cease (except the right to receive the cash payable upon such redemption, without interest thereon, upon surrender and endorsement of their certificates if so required); provided, however, that if the Redemption Date for any shares of Class Z Preferred Stock occurs after any dividend record date and on or prior to the related Dividend Payment Date, the full dividend payable on such Dividend Payment Date in respect of such shares of Class Z Preferred Stock called for redemption shall be payable on such Dividend Payment Date to the holders of record of such shares at the close of business on the corresponding dividend record date notwithstanding the prior redemption of such shares. The Corporation’s obligation to make available the cash necessary to effect the redemption in accordance with the preceding sentence shall be deemed fulfilled if, on or before the applicable Redemption Date, the Corporation shall irrevocably deposit in trust with a bank or trust company (which may not be an affiliate of the Corporation) that has, or is an affiliate of a bank or trust company that has, a capital and surplus of at least $50,000,000, such amount of cash as is necessary for such redemption plus, if such Redemption Date occurs after any dividend record date and on or prior to the related Dividend Payment Date, such amount of cash as is necessary to pay the dividend payable on such Dividend Payment Date in respect of such shares of Class Z Preferred Stock called for redemption, with irrevocable instructions that such cash be applied to the redemption of the shares of Class Z Preferred Stock so called for redemption and, if applicable, the payment of such dividend. No interest shall accrue for the benefit of the holders of shares of Class Z Preferred Stock to be redeemed on any cash so set aside by the Corporation. Subject to applicable escheat laws, any such cash unclaimed at the end of two years from the Redemption Date shall revert to the general funds of the Corporation, after which reversion the holders of shares of Class Z Preferred Stock so called for redemption shall look only to the general funds of the Corporation for the payment of such cash.
As promptly as practicable after the surrender in accordance with such notice of the certificates for any such shares of Class Z Preferred Stock to be so redeemed (properly endorsed or assigned for transfer, if the Corporation shall so require and the notice shall so state), such certificates shall be exchanged for cash (without interest thereon). If fewer than all the outstanding shares of Class Z Preferred Stock are to be redeemed, shares to be redeemed shall be selected by the Corporation from outstanding shares of Class Z Preferred Stock not previously called for redemption by lot or, with respect to the number of shares of Class Z Preferred Stock held of record by each holder of such shares, pro rata (as nearly as may be) or by any other method as may be determined by the Board of Directors in its discretion to be equitable. If fewer than all the shares of Class Z Preferred Stock represented by any certificate are redeemed, then a new certificate representing the unredeemed shares shall be issued without cost to the holders thereof.

6.	Status of Reacquired Stock.
All shares of Class Z Preferred Stock that have been issued and reacquired in any manner by the Corporation shall be returned to the status of authorized but unissued shares of Class Z Preferred Stock.

7.	Ranking.
Any class or series of capital stock of the Corporation shall be deemed to rank:
(a)    prior or senior to the Class Z Preferred Stock, as to the payment of dividends and as to distribution of assets upon liquidation, dissolution or winding up, if the holders of such class or series shall be entitled to the receipt of dividends and of amounts distributable upon liquidation, dissolution or winding up, as the case may be, in preference or priority to the holders of Class Z Preferred Stock (“Senior Stock”);
(b)    on a parity with the Class Z Preferred Stock, as to the payment of dividends and as to distribution of assets upon liquidation, dissolution or winding up, whether or not the dividend rates, dividend payment dates or redemption or liquidation prices per share thereof be different from those of the Class Z Preferred Stock, if (i) such capital stock is Class T Cumulative Preferred Stock, Class U Cumulative Preferred Stock, Class V Cumulative Preferred Stock, Class Y Cumulative Preferred Stock or Series A Community Reinvestment Act Preferred Stock of the Corporation, or (ii) the holders of such class of stock or series and the Class Z Preferred Stock shall be entitled to the receipt of dividends and of amounts distributable upon liquidation, dissolution or winding up in proportion to their respective amounts of accrued and unpaid dividends per share or liquidation preferences, without preference or priority of one over the other (the capital stock referred to in clauses (i) and (ii) of this paragraph being hereinafter referred to, collectively, as “Parity Stock”); and
(c)    junior to the Class Z Preferred Stock, as to the payment of dividends and as to the distribution of assets upon liquidation, dissolution or winding up, if (i) such capital stock or series shall be Class A Common Stock or (ii) the holders of Class Z Preferred Stock shall be entitled to receipt of dividends or of amounts distributable upon liquidation, dissolution or winding up, as the case may be, in preference or priority to the holders of shares of such class or series (the capital stock referred to in clauses (i) and (ii) of this paragraph being hereinafter referred to, collectively, as “Junior Stock”).

8.	Voting.
(a)    If and whenever six quarterly dividends (whether or not consecutive) payable on the Class Z Preferred Stock or any series or class of Parity Stock shall be in arrears (which shall, with respect to any such quarterly dividend, mean that any such dividend has not been paid in full), whether or not earned or declared, the number of directors then constituting the Board of Directors shall be increased by two if not already increased by reason of similar types of provisions with respect to shares of any other class or series of Parity Stock which is entitled to similar voting rights (the “Voting Preferred Stock”) and the holders of shares of Class Z Preferred Stock, together with the holders of shares of all other Voting Preferred Stock then entitled to exercise similar voting rights, voting as a single Class regardless of series, shall be entitled to elect the two additional directors to serve on the Board of Directors at any annual meeting of stockholders or special meeting held in place thereof, or at a special meeting of the holders of the Class Z Preferred Stock and the Voting Preferred Stock called as hereinafter provided. Whenever all arrears in dividends on the Class Z Preferred Stock and the Voting Preferred Stock then outstanding shall have been paid and dividends thereon for the current quarterly dividend period shall have been declared and paid, or declared and set apart for payment, then the right of the holders of the Class Z Preferred Stock and the Voting Preferred Stock to elect such additional two directors shall cease (but subject always to the same provision for the vesting of such voting rights in the case of any similar future arrearages), and the terms of office of all persons elected as directors by the holders of the Class Z Preferred Stock and the

Voting Preferred Stock shall forthwith terminate and the number of directors constituting the Board of Directors shall be reduced accordingly. At any time after such voting power shall have been so vested in the holders of Class Z Preferred Stock and the Voting Preferred Stock, if applicable, the Secretary of the Corporation may, and upon the written request of any holder of Class Z Preferred Stock (addressed to the Secretary at the principal office of the Corporation) shall, call a special meeting of the holders of the Class Z Preferred Stock and of the Voting Preferred Stock for the election of the two directors to be elected by them as herein provided, such call to be made by notice similar to that provided in the Bylaws of the Corporation for a special meeting of the stockholders or as required by law. If any such special meeting required to be called as above provided shall not be called by the Secretary within 20 days after receipt of any such request, then any holder of Class Z Preferred Stock may call such meeting, upon the notice above provided, and for that purpose shall have access to the stock books of the Corporation. The directors elected at any such special meeting shall hold office until the next annual meeting of the stockholders or special meeting held in lieu thereof if such office shall not have previously terminated as above provided. If any vacancy shall occur among the directors elected by the holders of the Class Z Preferred Stock and the Voting Preferred Stock, a successor shall be elected by the Board of Directors, upon the nomination of the then-remaining director elected by the holders of the Class Z Preferred Stock and the Voting Preferred Stock or the successor of such remaining director, to serve until the next annual meeting of the stockholders or special meeting held in place thereof if such office shall not have previously terminated as provided above.
(b)    So long as any shares of Class Z Preferred Stock are outstanding, in addition to any other vote or consent of stockholders required by law or by the Charter of the Corporation, the affirmative vote of at least 66-2/3% of the votes entitled to be cast by the holders of the Class Z Preferred Stock voting as a single class with the holders of all other classes or series of Parity Stock entitled to vote on such matters, given in person or by proxy, either in writing without a meeting or by vote at any meeting called for the purpose, shall be necessary for effecting or validating:
(i)    any amendment, alteration or repeal of any of the provisions of, or the addition of any provision to, these Articles Supplementary, the Charter or the By-Laws of the Corporation that materially adversely affects the voting powers, rights or preferences of the holders of the Class Z Preferred Stock; provided, however, that the amendment of the provisions of the Charter so as to increase the authorized amount of Class Z Preferred Stock, or to authorize or create, or to increase the authorized amount of, or issue any Junior Stock or any shares of any class of Parity Stock, shall not be deemed to materially adversely affect the voting powers, rights or preferences of the holders of Class Z Preferred Stock; or
(ii)    the authorization, creation of, increase in the authorized amount of, or issuance of any shares of any class or series of Senior Stock or any security convertible into shares of any class or series of Senior Stock (whether or not such class or series of Senior Stock is currently authorized);
provided, however, that no such vote of the holders of Class Z Preferred Stock shall be required if, at or prior to the time when such amendment, alteration or repeal is to take effect, or when the issuance of any such Senior Stock or convertible or exchangeable security is to be made, as the case may be, provision is made for the redemption of all shares of Class Z Preferred Stock at the time outstanding to the extent such redemption is authorized by Section 5 of this Article.
For purposes of the foregoing provisions and all other voting rights under these Articles Supplementary, each share of Class Z Preferred Stock shall have one (1) vote per share, except that when any other class or series of preferred stock of the Corporation shall have the right to vote with the Class Z Preferred Stock as a single class on any matter, then the Class Z Preferred Stock and such other class or series shall have with respect to such matters one quarter of one vote per $25 of stated liquidation preference. Except as otherwise required by applicable law or as set forth herein or in the Charter, the Class Z Preferred Stock shall not have any relative, participating, optional or other special voting rights and powers other than as set forth herein, and the consent of the holders thereof shall not be required for the taking of any corporate action.

9.	Record Holders.
The Corporation and the Transfer Agent may deem and treat the record holder of any share of Class Z Preferred Stock as the true and lawful owner thereof for all purposes, and neither the Corporation nor the Transfer Agent shall be affected by any notice to the contrary.
10.1.    Restrictions on Ownership and Transfers.
(A)    Limitation on Beneficial Ownership. Except as provided in Section 10.8, from and after the Issue Date, no Person (other than the Initial Holder or a Look-Through Entity) shall Beneficially Own shares of Class Z Preferred Stock in excess of the Ownership Limit, the Initial Holder shall not Beneficially Own shares of Class Z Preferred Stock in excess of the Initial Holder Limit and no Look-Through Entity shall Beneficially Own shares of Class Z Preferred Stock in excess of the Look-Through Ownership Limit.
(B)    Transfers in Excess of Ownership Limit. Except as provided in Section 10.8, from and after the Issue Date (and subject to Section 10.12), any Transfer (whether or not such Transfer is the result of transactions entered into through the facilities of the NYSE or other securities exchange or an automated inter-dealer quotation system) that, if effective, would result in any Person (other than the Initial Holder or a Look-Through Entity) Beneficially Owning shares of Class Z Preferred Stock in excess of the Ownership Limit shall be void ab initio as to the Transfer of such shares of Class Z Preferred Stock that would be otherwise Beneficially Owned by such Person in excess of the Ownership Limit, and the intended transferee shall acquire no rights in such shares of Class Z Preferred Stock.
(C)    Transfers in Excess of Initial Holder Limit. Except as provided in Section 10.8, from and after the Issue Date (and subject to Section 10.12), any Transfer (whether or not such Transfer is the result of transactions entered into through the facilities of the NYSE or other securities exchange or an automated inter-dealer quotation system) that, if effective, would result in the Initial Holder Beneficially Owning shares of Class Z Preferred Stock in excess of the Initial Holder Limit shall be void ab initio as to the Transfer of such shares of Class Z Preferred Stock that would be otherwise Beneficially Owned by the Initial Holder in excess of the Initial Holder limit, and the Initial Holder shall acquire no rights in such shares of Class Z Preferred Stock.
(D)    Transfers in Excess of Look-Through Ownership Limit. Except as provided in Section 10.8 from and after the Issue Date (and subject to Section 10.12), any Transfer (whether or not such Transfer is the result of transactions entered into through the facilities of the NYSE or other securities exchange or an automated inter-dealer quotation system) that, if effective, would result in any Look-Through Entity Beneficially Owning shares of Class Z Preferred Stock in excess of the Look-Through Ownership limit shall be void ab initio as to the Transfer of such shares of Class Z Preferred Stock that would be otherwise Beneficially Owned by such Look-Through Entity in excess of the Look-Through Ownership Limit and such Look-Through Entity shall acquire no rights in such shares of Class Z Preferred Stock.

(E)    Transfers Resulting in “Closely Held” Status. From and after the Issue Date, any Transfer that, if effective would result in the Corporation being “closely held” within the meaning of Section 856(h) of the Code, or would otherwise result in the Corporation failing to qualify as a REIT (including, without limitation, a Transfer or other event that would result in the Corporation owning (directly or constructively) an interest in a tenant that is described in Section 856(d)(2)(B) of the Code if the income derived by the Corporation from such tenant would cause the Corporation to fail to satisfy any of the gross income requirements of Section 856(c) of the Code) shall be void ab initio as to the Transfer of shares of Class Z Preferred Stock that would cause the Corporation (i) to be “closely held” within the meaning of Section 856(h) of the Code or (ii) otherwise fail to qualify as a REIT, as the case may be, and the intended transferee shall acquire no rights in such shares of Class Z Preferred Stock.
(F)    Severability on Void Transactions. A Transfer of a share of Class Z Preferred Stock that is null and void under Sections 10.1(B), (C), (D), or (E) of this Article because it would, if effective, result in (i) the ownership of Class Z Preferred Stock in excess of the Initial Holder Limit, the Ownership Limit, or the Look-Through Ownership Limit, (ii) the Corporation being “closely held” within the meaning of Section 856(h) of the Code or (iii) the Corporation otherwise failing to qualify as a REIT, shall not adversely affect the validity of the Transfer of any other share of Class Z Preferred Stock in the same or any other related transaction.
10.2    Remedies for Breach. If the Board of Directors or a committee thereof shall at any time determine in good faith that a Transfer or other event has taken place in violation of Section 10.1 of this Article or that a Person intends to acquire or has attempted to acquire Beneficial Ownership of any shares of Class Z Preferred Stock in violation of Section 10.1 of this Article (whether or not such violation is intended), the Board of Directors or a committee thereof shall be empowered to take any action as it deems advisable to refuse to give effect to or to prevent such Transfer or other event, including, but not limited to, refusing to give effect to such Transfer or other event on the books of the Corporation, causing the Corporation to redeem such shares at the then current Market Price and upon such terms and conditions as may be specified by the Board of Directors in its sole discretion (including, but not limited to, by means of the issuance of long-term indebtedness for the purpose of such redemption), demanding the repayment of any distributions received in respect of shares of Class Z Preferred Stock acquired in violation of Section 10.1 of this Article or instituting proceedings to enjoin such Transfer or to rescind such Transfer or attempted Transfer; provided, however, that any Transfers or attempted Transfers (or in the case of events other than a Transfer, Beneficial Ownership) in violation of Section 10.1 of this Article, regardless of any action (or non-action) by the Board of Directors or such committee, (a) shall be void ab initio or (b) shall automatically result in the transfer described in Section 10.3 of this Article; provided, further, that the provisions of this Section 10.2 shall be subject to the provisions of Section 10.12 of this Article; provided, further, that neither the Board of Directors nor any committee thereof may exercise such authority in a manner that interferes with any ownership or transfer of Class Z Preferred Stock that is expressly authorized pursuant to Section 10.8(C) of this Article.
10.3    Transfer in Trust.
(A)    Establishment of Trust. If, notwithstanding the other provisions contained in this Article, at any time after the Issue Date there is a purported Transfer (an “Excess Transfer”) (whether or not such Transfer is the result of transactions entered into through the facilities of the NYSE or other securities exchange or an automated inter-dealer quotation system) or other change in the capital structure of the Corporation (including, but not limited to, any redemption of Equity Stock) or other event (including, but not limited to, any acquisition of any share of Equity Stock) such that (a) any Person (other than the Initial Holder or a Look-Through Entity) would Beneficially Own shares of Class Z Preferred Stock in excess of the Ownership Limit, or (b) the Initial Holder would Beneficially Own shares of

Class Z Preferred Stock in excess of the Initial Holder Limit, or (c) any Person that is a Look-Through Entity would Beneficially Own shares of Class Z Preferred Stock in excess of the Look-Through Ownership Limit (in any such event, the Person, Initial Holder or Look-Through Entity that would Beneficially Own shares of Class Z Preferred Stock in excess of the Ownership Limit, the Initial Holder Limit or the Look-Through Entity Limit, respectively, is referred to as a “Prohibited Transferee”), then, except as otherwise provided in Section 10.8 of this Article, such shares of Class Z Preferred Stock in excess of the Ownership Limit, the Initial Holder Limit or the Look-Through Ownership Limit, as the case may be, (rounded up to the nearest whole share) shall be automatically transferred to a Trustee in his capacity as trustee of a Trust for the exclusive benefit of one or more Charitable Beneficiaries. Such transfer to the Trustee shall be deemed to be effective as of the close of business on the Business Day prior to the Excess Transfer, change in capital structure or another event giving rise to a potential violation of the Ownership Limit, the Initial Holder Limit or the Look Through Entity Ownership Limit.
(B)    Appointment of Trustee. The Trustee shall be appointed by the Corporation and shall be a Person unaffiliated with either the Corporation or any Prohibited Transferee. The Trustee may be an individual or a bank or trust company duly licensed to conduct a trust business.
(C)    Status of Shares Held by the Trustee. Shares of Class Z Preferred Stock held by the Trustee shall be issued and outstanding shares of capital stock of the Corporation. Except to the extent provided in Section 10.3(E), the Prohibited Transferee shall have no rights in the Class Z Preferred Stock held by the Trustee, and the Prohibited Transferee shall not benefit economically from ownership of any shares held in trust by the Trustee, shall have no rights to dividends and shall not possess any rights to vote or other rights attributable to the shares held in the Trust.
(D)    Dividend and Voting Rights. The Trustee shall have all voting rights and rights to dividends with respect to shares of Class Z Preferred Stock held in the Trust, which rights shall be exercised for the benefit of the Charitable Beneficiary. Any dividend or distribution paid prior to the discovery by the Corporation that the shares of Class Z Preferred Stock have been transferred to the Trustee shall be repaid to the Corporation upon demand, and any dividend or distribution declared but unpaid shall be rescinded as void ab initio with respect to such shares of Class Z Preferred Stock. Any dividends or distributions so disgorged or rescinded shall be paid over to the Trustee and held in trust for the Charitable Beneficiary. Any vote cast by a Prohibited Transferee prior to the discovery by the Corporation that the shares of Class Z Preferred Stock have been transferred to the Trustee will be rescinded as void ab initio and shall be recast in accordance with the desires of the Trustee acting for the benefit of the Charitable Beneficiary. The owner of the shares at the time of the Excess Transfer, change in capital structure or other event giving rise to a potential violation of the Ownership Limit, Initial Holder Limit or Look-Through Entity Ownership Limit shall be deemed to have given an irrevocable proxy to the Trustee to vote the shares of Class Z Preferred Stock for the benefit of the Charitable Beneficiary.
(E)    Restrictions on Transfer. The Trustee of the Trust may sell the shares held in the Trust to a Person, designated by the Trustee, whose ownership of the shares will not violate the Ownership Restrictions. If such a sale is made, the interest of the Charitable Beneficiary shall terminate and proceeds of the sale shall be payable to the Prohibited Transferee and to the Charitable Beneficiary as provided in this Section 10.3(E). The Prohibited Transferee shall receive the lesser of (1) the price paid by the Prohibited Transferee for the shares or, if the Prohibited Transferee did not give value for the shares (through a gift, devise or other transaction), the Market Price of the shares on the day of the event causing the shares to be held in the Trust and (2) the price per share received by the Trustee from the sale or other disposition of the shares held in the Trust. Any proceeds in excess of the amount payable to the Prohibited Transferee shall be payable to the Charitable Beneficiary. If any of the transfer restrictions set forth in this Section 10.3(E) or any application thereof is determined in a final judgment to be void, invalid or unenforceable by any court having jurisdiction over the issue, the Prohibited Transferee may be deemed, at the option of the Corporation, to have acted as the agent of the Corporation in acquiring the Class Z Preferred Stock as to which such restrictions would, by their terms, apply, and to hold such Class Z Preferred Stock on behalf of the Corporation.
(F)    Purchase Right in Stock Transferred to the Trustee. Shares of Class Z Preferred Stock transferred to the Trustee shall be deemed to have been offered for sale to the Corporation, or its designee, at a price per share equal to the lesser of (i) the price per share in the transaction that resulted in such transfer to the Trust (or, in the case of a devise or gift, the Market Price at the time of such devise or gift) and (ii) the Market Price on the date the Corporation, or its designee, accepts such offer. The Corporation shall have the right to accept such offer for a period of 90 days after the later of (i) the date of the Excess Transfer or other event resulting in a transfer to the Trust and (ii) the date that the Board of Directors determines in good faith that an Excess Transfer or other event occurred.
(G)    Designation of Charitable Beneficiaries. By written notice to the Trustee, the Corporation shall designate one or more nonprofit organizations to be the Charitable Beneficiary of the interest in the Trust relating to such Prohibited Transferee if (i) the shares of Class Z Preferred Stock held in the Trust would not violate the Ownership Restrictions in the hands of such Charitable Beneficiary and (ii) each Charitable Beneficiary is an organization described in Sections 170(b)(1)(A), 170(c)(2) and 501(c)(3) of the Code.
10.4    Notice of Restricted Transfer. Any Person that acquires or attempts to acquire shares of Class Z Preferred Stock in violation of Section 10.1 of this Article, or any Person that is a Prohibited Transferee such that stock is transferred to the Trustee under Section 10.3 of this Article, shall immediately give written notice to the Corporation of such event and shall provide to the Corporation such other information as the Corporation may request in order to determine the effect, if any, of such Transfer or attempted Transfer or other event on the Corporation’s status as a REIT. Failure to give such notice shall not limit the rights and remedies of the Board of Directors provided herein in any way.
10.5    Owners Required to Provide Information. From and after the Issue Date certain record and Beneficial Owners and transferees of shares of Class Z Preferred Stock will be required to provide certain information as set out below.
(A)    Annual Disclosure. Every record holder or Beneficial Owner of more than 5% (or such other percentage between 0.5% and 5%, as provided in the applicable regulations adopted under the Code) of the number of Outstanding shares of Class Z Preferred Stock shall, within 30 days after January 1 of each year, give written notice to the Corporation stating the name and address of such record holder or Beneficial Owner, the number of shares of Class Z Preferred Stock Beneficially Owned, and a full description of how such shares are held. Each such record holder or Beneficial Owner of Class Z Preferred Stock shall, upon demand by the Corporation, disclose to the Corporation in writing such additional information with respect to the Beneficial Ownership of the Class Z Preferred Stock as the Board of Directors, in its sole discretion, deems appropriate or necessary to (i) comply with the provisions of the Code regarding the qualification of the Corporation as a REIT under the Code and (ii) ensure compliance with the Ownership Limit, the Initial Holder Limit or the Look-Through Ownership Limit, as applicable. Each stockholder of record, including without limitation any Person that holds shares of Class Z Preferred Stock on behalf of a Beneficial Owner, shall take all reasonable steps to obtain the written notice described in this Section 10.5 from the Beneficial Owner.
(B)    Disclosure at the Request of the Corporation. Any Person that is a Beneficial Owner of shares of Class Z Preferred Stock and any Person (including the stockholder of record) that is holding shares of Class Z Preferred Stock for a Beneficial Owner, and any proposed transferee of shares, shall provide such information as the Corporation, in its sole discretion, may request in order to determine the Corporation’s status as a REIT, to comply with the requirements of any taxing authority or other governmental agency, to determine any such compliance or to ensure compliance with the Ownership Limit, the Initial Holder Limit and the Look-Through Ownership Limit, and shall provide a statement or affidavit to the Corporation setting forth the number of shares of Class Z Preferred Stock already Beneficially Owned by such stockholder or proposed transferee and any related persons specified, which statement or affidavit shall be in the form prescribed by the Corporation for that purpose.
10.6    Remedies Not Limited. Nothing contained in this Article shall limit the authority of the Board of Directors to take such other action as it deems necessary or advisable (subject to the provisions of Section 10.12 of this Article) (i) to protect the Corporation and the interests of its stockholders in the preservation of the Corporation’s status as a REIT and (ii) to insure compliance with the Ownership Limit, the Initial Holder Limit and the Look-Through Ownership Limit.
10.7    Ambiguity. In the case of an ambiguity in the application of any of the provisions of Section 10 of this Article, or in the case of an ambiguity in any definition contained in Section 10 of this Article, the Board of Directors shall have the power to determine the application of the provisions of this Article with respect to any situation based on its reasonable belief, understanding or knowledge of the circumstances.
10.8    Exceptions. The following exceptions shall apply or may be established with respect to the limitations of Section 10.1 of this Article.
(A)    Waiver of Ownership Limit. The Board of Directors, upon receipt of a ruling from the Internal Revenue Service or an opinion of tax counsel or other evidence or undertaking acceptable to it, may waive the application, in whole or in part, of the Ownership Limit to a Person subject to the Ownership Limit, if such person is not an individual for purposes of Section 542(a) of the Code (as modified to exclude qualified trusts from treatment as individuals pursuant to Section 856(h)(3) of the Code) and is a corporation, partnership, limited liability company, estate or trust. In connection with any such exemption, the Board of Directors may require such representations and undertakings from such Person and may impose such other conditions as the Board of Directors deems necessary, in its sole discretion, to determine the effect, if any, of the proposed Transfer on the Corporation’s status as a REIT.
(B)    Pledge by Initial Holder. Notwithstanding any other provision of this Article, the pledge by the Initial Holder of all or any portion of the Class Z Preferred Stock directly owned at any time or from time to time shall not constitute a violation of Section 10.1 of this Article and the pledgee shall not be subject to the Ownership Limit with respect to the Class Z Preferred Stock so pledged to it either as a result of the pledge or upon foreclosure.
(C)    Underwriters. For a period of 270 days (or such longer period of time as any underwriter described below shall hold an unsold allotment of Class Z Preferred Stock) following the purchase of Class Z Preferred Stock by an underwriter that (i) is a corporation, partnership or other legal entity and (ii) participates in an offering of the Class Z Preferred Stock, such underwriter shall not be subject to the Ownership Limit with respect to the Class Z Preferred Stock purchased by it as a part of or in connection with such offering and with respect to any Class Z Preferred Stock purchased in connection with market making activities.
10.9    Legend. Each certificate for Class Z Preferred Stock shall bear substantially the following legend:

“The shares of Class Z Cumulative Preferred Stock represented by this certificate are subject to restrictions on transfer. No person may Beneficially Own shares of Class Z Cumulative Preferred Stock in excess of the Ownership Restrictions, as applicable, with certain further restrictions and exceptions set forth in the Charter (including the Articles Supplementary setting forth the terms of the Class Z Cumulative Preferred Stock). Any Person that attempts to Beneficially Own shares of Class Z Cumulative Preferred Stock in excess of the applicable limitation must immediately notify the Corporation. All capitalized terms in this legend have the meanings ascribed to such terms in the Charter (including the Articles Supplementary setting forth the terms of the Class Z Cumulative Preferred Stock), as the same may be amended from time to time, a copy of which, including the restrictions on transfer, will be sent without charge to each stockholder that so requests. If the restrictions on transfer are violated, (i) the transfer of the shares of Class Z Cumulative Preferred Stock represented hereby will be void in accordance with the Charter (including the Articles Supplementary setting forth the terms of the Class Z Cumulative Preferred Stock) or (ii) the shares of Class Z Cumulative Preferred Stock represented hereby will automatically be transferred to a Trustee of a Trust for the benefit of one or more Charitable Beneficiaries.”
10.10    Severability. If any provision of this Article or any application of any such provision is determined in a final and unappealable judgment to be void, invalid or unenforceable by any Federal or state court having jurisdiction over the issues, the validity and enforceability of the remaining provisions shall not be affected and other applications of such provision shall be affected only to the extent necessary to comply with the determination of such court.
10.11    Board of Directors Discretion. Anything in this Article to the contrary notwithstanding, the Board of Directors shall be entitled to take or omit to take such actions as it in its discretion shall determine to be advisable in order that the Corporation maintain its status as and continue to qualify as a REIT, including, but not limited to, reducing the Ownership Limit, the Initial Holder Limit and the Look-Through Ownership Limit in the event of a change in law.
10.12    Settlement. Nothing in this Section 10 of this Article shall be interpreted to preclude the settlement of any transaction entered into through the facilities of the NYSE or other securities exchange or an automated inter-dealer quotation system.

Exhibit CRA

ARTICLE XIII

Cumulative Perpetual Community Reinvestment Act Preferred Stock, Series A
Par Value $.01 Per Share
The terms of the Series A Community Reinvestment Act Perpetual Preferred Stock (including the preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends and other distributions, qualifications, or terms or conditions of redemption) as set by the Board of Directors are as follows:

1.	Number of Shares and Designation.
This class of Preferred Stock shall be designated as Series A Community Reinvestment Act Perpetual Preferred Stock (the “Series A CRA Preferred Stock”) and Two Hundred Forty (240) shall be the authorized number of shares of such Series A CRA Preferred Stock constituting such class.

2.	Definitions.
For purposes of the Series A CRA Preferred Stock, the following terms shall have the meanings indicated:
“Act” shall mean the Securities Act of 1933, as amended.
“affiliate” of a Person means a Person that directly, or indirectly through one or more intermediaries, controls or is controlled by, or is under common control with, the Person specified.
“Aggregate Value” shall mean, with respect to any block of Equity Stock, the product of (i) the number of shares of Equity Stock within such block and (ii) the corresponding Market Price of one share of Equity Stock of such class.
“Beneficial Ownership” shall mean, with respect to any Person, ownership of shares of Equity Stock equal to the sum of (without duplication) (i) the number of shares of Equity Stock directly owned by such Person, (ii) the number of shares of Equity Stock indirectly owned by such Person (if such Person is an “individual” as defined in Section 542(a)(2) of the Code) taking into account the constructive ownership rules of Section 544 of the Code, as modified by Section 856(h)(1)(B) of the Code, and (iii) the number of shares of Equity Stock that such Person is deemed to beneficially own pursuant to Rule 13d-3 under the Exchange Act, or that is attributed to such Person pursuant to Section 318 of the Code, as modified by Section 856(d)(5) of the Code, provided that when applying this definition of Beneficial Ownership to the Initial Holder, clause (iii) of this definition, and clause (ii) of the definition of “Person” shall be disregarded. The terms “Beneficial Owner,” “Beneficially Owns” and “Beneficially Owned” shall have the correlative meanings.
“Board of Directors” shall mean the Board of Directors of the Corporation or any committee authorized by such Board of Directors to perform any of its responsibilities with respect to the Series A CRA Preferred Stock; provided that, for purposes of paragraph (a) of Section 9 of this Article, the term “Board of Directors” shall not include any such committee.

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“Business Day” shall mean any day other than a Saturday, Sunday or a day on which state or federally chartered banking institutions in New York, New York are not required to be open.
“Charitable Beneficiary” shall mean one or more beneficiaries of the Trust as determined pursuant to Section 11.2(G) of this Article, each of which shall be an organization described in Section 170(b)(1)(A), 170(c)(2) and 501(c)(3) of the Code.
“Class A Common Stock” shall mean the Class A Common Stock, par value $.01 per share, of the Corporation, and such other shares of the Corporation’s capital stock into which outstanding shares of such Class A Common Stock shall be reclassified.
“Closing Price” shall mean, when used with respect to a share of any Equity Stock and for any date, the last sale price, regular way, or, in case no such sale takes place on such day, the average of the closing bid and asked prices, regular way, in either case, as reported in the principal consolidated transaction reporting system with respect to securities listed or admitted to trading on the NYSE or, if the Equity Stock is not listed or admitted to trading on the NYSE, as reported in the principal consolidated transaction reporting system with respect to securities listed on the principal national securities exchange on which the Equity Stock is listed or admitted to trading or, if the Equity Stock is not listed or admitted to trading on any national securities exchange, the last quoted price, or if not so quoted, the average of the high bid and low asked prices in the over-the-counter market, as reported by the National Association of Securities Dealers, Inc. Automated Quotation System or, if such system is no longer in use, the principal other automated quotation system that may then be in use or, if the Equity Stock is not quoted by any such organization, the average of the closing bid and asked prices as furnished by a professional market maker making a market in the Equity Stock selected by the Board of Directors of the Corporation or, if the Equity Stock is not publicly traded, the fair value of a share of such Equity Stock as reasonably determined in good faith by the Board of Directors.
“Code” shall mean the Internal Revenue Code of 1986, as amended from time to time, or any successor statute thereto. Reference to any provision of the Code shall mean such provision as in effect from time to time, as the same may be amended, and any successor thereto, as interpreted by any applicable regulations or other administrative pronouncements as in effect from time to time.
“CRA” shall mean the Community Reinvestment Act of 1977, as amended from time to time.
“CRA Credit Value” shall mean, for any Investment with respect to which CRA Credits are allocated to a holder of Series A CRA Preferred Stock, the book value of such Investment as of the last day of the Corporation’s fiscal year immediately preceding the date on which a determination is made by the Corporation to allocate CRA Credits with respect to such Investment to such holder, multiplied by the Operating Partnership’s proportionate ownership interest in the underlying Investment.
“CRA Credits” shall have the meaning set forth in paragraph (a) of Section 11 of this Article.
“CRA Parity Securities” shall mean securities of the Corporation, other than the Series A CRA Preferred Stock, which are entitled to receive allocations of CRA Credits.
“Default Rate” shall mean, for any Dividend Period, the applicable Three-Month Rate LIBOR Rate plus 3.25%.

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“Dividend Payment Date” shall mean March 31, June 30, September 30, and December 31 of each year; provided, that if any Dividend Payment Date falls on any day other than a Business Day, the dividend payment payable on such Dividend Payment Date shall be paid on the Business Day immediately following such Dividend Payment Date and no interest shall accrue on such dividend from such date to such Dividend Payment Date.
“Dividend Periods” shall mean the Initial Dividend Period and each subsequent quarterly dividend period commencing on and including March 31, June 30, September 30, and December 31 of each year and ending on and including the day preceding the first day of the next succeeding Dividend Period, other than the Dividend Period during which any Series A CRA Preferred Stock shall be redeemed pursuant to Section 5 hereof, which shall end on and include the Redemption Date with respect to the Series A CRA Preferred Stock being redeemed.
“Dividend Rate” shall mean, for any Dividend Period, a rate, expressed as a percentage of the Liquidation Preference per annum, determined as follows:
(i)    for the Initial Dividend Period, a rate equal to 6.75%; and
(ii)    for all other Dividend Periods, a rate equal to the Three-Month LIBOR Rate for such Dividend Period plus 1.25%, or such other rate as shall be determined in connection with a Remarketing pursuant to Section 7.
“Dividend Rate Calculation Agent” shall mean such financial institution (and any legal successor thereto) from time to time as shall be selected by the Corporation to provide information for calculation of the Dividend Rate.
“Election Notice” shall have the meaning set forth in paragraph (b) of Section 7 of this Article.
“Eligible CRA Portfolio” shall mean Investments selected from time to time by the Corporation to be made available for purposes of allocating CRA Credits to holders of Series A CRA Preferred Stock.
“Equity Stock” shall mean one or more shares of any class of capital stock of the Corporation.
“Excess Transfer” has the meaning set forth in Section 11.2(A) of this Article.
“Failed Remarketing” shall have the meaning set forth in paragraph (c) of Section 7 of this Article.
“Exchange Act” shall mean the Securities Exchange Act of 1934, as amended.
“Fully Allocated Stockholder” shall have the meaning set forth in paragraph (b) of Section 11 of this Article.
“Initial Dividend Period” shall mean the period commencing on and including the Issue Date and ending on and including September 30, 2006.
“Initial Holder” shall mean Terry Considine.
“Initial Holder Limit” shall mean a number of the Outstanding shares of Series A CRA Preferred Stock of the Corporation having an Aggregate Value not in excess of the excess of (x) 15% of the

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Aggregate Value of all Outstanding shares of Equity Stock over (y) the Aggregate Value of all shares of Equity Stock other than Series A CRA Preferred Stock that are Beneficially Owned by the Initial Holder. From the Issue Date, the secretary of the Corporation, or such other person as shall be designated by the Board of Directors, shall upon request make available to the representative(s) of the Initial Holder and the Board of Directors, a schedule that sets forth the then-current Initial Holder Limit applicable to the Initial Holder.
“Investments” shall have the meaning set forth in paragraph (a) of Section 11 of this Article.
“Issue Date” shall mean June 29, 2006.
“Junior Stock” shall have the meaning set forth in paragraph (c) of Section 8 of this Article.
“Liquidation Preference” shall have the meaning set forth in paragraph (a) of Section 4 of this Article.
“Look-Through Entity” shall mean a Person that is either (i) described in Section 401(a) of the Code as provided under Section 856(h)(3) of the Code or (ii) registered under the Investment Company Act of 1940.
“Look-Through Ownership Limit” shall mean, for any Look-Through Entity, a number of the Outstanding shares of Series A CRA Preferred Stock of the Corporation having an Aggregate Value not in excess of the excess of (x) 15% of the Aggregate Value of all Outstanding shares of Equity Stock over (y) the Aggregate Value of all shares of Equity Stock other than Series A CRA Preferred Stock that are Beneficially Owned by the Look-Through Entity.
“Market Price” on any date shall mean, with respect to any share of Equity Stock, the Closing Price of a share of that class of Equity Stock on the Trading Day immediately preceding such date.
“NYSE” shall mean The New York Stock Exchange, Inc.
“Operating Partnership” shall mean AIMCO Properties, L.P., a Delaware limited partnership.
“Outstanding” shall mean issued and outstanding shares of Equity Stock of the Corporation; provided, however, that for purposes of the application of the Ownership Limit, the Look-Through Ownership Limit or the Initial Holder Limit to any Person, the term “Outstanding” shall be deemed to include the number of shares of Equity Stock that such Person alone, at that time, could acquire pursuant to any options or convertible securities.
“Ownership Limit” shall mean, for any Person other than the Initial Holder or a Look-Through Entity, a number of the Outstanding shares of Series A CRA Preferred Stock of the Corporation having an Aggregate Value not in excess of the excess of (x) 8.7% of the Aggregate Value of all Outstanding shares of Equity Stock over (y) the Aggregate Value of all shares of Equity Stock other than Series A CRA Preferred Stock that are Beneficially Owned by the Person.
“Ownership Restrictions” shall mean, collectively, the Ownership Limit, as applied to Persons other than the Initial Holder or Look-Through Entities, the Initial Holder Limit, as applied to the Initial Holder, and the Look-Through Ownership Limit, as applied to Look-Through Entities.

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“Parity Stock” shall have the meaning set forth in paragraph (b) of Section 8 of this Article.
“Person” shall mean (a) for purposes of Section 11 of this Article, (i) an individual, corporation, partnership, estate, trust (including a trust qualifying under Section 401(a) or 501(c) of the Code), association, “private foundation,” within the meaning of Section 509(a) of the Code, joint stock company or other entity, and (ii) a “group,” as that term is used for purposes of Section 13(d)(3) of the Exchange Act, and (b) for purposes of the remaining Sections of this Article, any individual, firm, partnership, corporation or other entity, including any successor (by merger or otherwise) of such entity.
“Prohibited Transferee” shall have the meaning set forth in Section 11.2(A) of this Article.
“Record Date” shall have the meaning set forth in paragraph (a) of Section 3 of this Article.
“Redemption Date” shall mean, in the case of any redemption of any shares of Series A CRA Preferred Stock, the date fixed for redemption of such shares.
“Redemption Price” shall mean, with respect to any share of Series A CRA Preferred Stock to be redeemed, 100% of the Liquidation Preference thereof, plus all accumulated, accrued and unpaid dividends (whether or not earned or declared), if any, to the Redemption Date.
“REIT” shall mean a “real estate investment trust,” as defined in Section 856 of the Code.
“Remarketing” shall mean a remarketing of the Series A CRA Preferred Stock pursuant to Section 7 of this Article.
“Remarketing Agent” shall mean, with respect to any Remarketing, the Person selected by the Corporation to act as its agent in effecting the Remarketing.
“Remarketing Date” shall mean, with respect to any Remarketing, the Dividend Payment Date selected by the Board of Directors as the date on which the Remarketing is to be completed, and the first of which shall be March 31, 2015.
“Self-Delineated Assessment Area” shall have the meaning set forth in paragraph (b) of Section 11 of this Article.
“Senior Stock” shall have the meaning set forth in paragraph (a) of Section 8 of this Article.
“Series A CRA Preferred Stock” shall have the meaning set forth in Section 1 of this Article.
“set apart for payment” shall be deemed to include, without any action other than the following, the recording by the Corporation in its accounting ledgers of any accounting or bookkeeping entry which indicates, pursuant to a declaration of dividends or other distribution by the Board of Directors, the allocation of funds to be so paid on any series or class of capital stock of the Corporation; provided, however, that if any funds for any class or series of Junior Stock or any class or series of Parity Stock are placed in a separate account of the Corporation or delivered to a disbursing, paying or other similar agent, then “set apart for payment” with respect to the Series A CRA Preferred Stock shall mean placing such funds in a separate account or delivering such funds to a disbursing, paying or other similar agent.

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“Terminated Allocation” shall have the meaning set forth in paragraph (c) of Section 11 of this Article.
“Three-Month LIBOR Rate” shall mean, for any Dividend Period, the rate (expressed as a percentage per annum) for deposits in U.S. dollars having a term of three months, commencing on the first day of such Dividend Period (a “Reset Date”), which appears on Page 3750 on Moneyline Telerate Inc. or any successor page (the “Telerate LIBOR Page”) at approximately 11:00 a.m., London time, on the day that is two Business Days preceding such Reset Date. If such rate does not appear on the Telerate LIBOR Page, the rate for such Reset Date will be determined by reference to the rates at which deposits in U.S. dollars are offered by four major banks in the London interbank market (the “Reference Banks”) at approximately 11:00 a.m., London time, on the day that is two Business Days preceding such Reset Date to prime banks in the London interbank market for a period of three months commencing from such Reset Date and in a representative amount. The Corporation shall (or cause its Dividend Rate Calculation Agent to) request the principal London office of each of the Reference Banks to provide a quotation of such rate. If at least two such quotations are provided, the rate for such Reset Date will be the arithmetic mean of the quotations. If fewer than two quotations are provided as requested, the rate for such Reset Date will be the arithmetic mean of the rates quoted by three major banks in New York City, selected by the Corporation (or its Dividend Rate Calculation Agent) at approximately 11:00 a.m., New York City time, on such Reset Date for loans in U.S. dollars to leading European banks for a period of three months commencing on such Reset Date and in a representative amount. The Corporation shall promptly (or shall cause its Dividend Rate Calculation Agent promptly to) notify any holder of the Series A CRA Preferred Stock of the Dividend Rate for any Dividend Period upon request. The Three-Month LIBOR Rate shall be rounded to the nearest one-hundredth of a percent.
“Trading Day” shall mean, when used with respect to any Equity Stock, (i) if the Equity Stock is listed or admitted to trading on the NYSE, a day on which the NYSE is open for the transaction of business, (ii) if the Equity Stock is not listed or admitted to trading on the NYSE but is listed or admitted to trading on another national securities exchange or automated quotation system, a day on which the principal national securities exchange or automated quotation system, as the case may be, on which the Equity Stock is listed or admitted to trading is open for the transaction of business, or (iii) if the Equity Stock is not listed or admitted to trading on any national securities exchange or automated quotation system, any day other than a Saturday, a Sunday or a day on which banking institutions in the State of New York are authorized or obligated by law or executive order to close.
“Transfer” shall mean any sale, transfer, gift, assignment, devise or other disposition of a share of Series A CRA Preferred Stock (including (i) the granting of an option or any series of such options or entering into any agreement for the sale, transfer or other disposition of Series A CRA Preferred Stock or (ii) the sale, transfer, assignment or other disposition of any securities or rights convertible into or exchangeable for Series A CRA Preferred Stock), whether voluntary or involuntary, whether of record ownership or Beneficial Ownership, and whether by operation of law or otherwise (including, but not limited to, any transfer of an interest in other entities that results in a change in the Beneficial Ownership of shares of Series A CRA Preferred Stock). The term “Transfers” and “Transferred” shall have correlative meanings.

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“Transfer Agent” means such transfer agent as may be designated by the Board of Directors or their designee as the transfer agent for the Series A CRA Preferred Stock; provided, that if the Corporation has not designated a transfer agent then the Corporation shall act as the transfer agent for the Series A CRA Preferred Stock.
“Trust” shall mean the trust created pursuant to Section 11.2(A) of this Article.
“Trustee” shall mean the Person unaffiliated with either the Corporation or the Prohibited Transferee that is appointed by the Corporation to serve as trustee of the Trust.
“Unallocated Stockholder” shall have the meaning set forth in paragraph (b) of Section 11 of this Article.
“Voting Preferred Stock” shall have the meaning set forth in Section 9 of this Article.

3.	Dividends.
(a)    The holders of shares of Series A CRA Preferred Stock shall be entitled to receive, when and as declared by the Board of Directors, out of funds legally available for that purpose, quarterly cash dividends on the Series A CRA Preferred Stock. Such dividends shall be cumulative from the Issue Date, whether or not in any Dividend Period or Periods such dividends shall be declared or there shall be funds of the Corporation legally available for the payment of such dividends, and shall be payable quarterly in arrears on each Dividend Payment Date, commencing on September 30, 2006. Each such dividend shall be payable in arrears to the holders of record of the Series A CRA Preferred Stock, as they appear on the stock records of the Corporation at the close of business on March 15, June 15, September 15 or December 15 (each a “Record Date”), as the case may be, immediately preceding such Dividend Payment Date. Accumulated, accrued and unpaid dividends for any past Dividend Periods may be declared and paid at any time, without reference to any regular Dividend Payment Date, to holders of record on such date, which date shall not precede by more than 45 days the payment date thereof, as may be fixed by the Board of Directors.
(b)    The amount of dividends payable per share of Series A CRA Preferred Stock on each Dividend Payment Date shall be equal to the sum of the daily amounts for each day actually elapsed during such Dividend Period (with such sum rounded to the nearest $.01), which daily amounts shall be computed by dividing (1) the product of (A) the Dividend Rate in effect for such Dividend Period, and (B) the Liquidation Preference per share of Series A CRA Preferred Stock by (2) 360. Any dividend payment made on shares of the Series A CRA Preferred Stock shall first be credited against the earliest accumulated but unpaid dividend due with respect to such shares. The Corporation shall determine the dividend payable on each Dividend Payment Date in accordance with this Article, utilizing the Three-Month LIBOR Rate determined by the Corporation (or supplied by the Dividend Rate Calculation Agent) in accordance with the definition of “Three-Month LIBOR Rate” in this Article. Holders of shares of Series A CRA Preferred Stock shall not be entitled to any dividends, whether payable in cash, property or stock, in excess of cumulative dividends, as herein provided, on the Series A CRA Preferred Stock. No interest, or sum of money in lieu of interest, shall be payable in respect of any dividend payment or payments on the Series A CRA Preferred Stock that may be in arrears.
(c)    So long as any of the shares of Series A CRA Preferred Stock are outstanding, except as described in the immediately following sentence, no dividends shall be declared or paid or set apart for payment by the Corporation and no other distribution of cash or other property shall be declared or made, directly or indirectly, by the Corporation with respect to any class or series of Parity Stock for

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any period unless dividends equal to the full amount of accumulated, accrued and unpaid dividends have been or contemporaneously are declared and paid, or declared and a sum sufficient for the payment thereof has been or contemporaneously is set apart for such payment, on the Series A CRA Preferred Stock for all Dividend Periods terminating on or prior to the date such dividend or distribution is declared, paid, set apart for payment or made, as the case may be, with respect to such class or series of Parity Stock. When dividends are not paid in full or a sum sufficient for such payment is not set apart, as aforesaid, all dividends declared upon the Series A CRA Preferred Stock and all dividends declared upon any other class or series of Parity Stock shall be declared ratably in proportion to the respective amounts of dividends accumulated, accrued and unpaid on the Series A CRA Preferred Stock and accumulated, accrued and unpaid on such Parity Stock.
(d)    So long as any of the shares of Series A CRA Preferred Stock are outstanding, no dividends (other than dividends or distributions paid in shares of or options, warrants or rights to subscribe for or purchase shares of, Junior Stock) shall be declared or paid or set apart for payment by the Corporation and no other distribution of cash or other property shall be declared or made, directly or indirectly, by the Corporation with respect to any shares of Junior Stock, nor shall any shares of Junior Stock be redeemed, purchased or otherwise acquired (other than a redemption, purchase or other acquisition of Class A Common Stock made for purposes of an employee incentive or benefit plan of the Corporation or any subsidiary) for any consideration (or any moneys be paid to or made available for a sinking fund for the redemption of any shares of any such stock) directly or indirectly by the Corporation (except by conversion into or exchange for shares of, or options, warrants, or rights to subscribe for or purchase shares of, Junior Stock), nor shall any other cash or other property otherwise be paid or distributed to or for the benefit of any holder of shares of Junior Stock in respect thereof, directly or indirectly, by the Corporation unless, in each case, dividends equal to the full amount of all accumulated, accrued and unpaid dividends on all outstanding shares of Series A CRA Preferred Stock have been declared and paid, or such dividends have been declared and a sum sufficient for the payment thereof has been set apart for such payment, on all outstanding shares of Series A CRA Preferred Stock for all Dividend Periods ending on or prior to the date such dividend or distribution is declared, paid, set apart for payment or made with respect to such shares of Junior Stock, or the date such shares of Junior Stock are redeemed, purchased or otherwise acquired or monies paid to or made available for any sinking fund for such redemption, or the date any such cash or other property is paid or distributed to or for the benefit of any holders of Junior Stock in respect thereof, as the case may be.
Notwithstanding the provisions of this Section 3, the Corporation shall not be prohibited from (i) declaring or paying or setting apart for payment any dividend or distribution on any shares of Parity Stock or (ii) redeeming, purchasing or otherwise acquiring any Parity Stock, in each case, if such declaration, payment, redemption, purchase or other acquisition is necessary in order to maintain the continued qualification of the Corporation as a REIT under Section 856 of the Code.

4.	Liquidation Preference.
(a)    In the event of any liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, before any payment or distribution by the Corporation (whether of capital, surplus or otherwise) shall be made to or set apart for the holders of Junior Stock, the holders of shares of Series A CRA Preferred Stock shall be entitled to receive Five Hundred Thousand Dollars ($500,000) per share of Series A CRA Preferred Stock (the “Liquidation Preference”), plus an amount equal to all dividends (whether or not earned or declared) accumulated, accrued and unpaid thereon to the date of final distribution to such holders; but such holders shall not be entitled to any further payment. Until the holders of the Series A CRA Preferred Stock have been paid the Liquidation Preference in full, plus an amount equal to all dividends (whether or not earned or declared) accumulated, accrued and

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unpaid thereon to the date of final distribution to such holders, no payment will be made to any holder of Junior Stock upon the liquidation, dissolution or winding up of the Corporation. If, upon any liquidation, dissolution or winding up of the Corporation, the assets of the Corporation, or proceeds thereof, distributable among the holders of shares of Series A CRA Preferred Stock shall be insufficient to pay in full the preferential amount aforesaid and liquidating payments on any other shares of any class or series of Parity Stock, then such assets, or the proceeds thereof, shall be distributed among the holders of shares of Series A CRA Preferred Stock and any such other Parity Stock ratably in the same proportion as the respective amounts that would be payable on such Series A CRA Preferred Stock and any such other Parity Stock if all amounts payable thereon were paid in full. For the purposes of this Section 4, (i) a consolidation or merger of the Corporation with one or more corporations, (ii) a sale or transfer of all or substantially all of the Corporation’s assets, or (iii) a statutory share exchange shall not be deemed to be a liquidation, dissolution or winding up, voluntary or involuntary, of the Corporation.
(b)    Upon any liquidation, dissolution or winding up of the Corporation, after payment shall have been made in full to the holders of shares of Series A CRA Preferred Stock and any Parity Stock, as provided in Section 4(a), any other series or class or classes of Junior Stock shall, subject to the respective terms thereof, be entitled to receive any and all assets remaining to be paid or distributed, and the holders of the Series A CRA Preferred Stock and any Parity Stock shall not be entitled to share therein.

5.	Redemption at the Option of the Corporation.
(a)    Shares of Series A CRA Preferred Stock shall not be redeemable by the Corporation prior to June 30, 2011, except as set forth in Section 12.2 of this Article. On and after June 30, 2011 the Corporation, at its option, may redeem shares of Series A CRA Preferred Stock, in whole or from time to time in part, at a redemption price payable in cash equal to the Redemption Price applicable thereto. In the event of a redemption of shares of Series A CRA Preferred Stock, if the Redemption Date occurs after a Record Date and on or prior to the related Dividend Payment Date, the dividend payable on such Dividend Payment Date in respect of such shares called for redemption shall be payable on such Dividend Payment Date the holders of record at the close of business on such Record Date, notwithstanding the redemption of such shares, and shall not be payable as part of the Redemption Price for such shares.
(b)    The Redemption Date shall be selected by the Corporation, shall be specified in the notice of redemption and shall be not less than 30 days nor more than 60 days after the date notice of redemption is sent by the Corporation.
(c)    If full cumulative dividends on all outstanding shares of Series A CRA Preferred Stock have not been declared and paid, or declared and set apart for payment, for all past Dividend Periods, then 2. no shares of Series A CRA Preferred Stock may be redeemed unless all outstanding shares of Series A CRA Preferred Stock are simultaneously redeemed, and 3. neither the Corporation nor any affiliate of the Corporation may purchase or acquire shares of Series A CRA Preferred Stock, other than pursuant to a purchase or exchange offer made on the same terms to all holders of shares of Series A CRA Preferred Stock.
(d)    If the Corporation shall redeem shares of Series A CRA Preferred Stock pursuant to paragraph (a) of this Section 5, notice of such redemption shall be given to each holder of record of the shares to be redeemed. Such notice shall be provided by first class mail, postage prepaid, at such holder’s address as the same appears on the stock records of the Corporation. Neither the failure to mail any notice required by this paragraph (d), nor any defect therein or in the mailing thereof to any particular holder, shall affect the sufficiency of the notice or the validity of the proceedings for redemption with respect to the other holders. Any notice mailed in the manner herein provided shall be conclusively presumed to

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have been duly given on the date mailed whether or not the holder receives the notice. Each such notice shall state, as appropriate: (i) the Redemption Date; (ii) the number of shares of Series A CRA Preferred Stock to be redeemed and, if fewer than all such shares held by such holder are to be redeemed, the number of such shares to be redeemed from such holder; (iii) the place or places at which certificates for such shares are to be surrendered; and (iv) the Redemption Price payable on such Redemption Date, including, without limitation, a statement as to whether or not accumulated, accrued and unpaid dividends will be payable as part of the Redemption Price, or payable on the next Dividend Payment Date to the record holder at the close of business on the relevant record date as described in the next sentence. Notice having been mailed as aforesaid, from and after the Redemption Date (unless the Corporation shall fail to make available the amount of cash necessary to effect such redemption), (i) dividends on the shares of Series A CRA Preferred Stock so called for redemption shall cease to accumulate or accrue on the shares of Series A CRA Preferred Stock called for redemption, (ii) said shares shall no longer be deemed to be outstanding, and (iii) all rights of the holders thereof as holders of shares of Series A CRA Preferred Stock of the Corporation shall cease (except the right to receive the cash payable upon such redemption, without interest thereon, upon surrender and endorsement of their certificates if so required); provided, however, that if the Redemption Date for any shares of Series A CRA Preferred Stock occurs after any dividend record date and on or prior to the related Dividend Payment Date, the full dividend payable on such Dividend Payment Date in respect of such shares of Series A CRA Preferred Stock called for redemption shall be payable on such Dividend Payment Date to the holders of record of such shares at the close of business on the corresponding dividend record date notwithstanding the prior redemption of such shares. The Corporation’s obligation to make available the cash necessary to effect the redemption in accordance with the preceding sentence shall be deemed fulfilled if, on or before the applicable Redemption Date, the Corporation shall irrevocably deposit in trust with a bank or trust company (which may not be an affiliate of the Corporation) that has, or is an affiliate of a bank or trust company that has, a capital and surplus of at least $50,000,000, such amount of cash as is necessary for such redemption plus, if such Redemption Date occurs after any dividend record date and on or prior to the related Dividend Payment Date, such amount of cash as is necessary to pay the dividend payable on such Dividend Payment Date in respect of such shares of Series A CRA Preferred Stock called for redemption, with irrevocable instructions that such cash be applied to the redemption of the shares of Series A CRA Preferred Stock so called for redemption and, if applicable, the payment of such dividend. No interest shall accrue for the benefit of the holders of shares of Series A CRA Preferred Stock to be redeemed on any cash so set aside by the Corporation. Subject to applicable escheat laws, any such cash unclaimed at the end of two years from the Redemption Date shall revert to the general funds of the Corporation, after which reversion the holders of shares of Series A CRA Preferred Stock so called for redemption shall look only to the general funds of the Corporation for the payment of such cash.
As promptly as practicable after the surrender in accordance with such notice of the certificates for any such shares of Series A CRA Preferred Stock to be so redeemed (properly endorsed or assigned for transfer, if the Corporation shall so require and the notice shall so state), such certificates shall be exchanged for cash (without interest thereon). If fewer than all the outstanding shares of Series A CRA Preferred Stock are to be redeemed, shares to be redeemed shall be selected by the Corporation from outstanding shares of Series A CRA Preferred Stock not previously called for redemption by lot or, with respect to the number of shares of Series A CRA Preferred Stock held of record by each holder of such shares, pro rata (as nearly as may be) or by any other method as may be determined by the Board of Directors in its discretion to be equitable. If fewer than all the shares of Series A CRA Preferred Stock represented by any certificate are redeemed, then a new certificate representing the unredeemed shares shall be issued without cost to the holders thereof.

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6.	Status of Reacquired Stock.
All shares of Series A CRA Preferred Stock that have been issued and reacquired in any manner by the Corporation shall be returned to the status of authorized but unissued shares of Series A CRA Preferred Stock.

7.	Remarketing.
(a)    Remarketing on Remarketing Date. Unless previously redeemed in full, on March 31, 2015, and on each Remarketing Date thereafter, the Remarketing Agent will attempt to remarket the Series A CRA Preferred Stock with the lowest Dividend Rate that, in the judgment of the Remarketing Agent, will permit all outstanding shares of Series A CRA Preferred Stock to be sold at a price per share equal to the Liquidation Preference. For each Remarketing, the Corporation shall notify the Remarketing Agent at least 15 Business Days prior to the Remarketing Date as to (i) whether the new Dividend Rate should be fixed or variable and, if variable, the index to be used to calculate the variable Dividend Rate, and (ii) the period of time until the next Remarketing Date (unless there is a Failed Remarketing). If the Corporation fails to so notify the Remarketing Agent, it will be deemed to have selected (i) a variable rate for which the relevant index is the Three-Month LIBOR Rate, and (ii) a period of time until the next Remarketing Date of five years. No later than 10 Business Days prior to a Remarketing Date, the Remarketing Agent will notify holders of the Series A CRA Preferred Stock of the Dividend Rate that will become effective on such Remarketing Date and the period of time until the next Remarketing Date.
(b)    Tender on Remarketing Date. All shares of Series A CRA Preferred Stock must be tendered for remarketing on each Remarketing Date unless a holder thereof affirmatively elects to continue to hold all or a portion of its shares (such portion shall be in the liquidation amount of $500,000 per share or any integral multiple thereof) by delivering the following notice of non-tender to the Corporation and the Remarketing Agent no later than five Business Days prior to such Remarketing Date:
NOTICE OF ELECTION TO RETAIN
SERIES A COMMUNITY REINVESTMENT ACT
PERPETUAL PREFERRED STOCK OF
APARTMENT INVESTMENT AND MANAGEMENT COMPANY
The undersigned owner of the shares of Series A Community Reinvestment Act Perpetual Preferred Stock (“Series A CRA Preferred Stock”) of Apartment Investment and Management Company described below does hereby irrevocably elect to retain such shares of Series A CRA Preferred Stock in connection with the remarketing of the Series A CRA Preferred Stock to occur on _____________ (the “Remarketing Date”). The undersigned understands that from and after the Remarketing Date, the dividend rate with respect to the shares will be determined as provided in the Articles Supplementary relating to the Series A CRA Preferred Stock.
Non-Tendered Shares
-------------------
Liquidation Amount CUSIP Number(s)
--------------------- --------------------

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A holder who affirmatively elects to hold all or a portion of its shares by timely delivering such notice of non-tender will not have its shares (or such portion) sold in the relevant Remarketing and will continue to hold all or such portion of its shares (as indicated in such notice), which will be subject to the new Dividend Rate determined in such Remarketing. Any notice of non-tender delivered to the Corporation and the Remarketing Agent will be irrevocable and may not be conditioned upon the new Dividend Rate established in the Remarketing. A holder that fails to timely deliver such required notice of non-tender to the Corporation and the Remarketing Agent at least five business days prior to the Remarketing Date shall be deemed to have elected to sell all of its shares in the Remarketing, and all such shares shall be deemed tendered for purchase in the Remarketing, notwithstanding any failure by such holder to properly deliver such shares to the Remarketing Agent for purchase.
Unless a holder affirmatively elects to continue to hold its shares by timely delivering the required notice of non-tender pursuant to this Section 7, all shares of CRA Preferred Stock shall be deemed tendered for purchase in the Remarketing, notwithstanding any failure by any holder to deliver its shares to the Remarketing Agent for purchase.

(c)    Failed Remarketing. If, on any Remarketing Date, the Remarketing Agent is unable to sell all of the tendered shares of Series A CRA Preferred Stock to investors (a “Failed Remarketing”), the Dividend Rate shall be adjusted to equal the Default Rate for a period of one year, after which another Remarketing will be attempted; provided, however, that no adjustment shall be made to the Dividend Rate if it would result in a reduction in the Dividend Rate from that in effect immediately prior to the Failed Remarketing. In such case, no shares shall be sold in such Remarketing and each holder shall continue to hold its shares of CRA Preferred Stock, on which dividends will be paid at the Default Rate until the next Remarketing Date. Neither the Corporation nor the Remarketing Agent shall have any obligation to purchase any shares of Series A CRA Preferred Stock in the event of a Failed Remarketing.
(d)    Accumulated and Unpaid Dividends. If, on a Remarketing Date, there are any accumulated and unpaid dividends relating to past Dividend Periods, then on such Remarketing Date, the Corporation will pay to holders of the outstanding shares of Series A CRA Preferred Stock the amount of such accumulated and unpaid dividends for past Dividend Periods.
(e)    Selection of Remarketing Agent. The Corporation shall appoint a qualified firm to serve as the Remarketing Agent in sufficient time to complete its obligations as described herein.

8.	Ranking.
Any class or series of capital stock of the Corporation shall be deemed to rank:
(a)    prior or senior to the Series A CRA Preferred Stock, as to the payment of dividends and as to distribution of assets upon liquidation, dissolution or winding up, if the holders of such class or series shall be entitled to the receipt of dividends and of amounts distributable upon liquidation, dissolution or winding up, as the case may be, in preference or priority to the holders of Series A CRA Preferred Stock (“Senior Stock”);
(b)    on a parity with the Series A CRA Preferred Stock, as to the payment of dividends and as to distribution of assets upon liquidation, dissolution or winding up, whether or not the dividend rates, dividend payment dates or redemption or liquidation prices per share thereof be different from those of the Series A CRA Preferred Stock, if (i) such capital stock is Class B Cumulative Convertible Preferred Stock, Class C Cumulative Preferred Stock, Class D Cumulative Preferred Stock, Class G Cumulative

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Preferred Stock, Class H Cumulative Preferred Stock, Class I Cumulative Preferred Stock, Class J Cumulative Convertible Preferred Stock, Class K Convertible Cumulative Preferred Stock, Class L Convertible Cumulative Preferred Stock, Class M Convertible Cumulative Preferred Stock, Class N Convertible Cumulative Preferred Stock, Class O Cumulative Convertible Preferred Stock, Class P Convertible Cumulative Preferred Stock, Class Q Cumulative Preferred Stock, Class R Cumulative Preferred Stock, Class S Cumulative Redeemable Preferred Stock, Class T Cumulative Preferred Stock, Class U Cumulative Preferred Stock, Class V Cumulative Preferred Stock, Class W Cumulative Convertible Preferred Stock, Class X Cumulative Preferred Stock or Class Y Cumulative Preferred Stock of the Corporation, or (ii) the holders of such class of stock or series and the Series A CRA Preferred Stock shall be entitled to the receipt of dividends and of amounts distributable upon liquidation, dissolution or winding up in proportion to their respective amounts of accrued and unpaid dividends per share or liquidation preferences, without preference or priority of one over the other (the capital stock referred to in clauses (i) and (ii) of this paragraph being hereinafter referred to, collectively, as “Parity Stock”); and
(c)    junior to the Series A CRA Preferred Stock, as to the payment of dividends and as to the distribution of assets upon liquidation, dissolution or winding up, if (i) such capital stock or series shall be Class A Common Stock or (ii) the holders of Series A CRA Preferred Stock shall be entitled to receipt of dividends or of amounts distributable upon liquidation, dissolution or winding up, as the case may be, in preference or priority to the holders of shares of such class or series (the capital stock referred to in clauses (i) and (ii) of this paragraph being hereinafter referred to, collectively, as “Junior Stock”).

9.	Voting.
(a)    If and whenever six quarterly dividends (whether or not consecutive) payable on the Series A CRA Preferred Stock or any series or class of Parity Stock shall be in arrears (which shall, with respect to any such quarterly dividend, mean that any such dividend has not been paid in full), whether or not earned or declared, the number of directors then constituting the Board of Directors shall be increased by two if not already increased by reason of similar types of provisions with respect to shares of any other class or series of Parity Stock which is entitled to similar voting rights (the “Voting Preferred Stock”) and the holders of shares of Series A CRA Preferred Stock, together with the holders of shares of all other Voting Preferred Stock then entitled to exercise similar voting rights, voting as a single class regardless of series, shall be entitled to elect the two additional directors to serve on the Board of Directors at any annual meeting of stockholders or special meeting held in place thereof, or at a special meeting of the holders of the Series A CRA Preferred Stock and the Voting Preferred Stock called as hereinafter provided. Whenever all arrears in dividends on the Series A CRA Preferred Stock and the Voting Preferred Stock then outstanding shall have been paid and dividends thereon for the current quarterly dividend period shall have been declared and paid, or declared and set apart for payment, then the right of the holders of the Series A CRA Preferred Stock and the Voting Preferred Stock to elect such additional two directors shall cease (but subject always to the same provision for the vesting of such voting rights in the case of any similar future arrearages), and the terms of office of all persons elected as directors by the holders of the Series A CRA Preferred Stock and the Voting Preferred Stock shall forthwith terminate and the number of directors constituting the Board of Directors shall be reduced accordingly. At any time after such voting power shall have been so vested in the holders of shares of Series A CRA Preferred Stock and the Voting Preferred Stock, if applicable, the Secretary of the Corporation may, and upon the written request of any holder of Series A CRA Preferred Stock (addressed to the Secretary at the principal office of the Corporation) shall, call a special meeting of the holders of the Series A CRA Preferred Stock and of the Voting Preferred Stock for the election of the two directors to be elected by them as herein provided, such call to be made by notice similar to that provided in the Bylaws

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of the Corporation for a special meeting of the stockholders or as required by law. If any such special meeting required to be called as above provided shall not be called by the Secretary within 20 days after receipt of any such request, then any holder of Series A CRA Preferred Stock may call such meeting, upon the notice above provided, and for that purpose shall have access to the stock books of the Corporation. The directors elected at any such special meeting shall hold office until the next annual meeting of the stockholders or special meeting held in lieu thereof if such office shall not have previously terminated as above provided. If any vacancy shall occur among the directors elected by the holders of the Series A CRA Preferred Stock and the Voting Preferred Stock, a successor shall be elected by the Board of Directors, upon the nomination of the then-remaining director elected by the holders of the Series A CRA Preferred Stock and the Voting Preferred Stock or the successor of such remaining director, to serve until the next annual meeting of the stockholders or special meeting held in place thereof if such office shall not have previously terminated as provided above.
(b)    So long as any shares of Series A CRA Preferred Stock are outstanding, in addition to any other vote or consent of stockholders required by law or by the Charter of the Corporation, the affirmative vote of at least 66-2/3% of the votes entitled to be cast by the holders of the Series A CRA Preferred Stock voting as a single class with the holders of all other classes or series of Parity Stock entitled to vote on such matters, given in person or by proxy, either in writing without a meeting or by vote at any meeting called for the purpose, shall be necessary for effecting or validating:
(i)    any amendment, alteration or repeal of any of the provisions of, or the addition of any provision to, these Articles Supplementary, the Charter or the By-Laws of the Corporation that materially adversely affects the voting powers, rights or preferences of the holders of the Series A CRA Preferred Stock; provided, however, that the amendment of the provisions of the Charter so as to increase the authorized amount of Series A CRA Preferred Stock, or to authorize or create, or to increase the authorized amount of, or issue any Junior Stock or any shares of any class of Parity Stock, shall not be deemed to materially adversely affect the voting powers, rights or preferences of the holders of shares of Series A CRA Preferred Stock; or
(ii)    the authorization, creation of, increase in the authorized amount of, or issuance of any shares of any class or series of Senior Stock or any security convertible into shares of any class or series of Senior Stock (whether or not such class or series of Senior Stock is currently authorized);
provided, however, that no such vote of the holders of shares of Series A CRA Preferred Stock shall be required if, at or prior to the time when such amendment, alteration or repeal is to take effect, or when the issuance of any such Senior Stock or convertible or exchangeable security is to be made, as the case may be, provision is made for the redemption of all shares of Series A CRA Preferred Stock at the time outstanding to the extent such redemption is authorized by Section 5 of this Article.
For purposes of the foregoing provisions and all other voting rights under these Articles Supplementary, each share of Series A CRA Preferred Stock shall have one (1) vote per share, except that when any other class or series of preferred stock of the Corporation shall have the right to vote with the Series A CRA Preferred Stock as a single class on any matter, then the Series A CRA Preferred Stock and such other class or series shall have with respect to such matters one vote per $100 of stated liquidation preference. Except as otherwise required by applicable law or as set forth herein or in the Charter, the Series A CRA Preferred Stock shall not have any relative, participating, optional or other special voting rights and powers other than as set forth herein, and the consent of the holders thereof shall not be required for the taking of any corporate action.

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10.	Record Holders.
The Corporation and any Remarketing Agent or Transfer Agent may deem and treat the record holder of any share of Series A CRA Preferred Stock as the true and lawful owner thereof for all purposes, and neither the Corporation, nor any Remarketing Agent or Transfer Agent, shall be affected by any notice to the contrary.

11.	Rights With Respect To CRA Credit Allocations.
(a)    General. Holders of shares of Series A CRA Preferred Stock and other CRA Parity Securities shall be entitled to an allocation of CRA Credits. “CRA Credits” are an allocation, solely for CRA reporting purposes, of the value of assets owned directly or indirectly by the Operating Partnership (“Investments”) which may be considered a “qualified investment” under the CRA, for a holder of shares of Series A CRA Preferred Stock or other CRA Parity Securities. Subject to the terms of this Section 11, each holder of a share of Series A CRA Preferred Stock shall be entitled to an allocation of CRA Credits with respect to Investments in the Eligible CRA Portfolio that have a CRA Credit Value equal to the Liquidation Preference for such share of Series A CRA Preferred Stock. CRA Credit allocations shall be undertaken upon each issuance of shares of Series A CRA Preferred Stock and changes in such allocations, if any, shall be undertaken at the end of each quarter.
(b)    Initial Allocations. Each holder of shares of Series A CRA Preferred Stock shall provide to the Corporation a certification of its Self-Delineated Assessment Area. “Self-Delineated Assessment Area” is, with respect to each holder of shares of Series A CRA Preferred Stock, such holder’s geographic self-delineated assessment area or broader statewide or regional area that includes such holder’s self-delineated assessment area for purposes of the CRA. The Corporation shall notify each holder of shares of Series A CRA Preferred Stock of the Investments in the Eligible CRA Portfolio with respect to which such holder will be allocated CRA Credits, which Investments shall be located in such holder’s Self-Delineated Assessment Area. A holder of Shares of Series A CRA Preferred Stock which is allocated CRA Credits with respect to Investments that have a CRA Credit Value equal to the aggregate Liquidation Preference of such holder’s shares of Series A CRA Preferred Stock is referred to herein as a “Fully Allocated Stockholder.” A holder of shares of Series A CRA Stock Preferred that is not a Fully Allocated Stockholder is referred to herein as an “Unallocated Stockholder.”
(c)    Replacement Allocations. The determination of which Investments will be the basis for allocating CRA Credits to a holder of shares of Series A CRA Preferred Stock shall not be revised except as follows:
(i)    Sale of Allocated Assets. If an Investment with respect to which CRA Credits have been allocated to a holder of Series A CRA Preferred Stock is subsequently transferred (whether by sale or other disposition, including a foreclosure) prior to June 30, 2008 (a “Terminated Allocation”), then the Corporation shall (x) allocate to such holder available CRA Credits with respect to another Investment in the Eligible CRA Portfolio that is within the same Self-Delineated Assessment Area as the Investment that was transferred or another Self-Delineated Assessment Area certified in writing by such holder, or (y) if the Corporation does not have sufficient available Investments in the Eligible CRA Portfolio that is in such holder’s Self–Delineated Assessment Area, the Corporation shall use its commercially reasonable efforts (which may include acquiring a new Investment) to add to the Eligible CRA Portfolio a qualifying Investment in such holders’ Self-Delineated Assessment Area and allocate to such holder available CRA Credits with respect to such Investment. If a Terminated Allocation occurs after June 30, 2008, the Corporation shall have no obligation to add any Investment to the Eligible CRA Portfolio, but such holder may elect to receive an allocation of available CRA Credits with respect to an

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existing Investment in the Eligible CRA Portfolio, subject to the allocation priorities set forth in Section 11(d).
(ii)    Reclassification Upon Transfer. If a Fully Allocated Stockholder transfers its shares of Series A CRA Preferred Stock, the transferee shall receive the same allocation of CRA Credits as the Fully Allocated Stockholder had prior to transfer. If an Unallocated Stockholder transfers its shares of Series A CRA Preferred Stock, the transferee shall receive (i) the same allocation of CRA Credits as the Unallocated Stockholder had prior to transfer, and (ii) the same priority that the Unallocated Stockholder had prior to transfer with respect to allocations of CRA Credits which the Unallocated Stockholder has properly requested from the Corporation but had not received prior to transfer. Subject to the allocation priorities set forth in Section 11(d), a transferee shall have a one-time option to obtain a new allocation of available CRA Credits with respect to Investments in the Eligible CRA Portfolio.
(iii)    Permissive Reallocations; Sources of Available CRA Credits. The Corporation, in its sole discretion, may allow a holder of shares of Series A CRA Preferred Stock to request that CRA Credits be allocated with respect to a different Investment in the Eligible CRA Portfolio, subject to the allocation priorities set forth in Section 11(d).
(iv)    Mechanics for Allocation. The Corporation shall adopt such procedures as it deems necessary to implement the allocation of CRA Credits set forth in this Section 11.
(d)    Allocation Priorities. CRA Credits with respect to all (or a portion) of a particular Investment in the Eligible CRA Portfolio shall be available for allocation to a holder of shares of Series A CRA Preferred Stock only if and to the extent that a holder of shares of Series A CRA Preferred Stock or any CRA Parity Securities is not already entitled to receive allocations of CRA Credit with respect to such Investment (or a portion thereof). Available CRA Credits shall be allocated in accordance with the following priorities:
(i)    first, to Unallocated Stockholders;
(ii)    second, to holders of shares of Series A CRA Preferred Stock and holders of other CRA Parity Securities with Terminated Allocations prior to June 30, 2008;
(iii)    third, to holders of shares of Series A CRA Preferred Stock and holders of other CRA Parity Securities with Terminated Allocations on and after June 30, 2008;
(iv)    fourth, to a transferee of shares of Series A CRA Preferred Stock or other CRA Parity Securities; and
(v)    fifth, at the sole discretion of the Corporation, the balance to holders of shares of Series A CRA Preferred Stock and holders of other CRA Parity Securities who request a change in the Investment with respect to which they are allocated CRA Credits.
Within each category set forth above, the Corporation shall determine the order in which holders of shares of Series A CRA Preferred Stock and holders of other CRA Parity Securities are entitled to receive allocations of CRA Credits as follows:
(i)    for clause (i) above, priority shall be based on the order in which holders of shares of Series A CRA Preferred Stock or holders of other CRA Parity Securities became Unallocated Stockholders;

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(ii)    for clauses (ii) and (iii) above, priority shall be based on the order in which a holder of shares of Series A CRA Preferred Stock or a holder of other CRA Parity Securities suffered a Terminated Allocation;
(iii)    for clause (iv) above, priority shall be based on the order in which a holder of shares of Series A CRA Preferred Stock or other CRA Parity Securities were transferred; and
(iv)    for clause (v) above, priority shall be based on the order in which the request for reallocation is actually received by the Corporation.
(e)    Allocations with Respect to Subsequent CRA Parity Securities. Stockholders who acquire CRA Parity Securities issued by the Corporation after the Issue Date shall have the same rights to initial allocation and a change in allocation of available CRA Credits as the holders of shares of Series A CRA Preferred Stock and holders of other CRA Parity Securities who previously purchased such securities, subject to the allocation priorities set forth in Section 11(d).

11.1	Restrictions on Ownership and Transfers.
(A)    Generally. A holder of shares of Series A CRA Preferred Stock may not Transfer less than (i) two (2) shares of Series A CRA Preferred Stock, or (ii) in the event that the Corporation permitted a holder of Series A CRA Preferred Stock to purchase less than two (2) shares of Series A CRA Preferred Stock, the number of shares so purchased. In all events, however, if a transferor has not Transferred all of its shares of Series A CRA Preferred Stock, such transferor must retain no less than two (2) shares of Series A CRA Preferred Stock or the number of shares of Series A CRA Preferred Stock initially purchased.
(B)    Limitation on Beneficial Ownership. Except as provided in Section 11.7, from and after the Issue Date, no Person (other than the Initial Holder or a Look-Through Entity) shall Beneficially Own shares of Series A CRA Preferred Stock in excess of the Ownership Limit, the Initial Holder shall not Beneficially Own shares of Series A CRA Preferred Stock in excess of the Initial Holder Limit and no Look-Through Entity shall Beneficially Own shares of Series A CRA Preferred Stock in excess of the Look-Through Ownership Limit.
(C)    Transfers in Excess of Ownership Limit. Except as provided in Section 11.7, from and after the Issue Date (and subject to Section 11.11), any Transfer (whether or not such Transfer is the result of transactions entered into through the facilities of the NYSE or other securities exchange or an automated inter-dealer quotation system) that, if effective, would result in any Person (other than the Initial Holder or a Look-Through Entity) Beneficially Owning shares of Series A CRA Preferred Stock in excess of the Ownership Limit shall be void ab initio as to the Transfer of such shares of Series A CRA Preferred Stock that would be otherwise Beneficially Owned by such Person in excess of the Ownership Limit, and the intended transferee shall acquire no rights in such shares of Series A CRA Preferred Stock.
(D)    Transfers in Excess of Initial Holder Limit. Except as provided in Section 11.7, from and after the Issue Date (and subject to Section 11.11), any Transfer (whether or not such Transfer is the result of transactions entered into through the facilities of the NYSE or other securities exchange or an automated inter-dealer quotation system) that, if effective, would result in the Initial Holder Beneficially Owning shares of Series A CRA Preferred Stock in excess of the Initial Holder Limit shall be void ab initio as to the Transfer of such shares of Series A CRA Preferred Stock that would be otherwise Beneficially Owned by the Initial Holder in excess of the Initial Holder limit, and the Initial Holder shall acquire no rights in such shares of Series A CRA Preferred Stock.

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(E)    Transfers in Excess of Look-Through Ownership Limit. Except as provided in Section 11.7 from and after the Issue Date (and subject to Section 11.11), any Transfer (whether or not such Transfer is the result of transactions entered into through the facilities of the NYSE or other securities exchange or an automated inter-dealer quotation system) that, if effective, would result in any Look-Through Entity Beneficially Owning shares of Series A Series A CRA Preferred Stock in excess of the Look-Through Ownership limit shall be void ab initio as to the Transfer of such shares of Series A CRA Preferred Stock that would be otherwise Beneficially Owned by such Look-Through Entity in excess of the Look-Through Ownership Limit and such Look-Through Entity shall acquire no rights in such shares of Series A CRA Preferred Stock.
(F)    Transfers Resulting in “Closely Held” Status. From and after the Issue Date, any Transfer that, if effective would result in the Corporation being “closely held” within the meaning of Section 856(h) of the Code, or would otherwise result in the Corporation failing to qualify as a REIT (including, without limitation, a Transfer or other event that would result in the Corporation owning (directly or constructively) an interest in a tenant that is described in Section 856(d)(2)(B) of the Code if the income derived by the Corporation from such tenant would cause the Corporation to fail to satisfy any of the gross income requirements of Section 856(c) of the Code) shall be void ab initio as to the Transfer of shares of Series A CRA Preferred Stock that would cause the Corporation (i) to be “closely held” within the meaning of Section 856(h) of the Code or (ii) otherwise fail to qualify as a REIT, as the case may be, and the intended transferee shall acquire no rights in such shares of Series A CRA Preferred Stock.
(G)    Severability on Void Transactions. A Transfer of a share of Series A CRA Preferred Stock that is null and void under Sections 11.1(B), (C), (D), (E) or (F) of this Article because it would, if effective, result in (i) the ownership of Series A CRA Preferred Stock in excess of the Initial Holder Limit, the Ownership Limit, or the Look-Through Ownership Limit, (ii) the Corporation being “closely held” within the meaning of Section 856(h) of the Code or (iii) the Corporation otherwise failing to qualify as a REIT, shall not adversely affect the validity of the Transfer of any other share of Series A CRA Preferred Stock in the same or any other related transaction.
(H)    Remedies for Breach. If the Board of Directors or a committee thereof shall at any time determine in good faith that a Transfer or other event has taken place in violation of Section 11.1 of this Article or that a Person intends to acquire or has attempted to acquire Beneficial Ownership of any shares of Series A CRA Preferred Stock in violation of Section 11.1 of this Article (whether or not such violation is intended), the Board of Directors or a committee thereof shall be empowered to take any action as it deems advisable to refuse to give effect to or to prevent such Transfer or other event, including, but not limited to, refusing to give effect to such Transfer or other event on the books of the Corporation, causing the Corporation to redeem such shares at the then current Market Price and upon such terms and conditions as may be specified by the Board of Directors in its sole discretion (including, but not limited to, by means of the issuance of long-term indebtedness for the purpose of such redemption), demanding the repayment of any distributions received in respect of shares of Series A CRA Preferred Stock acquired in violation of Section 11.1 of this Article or instituting proceedings to enjoin such Transfer or to rescind such Transfer or attempted Transfer; provided, however, that any Transfers or attempted Transfers (or in the case of events other than a Transfer, Beneficial Ownership) in violation of Section 11.1 of this Article, regardless of any action (or non-action) by the Board of Directors or such committee, (a) shall be void ab initio or (b) shall automatically result in the transfer described in Section 11.2 of this Article; provided, further, that the provisions of this Section 11.1(H) shall be subject to the provisions of Section 11.11 of this Article; provided, further, that neither the Board of Directors nor any committee thereof may exercise such authority in a manner that interferes with any ownership or

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transfer of Series A CRA Preferred Stock that is expressly authorized pursuant to Section 11.7(C) of this Article.

11.2	Transfer in Trust.
(A)    Establishment of Trust. If, notwithstanding the other provisions contained in this Article, at any time after the Issue Date there is a purported Transfer (an “Excess Transfer”) (whether or not such Transfer is the result of transactions entered into through the facilities of the NYSE or other securities exchange or an automated inter-dealer quotation system) or other change in the capital structure of the Corporation (including, but not limited to, any redemption of Equity Stock) or other event (including, but not limited to, any acquisition of any share of Equity Stock) such that (a) any Person (other than the Initial Holder or a Look-Through Entity) would Beneficially Own shares of Series A CRA Preferred Stock in excess of the Ownership Limit, or (b) the Initial Holder would Beneficially Own shares of Series A CRA Preferred Stock in excess of the Initial Holder Limit, or (c) any Person that is a Look-Through Entity would Beneficially Own shares of Series A CRA Preferred Stock in excess of the Look-Through Ownership Limit (in any such event, the Person, Initial Holder or Look-Through Entity that would Beneficially Own shares of Series A CRA Preferred Stock in excess of the Ownership Limit, the Initial Holder Limit or the Look-Through Entity Limit, respectively, is referred to as a “Prohibited Transferee”), then, except as otherwise provided in Section 11.7 of this Article, such shares of Series A CRA Preferred Stock in excess of the Ownership Limit, the Initial Holder Limit or the Look-Through Ownership Limit, as the case may be, (rounded up to the nearest whole share) shall be automatically transferred to a Trustee in his capacity as trustee of a Trust for the exclusive benefit of one or more Charitable Beneficiaries. Such transfer to the Trustee shall be deemed to be effective as of the close of business on the Business Day prior to the Excess Transfer, change in capital structure or another event giving rise to a potential violation of the Ownership Limit, the Initial Holder Limit or the Look Through Entity Ownership Limit.
(B)    Appointment of Trustee. The Trustee shall be appointed by the Corporation and shall be a Person unaffiliated with either the Corporation or any Prohibited Transferee. The Trustee may be an individual or a bank or trust company duly licensed to conduct a trust business.
(C)    Status of Shares Held by the Trustee. Shares of Series A CRA Preferred Stock held by the Trustee shall be issued and outstanding shares of capital stock of the Corporation. Except to the extent provided in Section 11.2(E), the Prohibited Transferee shall have no rights in the Series A CRA Preferred Stock held by the Trustee, and the Prohibited Transferee shall not benefit economically from ownership of any shares held in trust by the Trustee, shall have no rights to dividends and shall not possess any rights to vote or other rights attributable to the shares held in the Trust.
(D)    Dividend and Voting Rights. The Trustee shall have all voting rights and rights to dividends with respect to shares of Series A CRA Preferred Stock held in the Trust, which rights shall be exercised for the benefit of the Charitable Beneficiary. Any dividend or distribution paid prior to the discovery by the Corporation that the shares of Series A CRA Preferred Stock have been transferred to the Trustee shall be repaid to the Corporation upon demand, and any dividend or distribution declared but unpaid shall be rescinded as void ab initio with respect to such shares of Series A CRA Preferred Stock. Any dividends or distributions so disgorged or rescinded shall be paid over to the Trustee and held in trust for the Charitable Beneficiary. Any vote cast by a Prohibited Transferee prior to the discovery by the Corporation that the shares of Series A CRA Preferred Stock have been transferred to the Trustee will be rescinded as void ab initio and shall be recast in accordance with the desires of the Trustee acting for the benefit of the Charitable Beneficiary. The owner of the shares at the time of the Excess Transfer, change in capital structure or other event giving rise to a potential violation of the Ownership Limit, Initial Holder

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Limit or Look-Through Entity Ownership Limit shall be deemed to have given an irrevocable proxy to the Trustee to vote the shares of Series A CRA Preferred Stock for the benefit of the Charitable Beneficiary.
(E)    Restrictions on Transfer. The Trustee of the Trust may sell the shares held in the Trust to a Person, designated by the Trustee, whose ownership of the shares will not violate the Ownership Restrictions. If such a sale is made, the interest of the Charitable Beneficiary shall terminate and proceeds of the sale shall be payable to the Prohibited Transferee and to the Charitable Beneficiary as provided in this Section 11.2(E). The Prohibited Transferee shall receive the lesser of (1) the price paid by the Prohibited Transferee for the shares or, if the Prohibited Transferee did not give value for the shares (through a gift, devise or other transaction), the Market Price of the shares on the day of the event causing the shares to be held in the Trust and (2) the price per share received by the Trustee from the sale or other disposition of the shares held in the Trust. Any proceeds in excess of the amount payable to the Prohibited Transferee shall be payable to the Charitable Beneficiary. If any of the transfer restrictions set forth in this Section 11.2(E) or any application thereof is determined in a final judgment to be void, invalid or unenforceable by any court having jurisdiction over the issue, the Prohibited Transferee may be deemed, at the option of the Corporation, to have acted as the agent of the Corporation in acquiring the Series A CRA Preferred Stock as to which such restrictions would, by their terms, apply, and to hold such Series A CRA Preferred Stock on behalf of the Corporation.
(F)    Purchase Right in Stock Transferred to the Trustee. Shares of Series A CRA Preferred Stock transferred to the Trustee shall be deemed to have been offered for sale to the Corporation, or its designee, at a price per share equal to the lesser of (i) the price per share in the transaction that resulted in such transfer to the Trust (or, in the case of a devise or gift, the Market Price at the time of such devise or gift) and (ii) the Market Price on the date the Corporation, or its designee, accepts such offer. The Corporation shall have the right to accept such offer for a period of 90 days after the later of (i) the date of the Excess Transfer or other event resulting in a transfer to the Trust and (ii) the date that the Board of Directors determines in good faith that an Excess Transfer or other event occurred.
(G)    Designation of Charitable Beneficiaries. By written notice to the Trustee, the Corporation shall designate one or more nonprofit organizations to be the Charitable Beneficiary of the interest in the Trust relating to such Prohibited Transferee if (i) the shares of Series A CRA Preferred Stock held in the Trust would not violate the Ownership Restrictions in the hands of such Charitable Beneficiary and (ii) each Charitable Beneficiary is an organization described in Sections 170(b)(1)(A), 170(c)(2) and 501(c)(3) of the Code.
11.3    Notice of Restricted Transfer. Any Person that acquires or attempts to acquire shares of Series A CRA Preferred Stock in violation of Section 11.1 of this Article, or any Person that is a Prohibited Transferee such that stock is transferred to the Trustee under Section 11.2 of this Article, shall immediately give written notice to the Corporation of such event and shall provide to the Corporation such other information as the Corporation may request in order to determine the effect, if any, of such Transfer or attempted Transfer or other event on the Corporation’s status as a REIT. Failure to give such notice shall not limit the rights and remedies of the Board of Directors provided herein in any way.
11.4    Owners Required to Provide Information. From and after the Issue Date certain record and Beneficial Owners and transferees of shares of Series A CRA Preferred Stock will be required to provide certain information as set out below.
(A)    Annual Disclosure. Every record holder or Beneficial Owner of more than 5% (or such other percentage between 0.5% and 5%, as provided in the applicable regulations adopted under the Code) of the number of Outstanding shares of Series A CRA Preferred Stock shall, within 30 days after

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January 1 of each year, give written notice to the Corporation stating the name and address of such record holder or Beneficial Owner, the number of shares of Series A CRA Preferred Stock Beneficially Owned, and a full description of how such shares are held. Each such record holder or Beneficial Owner of Series A CRA Preferred Stock shall, upon demand by the Corporation, disclose to the Corporation in writing such additional information with respect to the Beneficial Ownership of the Series A CRA Preferred Stock as the Board of Directors, in its sole discretion, deems appropriate or necessary to (i) comply with the provisions of the Code regarding the qualification of the Corporation as a REIT under the Code and (ii) ensure compliance with the Ownership Limit, the Initial Holder Limit or the Look-Through Ownership Limit, as applicable. Each stockholder of record, including without limitation any Person that holds shares of Series A CRA Preferred Stock on behalf of a Beneficial Owner, shall take all reasonable steps to obtain the written notice described in this Section 11.4 from the Beneficial Owner.
(B)    Disclosure at the Request of the Corporation. Any Person that is a Beneficial Owner of shares of Series A CRA Preferred Stock and any Person (including the stockholder of record) that is holding shares of Series A CRA Preferred Stock for a Beneficial Owner, and any proposed transferee of shares, shall provide such information as the Corporation, in its sole discretion, may request in order to determine the Corporation’s status as a REIT, to comply with the requirements of any taxing authority or other governmental agency, to determine any such compliance or to ensure compliance with the Ownership Limit, the Initial Holder Limit and the Look-Through Ownership Limit, and shall provide a statement or affidavit to the Corporation setting forth the number of shares of Series A CRA Preferred Stock already Beneficially Owned by such stockholder or proposed transferee and any related persons specified, which statement or affidavit shall be in the form prescribed by the Corporation for that purpose.
11.5Remedies Not Limited. Nothing contained in this Article shall limit the authority of the Board of Directors to take such other action as it deems necessary or advisable (subject to the provisions of Section 11.11 of this Article) (i) to protect the Corporation and the interests of its stockholders in the preservation of the Corporation’s status as a REIT and (ii) to insure compliance with the Ownership Limit, the Initial Holder Limit and the Look-Through Ownership Limit.
11.6Ambiguity. In the case of an ambiguity in the application of any of the provisions of Section 11 of this Article, or in the case of an ambiguity in any definition contained in Section 11 of this Article, the Board of Directors shall have the power to determine the application of the provisions of this Article with respect to any situation based on its reasonable belief, understanding or knowledge of the circumstances.
11.7     Exceptions. The following exceptions shall apply or may be established with respect to the limitations of Section 11.1 of this Article.
(A)    Waiver of Ownership Limit. The Board of Directors, upon receipt of a ruling from the Internal Revenue Service or an opinion of tax counsel or other evidence or undertaking acceptable to it, may waive the application, in whole or in part, of the Ownership Limit to a Person subject to the Ownership Limit, if such person is not an individual for purposes of Section 542(a) of the Code (as modified to exclude qualified trusts from treatment as individuals pursuant to Section 856(h)(3) of the Code) and is a corporation, partnership, limited liability company, estate or trust. In connection with any such exemption, the Board of Directors may require such representations and undertakings from such Person and may impose such other conditions as the Board of Directors deems necessary, in its sole discretion, to determine the effect, if any, of the proposed Transfer on the Corporation’s status as a REIT.
(B)    Pledge by Initial Holder. Notwithstanding any other provision of this Article, the pledge by the Initial Holder of all or any portion of the Series A CRA Preferred Stock directly owned at

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any time or from time to time shall not constitute a violation of Section 11.1 of this Article and the pledgee shall not be subject to the Ownership Limit with respect to the Series A CRA Preferred Stock so pledged to it either as a result of the pledge or upon foreclosure.
(C)    Underwriters. For a period of 270 days (or such longer period of time as any underwriter described below shall hold an unsold allotment of Series A CRA Preferred Stock) following the purchase of Series A CRA Preferred Stock by an underwriter that (i) is a corporation, partnership or other legal entity and (ii) participates in an offering of the Series A CRA Preferred Stock, such underwriter shall not be subject to the Ownership Limit with respect to the Series A CRA Preferred Stock purchased by it as a part of or in connection with such offering and with respect to any Series A CRA Preferred Stock purchased in connection with market making activities.
11.8Legend. Each certificate for Series A CRA Preferred Stock shall bear substantially the following legend:
“THIS SECURITY, WHICH HAS BEEN ISSUED BY APARTMENT INVESTMENT AND MANAGEMENT COMPANY (THE “CORPORATION”), HAS NOT BEEN AND WILL NOT BE REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR THE SECURITIES LAWS OF ANY JURISDICTION. NEITHER THIS SECURITY NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS SUCH TRANSACTION IS EXEMPT FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND ANY OTHER APPLICABLE JURISDICTION. BY ITS ACCEPTANCE HEREOF, THE HOLDER (1) REPRESENTS THAT IT IS A “QUALIFIED INSTITUTIONAL BUYER” (A “QUALIFIED INSTITUTIONAL BUYER”) (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT (“RULE 144A”)); AND (2) AGREES TO OFFER, SELL OR OTHERWISE TRANSFER THIS SECURITY OR ANY INTEREST OR PARTICIPATION HEREIN, ONLY (A) TO THE CORPORATION OR MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED, (B) PURSUANT TO A REGISTRATION STATEMENT WHICH HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT, (C) FOR SO LONG AS THIS SECURITY IS ELIGIBLE FOR RESALE PURSUANT TO RULE 144A, TO A PERSON IT REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER PURCHASING THIS SECURITY OR SUCH INTEREST OR PARTICIPATION FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF ANOTHER QUALIFIED INSTITUTIONAL BUYER AND TO WHOM NOTICE IS GIVEN THAT THE TRANSFER IS BEING MADE IN RELIANCE OF RULE 144A, OR (D) PURSUANT TO ANOTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, SUBJECT TO ANY REQUIREMENT OF LAW THAT THE DISPOSITION OF THIS SECURITY OR SUCH INTEREST OR PARTICIPATION BE AT ALL TIMES WITHIN ITS CONTROL, AND IN COMPLIANCE WITH THE SECURITIES LAWS OF ANY OTHER APPLICABLE JURISDICTION.
ANY TRANSFER OF THIS SECURITY MUST BE IN AN AMOUNT OF NOT LESS THAN $500,000 AND INTEGRAL MULTIPLES THEREOF, TO A TRANSFEREE PURCHASING FOR INVESTMENT PURPOSES AND NOT WITH A VIEW TO OR FOR OFFER OR SALE IN CONNECTION WITH ANY DISTRIBUTION IN VIOLATION OF THE SECURITIES ACT.
NO TRANSFER OF THIS SECURITY OR ANY INTEREST OR PARTICIPATION HEREIN WILL BE PERMITTED IF SUCH TRANSFER WOULD RESULT IN A VIOLATION OF THE

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“OWNERSHIP LIMIT” AS DEFINED IN THE ARTICLES SUPPLEMENTARY OR OTHERWISE COULD ADVERSELY AFFECT THE STATUS OF THE CORPORATION AS A REIT. ANY TRANSFER IN VIOLATION OF THE FOREGOING WILL BE OF NO FORCE AND EFFECT, WILL BE VOID AB INITIO, AND WILL NOT OPERATE TO TRANSFER ANY RIGHTS TO THE TRANSFEREE, NOTWITHSTANDING ANY INSTRUCTION TO THE RIGHTS TO THE CONTRARY TO THE CORPORATION OR ANY INTERMEDIARY.
THE SHARES OF SERIES A COMMUNITY REINVESTMENT ACT PERPETUAL PREFERRED STOCK (THE “CRA PREFERRED STOCK”) REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO RESTRICTIONS ON TRANSFER. NO PERSON MAY BENEFICIALLY OWN SHARES OF CRA PREFERRED STOCK IN EXCESS OF THE OWNERSHIP RESTRICTIONS, AS APPLICABLE, WITH CERTAIN FURTHER RESTRICTIONS AND EXCEPTIONS SET FORTH IN THE CORPORATION’S CHARTER (INCLUDING THE ARTICLES SUPPLEMENTARY SETTING FORTH THE TERMS OF THE CRA PREFERRED STOCK). ANY PERSON THAT ATTEMPTS TO BENEFICIALLY OWN SHARES OF CRA PREFERRED STOCK IN EXCESS OF THE APPLICABLE LIMITATION MUST IMMEDIATELY NOTIFY THE CORPORATION. ALL CAPITALIZED TERMS IN THIS LEGEND HAVE THE MEANINGS ASCRIBED TO SUCH TERMS IN THE CHARTER (INCLUDING THE ARTICLES SUPPLEMENTARY SETTING FORTH THE TERMS OF THE CRA PREFERRED STOCK), AS THE SAME MAY BE AMENDED FROM TIME TO TIME, A COPY OF WHICH, INCLUDING THE RESTRICTIONS ON TRANSFER, WILL BE SENT WITHOUT CHARGE TO EACH STOCKHOLDER THAT SO REQUESTS. IF THE RESTRICTIONS ON TRANSFER ARE VIOLATED, (I) THE TRANSFER OF THE SHARES OF CRA PREFERRED STOCK REPRESENTED HEREBY WILL BE VOID IN ACCORDANCE WITH THE CHARTER (INCLUDING THE ARTICLES SUPPLEMENTARY SETTING FORTH THE TERMS OF THE CRA PREFERRED STOCK) OR (II) THE SHARES OF CRA PREFERRED STOCK REPRESENTED HEREBY WILL AUTOMATICALLY BE TRANSFERRED TO A TRUSTEE OF A TRUST FOR THE BENEFIT OF ONE OR MORE CHARITABLE BENEFICIARIES.”
11.9Severability. If any provision of this Article or any application of any such provision is determined in a final and unappealable judgment to be void, invalid or unenforceable by any Federal or state court having jurisdiction over the issues, the validity and enforceability of the remaining provisions shall not be affected and other applications of such provision shall be affected only to the extent necessary to comply with the determination of such court.
11.10Board of Directors Discretion. Anything in this Article to the contrary notwithstanding, the Board of Directors shall be entitled to take or omit to take such actions as it in its discretion shall determine to be advisable in order that the Corporation maintain its status as and continue to qualify as a REIT, including, but not limited to, reducing the Ownership Limit, the Initial Holder Limit and the Look-Through Ownership Limit in the event of a change in law.
11.11Settlement. Nothing in this Section 11 of this Article shall be interpreted to preclude the settlement of any transaction entered into through the facilities of the NYSE or other securities exchange or an automated inter-dealer quotation system.

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ARTICLES SUPPLEMENTARY
APARTMENT INVESTMENT AND MANAGEMENT COMPANY
Class A Cumulative Preferred Stock
(Par Value $.01 Per Share)

APARTMENT INVESTMENT AND MANAGEMENT COMPANY, a Maryland corporation (hereinafter called the “Corporation”), having its principal office in Baltimore City, Maryland, hereby certifies to the Department of Assessments and Taxation of the State of Maryland that:
FIRST: Pursuant to authority expressly vested in the Board of Directors of the Corporation by Section 1.2 of Article IV of the Charter of the Corporation, as amended to date (the “Charter”), the Board of Directors has duly divided and classified 5,000,000 authorized but unissued shares of Class A Common Stock of the Corporation, par value $.01 per share, into a class designated as Class A Cumulative Preferred Stock, par value $.01 per share, and has provided for the issuance of such class.
SECOND: The reclassification increases the number of shares classified as Class A Cumulative Preferred Stock, par value $.01 per share, from no shares immediately prior to the reclassification to 5,000,000 shares immediately after the reclassification. The reclassification decreases the number of shares classified as Class A Common Stock from 505,787,260 shares immediately prior to the reclassification to 500,787,260 shares immediately after the reclassification. The number of shares classified as Class A Cumulative Preferred Stock may be decreased upon reacquisition thereof in any manner, or by retirement thereof, by the Corporation.
THIRD: The terms of the Class A Cumulative Preferred Stock (including the preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends and other distributions, qualifications, or terms or conditions of redemption) as set by the Board of Directors are as follows:
1.Number of Shares and Designation.
This class of Preferred Stock shall be designated as Class A Cumulative Preferred Stock (the “Class A Preferred Stock”) and 5,000,000 shall be the authorized number of shares of such Class A Preferred Stock constituting such class.
2.Definitions.
For purposes of the Class A Preferred Stock, the following terms shall have the meanings indicated:
“Act” shall mean the Securities Act of 1933, as amended.
“affiliate” of a Person means a Person that directly, or indirectly through one or more intermediaries, controls or is controlled by, or is under common control with, the Person specified.
“Aggregate Value” shall mean, with respect to any block of Equity Stock, the product of (i) the number of shares of Equity Stock within such block and (ii) the corresponding Market Price of one share of Equity Stock of such class.
“Alternative Form Consideration” has the meaning set forth in Section 11(e) of this Article.
“Beneficial Ownership” shall mean, with respect to any Person, ownership of shares of Equity Stock equal to the sum of (without duplication) (i) the number of shares of Equity Stock directly owned by such Person, (ii) the number of shares of Equity Stock indirectly owned by such Person (if such Person is an “individual” as defined in Section 542(a)(2) of the Code) taking into account the constructive ownership rules of Section 544 of the Code, as modified by Section 856(h)(1)(B) of the Code, and (iii) the number of shares of Equity Stock that such Person is deemed to beneficially own pursuant to Rule 13d-3 under the Exchange Act, or that is attributed to such Person pursuant to Section 318 of the Code, as modified by Section 856(d)(5) of the Code, provided that when applying this definition of Beneficial Ownership to the Initial Holder, clause (iii) of this definition, and clause (ii) of the definition of “Person” shall be disregarded. The terms “Beneficial Owner,” “Beneficially Owns” and “Beneficially Owned” shall have the correlative meanings.
“Board of Directors” shall mean the Board of Directors of the Corporation or any committee authorized by such Board of Directors to perform any of its responsibilities with respect to the Class A Preferred Stock; provided that, for purposes of Section 8(a) of this Article, the term “Board of Directors” shall not include any such committee.
“Business Day” shall mean any day other than a Saturday, Sunday or a day on which state or federally chartered banking institutions in New York, New York are not required to be open.
“Change of Control” shall mean, after the Issue Date, the following have occurred and are continuing: (i) the acquisition by any person, including any syndicate or group deemed to be a “person” under Section 13(d)(3) of the Exchange Act, of beneficial ownership, directly or indirectly, through a purchase, merger or other acquisition transaction or series of purchases, mergers or other acquisition transactions of stock of the Corporation entitling that person to exercise more than 50% of the total voting power of all stock of the Corporation entitled to vote generally in the election of the Corporation’s directors (except that such person will be deemed to have beneficial ownership of all securities that such person has the right to acquire, whether such right is currently exercisable or is exercisable only upon the occurrence of a subsequent condition); and (ii) following the closing of any transaction referred to in (i) above, neither the Corporation nor the acquiring or surviving entity has a class of common securities (or American Depositary Receipts representing such securities) listed on the NYSE, the NYSE MKT or NASDAQ, or listed or quoted on an exchange or quotation system that is a successor to the NYSE, the NYSE MKT or NASDAQ.
“Change of Control Conversion Date” has the meaning set forth in Section 11(k) of this Article.
“Change of Control Conversion Right” has the meaning set forth in Section 11(a) of this Article.
“Charitable Beneficiary” shall mean one or more beneficiaries of the Trust as determined pursuant to Section 10(h)(vii) of this Article, each of which shall be an organization described in Section 170(b)(1)(A), 170(c)(2) and 501(c)(3) of the Code.
“Class A Common Stock” shall mean the Class A Common Stock, par value $.01 per share, of the Corporation, and such other shares of the Corporation’s capital stock into which outstanding shares of such Class A Common Stock shall be reclassified.
“Class A Preferred Stock” shall have the meaning set forth in Section 1 of this Article.
“Closing Price” shall mean, when used with respect to a share of any Equity Stock and for any date, the last sale price, regular way, or, in case no such sale takes place on such day, the average of the closing bid and asked prices, regular way, in either case, as reported in the principal consolidated transaction reporting system with respect to securities listed or admitted to trading on the NYSE or, if the Equity Stock is not listed or admitted to trading on the NYSE, as reported in the principal consolidated transaction reporting system with respect to securities listed on the principal national securities exchange on which the Equity Stock is listed or admitted to trading or, if the

Equity Stock is not listed or admitted to trading on any national securities exchange, the last quoted price, or if not so quoted, the average of the high bid and low asked prices in the over-the-counter market, as reported by the National Association of Securities Dealers, Inc. Automated Quotation System or, if such system is no longer in use, the principal other automated quotation system that may then be in use or, if the Equity Stock is not quoted by any such organization, the average of the closing bid and asked prices as furnished by a professional market maker making a market in the Equity Stock selected by the Board of Directors of the Corporation or, if the Equity Stock is not publicly traded, the fair value of a share of such Equity Stock as reasonably determined in good faith by the Board of Directors.
“Code” shall mean the Internal Revenue Code of 1986, as amended from time to time, or any successor statute thereto. Reference to any provision of the Code shall mean such provision as in effect from time to time, as the same may be amended, and any successor thereto, as interpreted by any applicable regulations or other administrative pronouncements as in effect from time to time.
“Common Stock Conversion Consideration” has the meaning set forth in Section 11(a) of this Article.
“Common Stock Price” has the meaning set forth in Section 11(l) of this Article.
“Conversion Consideration” has the meaning set forth in Section 11(e) of this Article.
“Depositary” has the meaning set forth in Section 11(n) of this Article.
“Dividend Payment Date” shall mean January 15, April 15, July 15, and October 15 of each year; provided, that if any Dividend Payment Date falls on any day other than a Business Day, the dividend payment payable on such Dividend Payment Date shall be paid on the Business Day immediately following such Dividend Payment Date and no interest shall accrue on such dividend from such date to such Dividend Payment Date.
“Dividend Periods” shall mean the Initial Dividend Period and each subsequent quarterly dividend period commencing on and including January 15, April 15, July 15, and October 15 of each year and ending on and including the day preceding the first day of the next succeeding Dividend Period, other than the Dividend Period during which any Class A Preferred Stock shall be redeemed pursuant to Section 5 of this Article, which shall end on and include the Redemption Date with respect to the Class A Preferred Stock being redeemed.
“Equity Stock” shall mean one or more shares of any class of capital stock of the Corporation.
“Excess Transfer” has the meaning set forth in Section 10(h)(i) of this Article.
“Exchange Act” shall mean the Securities Exchange Act of 1934, as amended.
“Exchange Cap” has the meaning set forth in Section 11(d) of this Article.
“Initial Dividend Period” shall mean the period commencing on and including the Issue Date and ending on and including July 14, 2014.
“Initial Holder” shall mean Terry Considine.
“Initial Holder Limit” shall mean a number of the Outstanding shares of Class A Preferred Stock of the Corporation having an Aggregate Value not in excess of the excess of (x) 15% of the Aggregate Value of all Outstanding shares of Equity Stock over (y) the Aggregate Value of all shares of Equity Stock other than Class A Preferred Stock that are Beneficially Owned by the Initial Holder. From the Issue Date, the secretary of the Corporation, or such other person as shall be designated by the Board of Directors, shall upon request make available to the representative(s) of the Initial Holder and the Board of Directors, a schedule that sets forth the then-current Initial Holder Limit applicable to the Initial Holder.
“Issue Date” shall mean May 16, 2014.
“Junior Stock” shall have the meaning set forth in Section 7(c) of this Article.
“Liquidation Preference” shall have the meaning set forth in Section 4(a) of this Article.
“Look-Through Entity” shall mean a Person that is either (i) described in Section 401(a) of the Code as provided under Section 856(h)(3) of the Code or (ii) registered under the Investment Company Act of 1940.
“Look-Through Ownership Limit” shall mean, for any Look-Through Entity, a number of the Outstanding shares of Class A Preferred Stock of the Corporation having an Aggregate Value not in excess of the excess of (x) 15% of the Aggregate Value of all Outstanding shares of Equity Stock over (y) the Aggregate Value of all shares of Equity Stock other than Class A Preferred Stock that are Beneficially Owned by the Look-Through Entity.
“Market Price” on any date shall mean, with respect to any share of Equity Stock, the Closing Price of a share of that class of Equity Stock on the Trading Day immediately preceding such date.
“NASDAQ” shall mean the NASDAQ Stock Market, Inc.
“NYSE” shall mean The New York Stock Exchange, Inc.
“NYSE MKT” shall mean the NYSE MKT LLC.
“Operating Partnership” shall mean AIMCO Properties, L.P., a Delaware limited partnership.
“Outstanding” shall mean issued and outstanding shares of Equity Stock of the Corporation; provided, however, that for purposes of the application of the Ownership Limit, the Look-Through Ownership Limit or the Initial Holder Limit to any Person, the term “Outstanding” shall be deemed to include the number of shares of Equity Stock that such Person alone, at that time, could acquire pursuant to any options or convertible securities.
“Ownership Limit” shall mean, for any Person other than the Initial Holder or a Look-Through Entity, a number of the Outstanding shares of Class A Preferred Stock of the Corporation having an Aggregate Value not in excess of the excess of (x) 8.7% of the Aggregate Value of all Outstanding shares of Equity Stock over (y) the Aggregate Value of all shares of Equity Stock other than Class A Preferred Stock that are Beneficially Owned by the Person.
“Ownership Restrictions” shall mean, collectively, the Ownership Limit, as applied to Persons other than the Initial Holder or Look-Through Entities, the Initial Holder Limit, as applied to the Initial Holder, and the Look-Through Ownership Limit, as applied to Look-Through Entities.
“Parity Stock” shall have the meaning set forth in Section 7(b) of this Article.
“Person” shall mean (a) for purposes of Section 10 of this Article, (i) an individual, corporation, partnership, estate, trust (including a trust qualifying under Section 401(a) or 501(c) of the Code), association, “private foundation,” within the meaning of Section 509(a) of the Code, joint stock company or other entity, and (ii) a “group,” as that term is used for purposes of Section 13(d)(3) of the Exchange Act, and (b) for purposes of the remaining Sections of this Article, any individual, firm, partnership, corporation or other entity, including any successor (by merger or otherwise) of such entity.
“Prohibited Transferee” shall have the meaning set forth in Section 10(h)(i) of this Article.
“Record Date” shall have the meaning set forth in Section 3(a) of this Article.
“Redemption Date” shall mean, in the case of any redemption of any shares of Class A Preferred Stock, the date fixed for redemption of such shares.
“Redemption Price” shall mean, with respect to any share of Class A Preferred Stock to be redeemed, 100% of the Liquidation Preference thereof, plus (except as provided in Section 5(c) of this Article) all accumulated, accrued and unpaid dividends (whether or not earned or declared), if any, to, but excluding, the Redemption Date.
“REIT” shall mean a “real estate investment trust,” as defined in Section 856 of the Code.
“Senior Stock” shall have the meaning set forth in Section 7(a) of this Article.
“set apart for payment” shall be deemed to include, without any action other than the following, the recording by the Corporation in its accounting ledgers of any accounting or bookkeeping entry which indicates, pursuant to a declaration of dividends or other distribution by the Board of Directors, the allocation of funds to be so paid on any series or class of capital stock of the Corporation; provided, however, that if any funds for any class or series of Junior Stock or any class or series of Parity Stock are placed in a separate account of the Corporation or delivered to a disbursing, paying or other similar agent, then “set apart for payment” with respect to the Class A Preferred Stock shall mean placing such funds in a separate account or delivering such funds to a disbursing, paying or other similar agent.
“Share Cap” has the meaning set forth in Section 11(a)(ii) of this Article.
“Share Split” has the meaning set forth in Section 11(c) of this Article.
“Trading Day” shall mean, when used with respect to any Equity Stock, (i) if the Equity Stock is listed or admitted to trading on the NYSE, a day on which the NYSE is open for the transaction of business, (ii) if the Equity Stock is not listed or admitted to trading on the NYSE but is listed or admitted to trading on another national securities exchange or automated quotation system, a day on which the principal national securities exchange or automated quotation system, as the case may be, on which the Equity Stock is listed or admitted to trading is open for the transaction of business, or (iii) if the Equity Stock is not listed or admitted to trading on any national securities exchange or automated quotation system, any day other than a Saturday, a Sunday or a day on which banking institutions in the State of New York are authorized or obligated by law or executive order to close.
“Transfer” shall mean any sale, transfer, gift, assignment, devise or other disposition of a share of Class A Preferred Stock (including (i) the granting of an option or any series of such options or entering into any agreement for the sale, transfer or other disposition of Class A Preferred Stock or (ii) the sale, transfer, assignment or other disposition of any securities or rights convertible into or exchangeable for Class A Preferred Stock), whether voluntary or involuntary, whether of record ownership or Beneficial Ownership, and whether by operation of law or otherwise (including, but not limited to, any transfer of an interest in other entities that results in a change in the Beneficial Ownership of shares of Class A Preferred Stock). The term “Transfers” and “Transferred” shall have correlative meanings.

“Transfer Agent” means such transfer agent as may be designated by the Board of Directors or their designee as the transfer agent for the Class A Preferred Stock; provided, that if the Corporation has not designated a transfer agent then the Corporation shall act as the transfer agent for the Class A Preferred Stock.
“Trust” shall mean the trust created pursuant to Section 10(h)(i) of this Article.
“Trustee” shall mean the Person unaffiliated with either the Corporation or the Prohibited Transferee that is appointed by the Corporation to serve as trustee of the Trust.
“Voting Preferred Stock” shall have the meaning set forth in Section 8(a) of this Article.
3.Dividends.
(a)The holders of Class A Preferred Stock shall be entitled to receive, when and as declared by the Board of Directors, out of funds legally available for that purpose, quarterly cash dividends on the Class A Preferred Stock in an amount per share equal to $0.4296875. Such dividends shall be cumulative from and including the Issue Date, whether or not in any Dividend Period or Periods such dividends shall be declared or there shall be funds of the Corporation legally available for the payment of such dividends, and shall be payable quarterly in arrears on each Dividend Payment Date, commencing on July 15, 2014. Each such dividend shall be payable in arrears to the holders of record of the Class A Preferred Stock, as they appear on the stock records of the Corporation at the close of business on January 1, April 1, July 1 or October 1 (each a “Record Date”), as the case may be, immediately preceding such Dividend Payment Date. Accumulated, accrued and unpaid dividends for any past Dividend Periods may be declared and paid at any time, without reference to any regular Dividend Payment Date, to holders of record on such date, which date shall not precede by more than 45 days the payment date thereof, as may be fixed by the Board of Directors.
(b)The amount of dividends payable per share of Class A Preferred Stock for the Initial Dividend Period, or any period shorter than a full Dividend Period, shall be computed ratably on the basis of twelve 30-day months and a 360-day year. Holders of Class A Preferred Stock shall not be entitled to any dividends, whether payable in cash, property or stock, in excess of cumulative dividends, as herein provided, on the Class A Preferred Stock. No interest, or sum of money in lieu of interest, shall be payable in respect of any dividend payment or payments on the Class A Preferred Stock that may be in arrears.
(c)So long as any of the shares of Class A Preferred Stock are outstanding, except as described in the immediately following sentence, no dividends shall be declared or paid or set apart for payment by the Corporation and no other distribution of cash or other property shall be declared or made, directly or indirectly, by the Corporation with respect to any class or series of Parity Stock for any period unless dividends equal to the full amount of accumulated, accrued and unpaid dividends have been or contemporaneously are declared and paid, or declared and a sum sufficient for the payment thereof has been or contemporaneously is set apart for such payment, on the Class A Preferred Stock for all Dividend Periods terminating on or prior to the date such dividend or distribution is declared, paid, set apart for payment or made, as the case may be, with respect to such class or series of Parity Stock. When dividends are not paid in full or a sum sufficient for such payment is not set apart, as aforesaid, all dividends declared upon the Class A Preferred Stock and all dividends declared upon any other class or series of Parity Stock shall be declared ratably in proportion to the respective amounts of dividends accumulated, accrued and unpaid on the Class A Preferred Stock and accumulated, accrued and unpaid on such Parity Stock.
(d)So long as any of the shares of Class A Preferred Stock are outstanding, no dividends (other than dividends or distributions paid in shares of Junior Stock, or options, warrants or rights to subscribe for or purchase shares of Junior Stock) shall be declared or paid or set apart for payment by the

Corporation and no other distribution of cash or other property shall be declared or made, directly or indirectly, by the Corporation with respect to any shares of Junior Stock, nor shall any shares of Junior Stock be redeemed, purchased or otherwise acquired (other than a redemption, purchase or other acquisition of Class A Common Stock made for purposes of an employee incentive or benefit plan of the Corporation or any subsidiary) for any consideration (or any monies be paid to or made available for a sinking fund for the redemption of any shares of any such stock) directly or indirectly by the Corporation (except by conversion into or exchange for shares of Junior Stock, or options, warrants or rights to subscribe for or purchase shares of Junior Stock), nor shall any other cash or other property otherwise be paid or distributed to or for the benefit of any holder of shares of Junior Stock in respect thereof, directly or indirectly, by the Corporation unless, in each case, dividends equal to the full amount of all accumulated, accrued and unpaid dividends on all outstanding shares of Class A Preferred Stock have been declared and paid, or such dividends have been declared and a sum sufficient for the payment thereof has been set apart for such payment, on all outstanding shares of Class A Preferred Stock for all Dividend Periods ending on or prior to the date such dividend or distribution is declared, paid, set apart for payment or made with respect to such shares of Junior Stock, or the date such shares of Junior Stock are redeemed, purchased or otherwise acquired or monies paid to or made available for any sinking fund for such redemption, or the date any such cash or other property is paid or distributed to or for the benefit of any holders of Junior Stock in respect thereof, as the case may be.
Notwithstanding the provisions of this Section 3, the Corporation shall not be prohibited from (i) declaring or paying or setting apart for payment any dividend or distribution on any shares of Parity Stock or (ii) redeeming, purchasing or otherwise acquiring any Parity Stock, in each case, if such declaration, payment, redemption, purchase or other acquisition is necessary in order to maintain the continued qualification of the Corporation as a REIT under Section 856 of the Code.
4.Liquidation Preference.
(a)In the event of any liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, before any payment or distribution by the Corporation (whether of capital, surplus or otherwise) shall be made to or set apart for the holders of any shares of Junior Stock, the holders of shares of Class A Preferred Stock shall be entitled to receive Twenty-Five Dollars ($25) per share of Class A Preferred Stock (the “Liquidation Preference”), plus an amount equal to all dividends (whether or not earned or declared) accumulated, accrued and unpaid thereon to, but excluding, the date of final distribution to such holders; but such holders shall not be entitled to any further payment. Until the holders of the Class A Preferred Stock have been paid the Liquidation Preference in full, plus an amount equal to all dividends (whether or not earned or declared) accumulated, accrued and unpaid thereon to, but excluding, the date of final distribution to such holders, no payment will be made to any holder of Junior Stock upon the liquidation, dissolution or winding up of the Corporation. If, upon any liquidation, dissolution or winding up of the Corporation, the assets of the Corporation, or proceeds thereof, distributable among the holders of Class A Preferred Stock shall be insufficient to pay in full the preferential amount aforesaid and liquidating payments on any other shares of any class or series of Parity Stock, then such assets, or the proceeds thereof, shall be distributed among the holders of Class A Preferred Stock and any such other Parity Stock ratably in the same proportion as the respective amounts that would be payable on such Class A Preferred Stock and any such other Parity Stock if all amounts payable thereon were paid in full. For the purposes of this Section 4, (i) a consolidation or merger of the Corporation with one or more corporations, (ii) a sale or transfer of all or substantially all of the Corporation’s assets, or (iii) a statutory share exchange shall not be deemed to be a liquidation, dissolution or winding up, voluntary or involuntary, of the Corporation.

(b)Upon any liquidation, dissolution or winding up of the Corporation, after payment shall have been made in full to the holders of Class A Preferred Stock and any Parity Stock, as provided in Section 4(a), any other series or class or classes of Junior Stock shall, subject to the respective terms thereof, be entitled to receive any and all assets remaining to be paid or distributed, and the holders of the Class A Preferred Stock and any Parity Stock shall not be entitled to share therein.
5.Redemption at the Option of the Corporation.
(a)Shares of Class A Preferred Stock shall not be redeemable by the Corporation prior to May 16, 2019, except as set forth in Section 5(b) and Section 10(g) of this Article. On and after May 16, 2019 the Corporation may, at its option, redeem shares of Class A Preferred Stock at any time in whole, or from time to time in part, at a redemption price payable in cash equal to the Redemption Price applicable thereto.
(b)Upon the occurrence of a Change of Control, the Corporation may, at its option, redeem shares of Class A Preferred Stock, in whole or in part, within 120 days after the first date on which such Change of Control occurred, for cash at the Redemption Price. If, prior to the Change of Control Conversion Date, the Corporation has provided or provides notice of its election to redeem some or all of the shares of Class A Preferred Stock (whether pursuant to Section 5(a) or (b)), the holders of Class A Preferred Stock shall not have the Change of Control Conversion Right set forth in Section 11 of this Article with respect to the shares called for redemption and any shares of Class A Preferred Stock called for redemption that have been tendered for conversion will be redeemed on the applicable Redemption Date instead of converted on the applicable Change of Control Conversion Date.
(c)Anything herein to the contrary notwithstanding, and except as otherwise required by law, the persons who are holders of record of shares of Class A Preferred Stock at the close of business on a Record Date will be entitled to receive the dividend payable on the corresponding Dividend Payment Date notwithstanding the redemption of those shares after such Record Date and on or prior to such Dividend Payment Date or the default by the Corporation in the payment of the dividend due on that Dividend Payment Date, in which case the Redemption Price payable upon redemption of such shares of Class A Preferred Stock will not include such dividend, and the full amount of the dividend payable for the applicable Dividend Period shall instead be paid on such Dividend Payment Date to the holders of record at the close of business on such Record Date as aforesaid.
(d)The Redemption Date shall be selected by the Corporation, and shall be specified in a notice of redemption which will be mailed, postage prepaid, not less than 30 days nor more than 60 days prior to the Redemption Date, to the holders of record of the Class A Preferred Stock to be redeemed at their addresses as they appear on the stock records of the Corporation. No failure to give such notice or any defect therein or in the mailing thereof shall affect the validity of the proceedings for the redemption of any shares of Class A Preferred Stock except as to the holder to whom notice was defective or not given. Any notice mailed in the manner herein provided shall be conclusively presumed to have been duly given on the date mailed whether or not the holder receives the notice. Each notice shall state: (i) the Redemption Date; (ii) the number of shares of Class A Preferred Stock to be redeemed; (iii) the Redemption Price and whether or not accumulated, accrued and unpaid dividends will be payable as part of the Redemption Price, or payable on the next Dividend Payment Date to the persons who were holders of record at the close of business on the relevant Record Date; (iv) the place or places where certificates for the Class A Preferred Stock are to be surrendered for payment of the Redemption Price; (v) the procedures that the holders of Class A Preferred Stock must follow to surrender the certificates for redemption, including whether the certificates shall be properly endorsed or assigned for transfer; (vi) that dividends on the shares to be redeemed will cease to accumulate on such Redemption Date; (vii) whether such redemption is being made pursuant to Section 5(a) or (b); (viii) if applicable, that such redemption is being made in connection with a Change of Control and, in that case, a brief description of the transaction or transactions constituting such Change of Control; and (ix) if such redemption is being made in connection with a Change of Control, that the holders of the shares of Class A Preferred Stock being so called for redemption will not be able to tender such shares of Class A Preferred Stock for conversion in connection with the Change of Control and that each share of Class A Preferred Stock tendered for conversion that is called for redemption prior to the Change of Control Conversion Date will be redeemed on the Redemption Date instead of converted on the Change of Control Conversion Date. If fewer than all of the shares of Class A Preferred Stock held by any holder are to be redeemed, the notice mailed to such holder shall also specify the number of shares of Class A Preferred Stock to be redeemed from such holder and, upon redemption, to the extent the shares of Class A Preferred Stock are represented by certificates, a new certificate shall be issued representing the unredeemed shares without cost to the holder thereof.
(e)If notice of redemption of any shares of Class A Preferred Stock has been given (unless the Corporation fails to make available the funds necessary for such redemption), then from and after the Redemption Date, dividends will cease to accumulate on such shares of Class A Preferred Stock, such shares of Class A Preferred Stock shall no longer be deemed outstanding and all rights of the holders of such shares will terminate, except the right to receive the Redemption Price payable upon redemption (and any dividend payable pursuant to Section 5(c)). The Corporation’s obligation to make available the funds necessary to effect a redemption in accordance with the preceding sentence shall be deemed fulfilled if, on or before the applicable Redemption Date, the Corporation shall irrevocably deposit in trust with a bank or trust company (which may not be an affiliate of the Corporation) that has, or is an affiliate of a bank or trust company that has, a capital and surplus of at least $50,000,000, such amount of cash as is necessary for such redemption plus, if such Redemption Date occurs after any Record Date and on or prior to the related Dividend Payment Date, such amount of cash as is necessary to pay the dividend payable on such Dividend Payment Date in respect of such shares of Class A Preferred Stock called for redemption, with irrevocable instructions that such cash be applied to the redemption of the shares of Class A Preferred Stock so called for redemption and, if applicable, the payment of such dividend. No interest shall accrue for the benefit of the holders of shares of Class A Preferred Stock to be redeemed on any cash so set aside by the Corporation. Subject to applicable escheat laws, any such cash unclaimed at the end of two years from the Redemption Date shall revert to the general funds of the Corporation, after which reversion the holders of shares of Class A Preferred Stock so called for redemption shall look only to the general funds of the Corporation for the payment of such cash. In the event that any Redemption Date shall not be a Business Day, then payment of the Redemption Price payable upon redemption need not be made on such Redemption Date but may be made on the next succeeding Business Day with the same force and effect as if made on such Redemption Date and no interest, additional dividends or other sums shall accrue on the amount so payable for the period from and after such Redemption Date to such next succeeding Business Day. If less than all of the outstanding shares of Class A Preferred Stock are to be redeemed, the shares of Class A Preferred Stock to be redeemed shall be selected pro rata (as nearly as may be practicable without creating fractional shares) or by lot.
(f)Upon surrender, in accordance with the notice of redemption, of the certificates representing any shares of Class A Preferred Stock to be so redeemed (properly endorsed or assigned for transfer, if the Corporation shall so require and the notice shall so state) (or, in the case of shares of Class A Preferred Stock held in book-entry form through a depositary, upon delivery of such shares in accordance with such notice and the procedures of such depositary), such shares of Class A Preferred Stock shall be redeemed by the Corporation at the Redemption Price. In case fewer than all the shares of Class A Preferred Stock represented by any such certificate are redeemed, a new certificate or certificates shall be issued representing the unredeemed shares of Class A Preferred Stock without cost to the holder thereof.

(g)Unless full cumulative dividends for all past Dividend Periods on all outstanding shares of Class A Preferred Stock have been or contemporaneously are declared and paid or declared and a sum sufficient for the payment thereof is set apart for payment, (i) no shares of Class A Preferred Stock shall be redeemed unless all outstanding shares of Class A Preferred Stock are simultaneously redeemed, and (ii) the Corporation shall not purchase or otherwise acquire, directly or indirectly, any shares of Class A Preferred Stock (except by conversion into or exchange for Junior Stock); provided, however, that the foregoing shall not prevent the purchase or acquisition by the Corporation of shares of Class A Preferred Stock pursuant to Section 10 of this Article in order to preserve the qualification of the Corporation as a REIT for federal and/or state income tax purposes or pursuant to a purchase or exchange offer made on the same terms to the holders of all outstanding shares of Class A Preferred Stock. Subject to the limitations set forth in the Charter (including these terms of the Class A Preferred Stock), the Corporation shall be entitled at any time and from time to time to repurchase shares of Class A Preferred Stock in open-market transactions, by tender or by private agreement, in each case, as duly authorized by the Board of Directors and effected in compliance with applicable laws.
6.Status of Reacquired Stock.
All shares of Class A Preferred Stock that have been issued and reacquired in any manner by the Corporation shall be returned to the status of authorized but unissued shares of Class A Preferred Stock.
7.Ranking.
Any class or series of capital stock of the Corporation shall be deemed to rank:
(a)prior or senior to the Class A Preferred Stock, as to the payment of dividends and as to distribution of assets upon liquidation, dissolution or winding up, if the holders of such class or series shall be entitled to the receipt of dividends and of amounts distributable upon liquidation, dissolution or winding up, as the case may be, in preference or priority to the holders of Class A Preferred Stock (“Senior Stock”);
(b)on a parity with the Class A Preferred Stock, as to the payment of dividends and as to distribution of assets upon liquidation, dissolution or winding up, whether or not the dividend rates, dividend payment dates or redemption or liquidation prices per share thereof be different from those of the Class A Preferred Stock, if (i) such capital stock is Class Z Cumulative Preferred Stock or Series A Community Reinvestment Act Perpetual Preferred Stock of the Corporation, or (ii) the holders of such class of stock or series and the Class A Preferred Stock shall be entitled to the receipt of dividends and of amounts distributable upon liquidation, dissolution or winding up in proportion to their respective amounts of accumulated, accrued and unpaid dividends per share or liquidation preferences, without preference or priority of one over the other (the capital stock referred to in clauses (i) and (ii) of this paragraph being hereinafter referred to, collectively, as “Parity Stock”); and
(c)junior to the Class A Preferred Stock, as to the payment of dividends and as to the distribution of assets upon liquidation, dissolution or winding up, if (i) such capital stock or series shall be Class A Common Stock or (ii) the holders of Class A Preferred Stock shall be entitled to receipt of dividends or of amounts distributable upon liquidation, dissolution or winding up, as the case may be, in preference or priority to the holders of shares of such class or series (the capital stock referred to in clauses (i) and (ii) of this paragraph being hereinafter referred to, collectively, as “Junior Stock”).
8.Voting.
(a)If and whenever six or more quarterly dividends (whether or not consecutive) payable on the Class A Preferred Stock or any series or class of Parity Stock shall be in arrears (which shall, with respect to any such quarterly dividend, mean that any such dividend has not been paid in full), whether or not earned or declared, the number of directors then constituting the Board of Directors shall be increased by two if not already increased by reason of similar types of provisions with respect to shares of any other class or series of Parity Stock which is entitled to similar voting rights (the “Voting Preferred Stock”) and the holders of shares of Class A Preferred Stock, together with the holders of shares of all other Voting Preferred Stock then entitled to exercise similar voting rights, voting as a single class regardless of series, shall be entitled to elect the two additional directors to serve on the Board of Directors at any annual meeting of stockholders or special meeting held in place thereof, or at a special meeting of the holders of the Class A Preferred Stock and the Voting Preferred Stock called as hereinafter provided. Whenever all arrears in dividends on the Class A Preferred Stock and the Voting Preferred Stock then outstanding shall have been paid and dividends thereon for the current quarterly dividend period shall have been declared and paid, or declared and set apart for payment, then the right of the holders of the Class A Preferred Stock and the Voting Preferred Stock to elect such additional two directors shall cease (but subject always to the same provision for the vesting of such voting rights in the case of any similar future arrearages), and the terms of office of all persons elected as directors by the holders of the Class A Preferred Stock and the Voting Preferred Stock shall forthwith terminate and the number of directors constituting the Board of Directors shall be reduced accordingly. At any time after such voting power shall have been so vested in the holders of Class A Preferred Stock and the Voting Preferred Stock, if applicable, the Secretary of the Corporation may, and upon the written request of any holder of Class A Preferred Stock (addressed to the Secretary at the principal office of the Corporation) shall, call a special meeting of the holders of the Class A Preferred Stock and of the Voting Preferred Stock for the election of the two directors to be elected by them as herein provided, such call to be made by notice similar to that provided in the Bylaws of the Corporation for a special meeting of the stockholders or as required by law. If any such special meeting required to be called as above provided shall not be called by the Secretary within 20 days after receipt of any such request, then any holder of Class A Preferred Stock may call such meeting, upon the notice above provided, and for that purpose shall have access to the stock books of the Corporation. The directors elected at any such special meeting shall hold office until the next annual meeting of the stockholders or special meeting held in lieu thereof if such office shall not have previously terminated as above provided. If any vacancy shall occur among the directors elected by the holders of the Class A Preferred Stock and the Voting Preferred Stock, a successor shall be elected by the Board of Directors, upon the nomination of the then-remaining director elected by the holders of the Class A Preferred Stock and the Voting Preferred Stock or the successor of such remaining director, to serve until the next annual meeting of the stockholders or special meeting held in place thereof if such office shall not have previously terminated as provided above.
(b)So long as any shares of Class A Preferred Stock are outstanding, in addition to any other vote or consent of stockholders required by law or by the Charter of the Corporation, the affirmative vote of at least 66-2/3% of the votes entitled to be cast by the holders of the Class A Preferred Stock voting as a single class, given in person or by proxy, either in writing without a meeting or by vote at any meeting called for the purpose, shall be necessary for effecting or validating:
(i)any amendment, alteration or repeal of any of the provisions of, or the addition of any provision to, the Charter, including these Articles Supplementary, whether by merger, consolidation or otherwise, that would materially adversely affect the voting powers, rights or preferences of the holders of the Class A Preferred Stock; provided, however, that (x) the amendment of the provisions of the Charter so as to authorize or create, or to increase or decrease the authorized amount of, or issue any Junior Stock, Class A Preferred Stock or any shares of any class of Parity Stock, shall not be deemed to materially adversely affect the voting powers, rights or preferences of the holders of Class A Preferred Stock; and (y) with respect to any such amendment, alteration or repeal of any of the provisions of, or the addition of any provision to, the Charter, including these Articles Supplementary, whether by merger, consolidation or otherwise, so long as the Class A Preferred Stock remains outstanding with the terms thereof materially unchanged, taking into account that, upon the occurrence of such event, the Corporation may not be the surviving entity and such surviving entity may thereafter be the issuer of the Class A Preferred Stock, the occurrence of any such event shall not be deemed to materially and adversely affect the voting powers, rights, or preferences of the Class A Preferred Stock; or
(ii)the authorization, creation of, increase in the authorized amount of, or issuance of any shares of any class or series of Senior Stock or any security convertible into shares of any class or series of Senior Stock (whether or not such class or series of Senior Stock is currently authorized);
provided, however, that no such vote of the holders of Class A Preferred Stock shall be required if, at or prior to the time when such amendment, alteration or repeal is to take effect, or when the issuance of any such Senior Stock or convertible or exchangeable security is to be made, as the case may be, provision is made for the redemption of all shares of Class A Preferred Stock at the time outstanding to the extent such redemption is authorized by Section 5 of this Article (unless any proceeds from the sale of such Senior Stock are to be used to fund all or part of the Redemption Price payable for the Class A Preferred Stock).
For purposes of the foregoing provisions and all other voting rights under these Articles Supplementary, each share of Class A Preferred Stock shall have one (1) vote per share, except that when any other class or series of preferred stock of the Corporation shall have the right to vote with the Class A Preferred Stock as a single class on any matter, then the Class A Preferred Stock and such other class or series shall have with respect to such matters one quarter of one vote per $25 of stated liquidation preference. Except as otherwise required by applicable law or as set forth herein or in the Charter, the Class A Preferred Stock shall not have any relative, participating, optional or other special voting rights and powers other than as set forth herein, and the consent of the holders thereof shall not be required for the taking of any corporate action.
9.Record Holders.
The Corporation and the Transfer Agent may deem and treat the record holder of any share of Class A Preferred Stock as the true and lawful owner thereof for all purposes, and neither the Corporation nor the Transfer Agent shall be affected by any notice to the contrary.
10.Restrictions on Ownership and Transfers.
(a)Limitation on Beneficial Ownership. Except as provided in Section 10(m), from and after the Issue Date, no Person (other than the Initial Holder or a Look-Through Entity) shall Beneficially Own shares of Class A Preferred Stock in excess of the Ownership Limit, the Initial Holder shall not Beneficially Own shares of Class A Preferred Stock in excess of the Initial Holder Limit and no Look-Through Entity shall Beneficially Own shares of Class A Preferred Stock in excess of the Look-Through Ownership Limit.
(b)Transfers in Excess of Ownership Limit. Except as provided in Section 10(m), from and after the Issue Date (and subject to Section 10(q)), any Transfer (whether or not such Transfer is the result of transactions entered into through the facilities of the NYSE or other securities exchange or an automated inter-dealer quotation system) that, if effective, would result in any Person (other than the Initial Holder or a Look-Through Entity) Beneficially Owning shares of Class A Preferred Stock in excess of the Ownership Limit shall be void ab initio as to the Transfer of such shares of Class A Preferred Stock that would be otherwise Beneficially Owned by such Person in excess of the Ownership Limit, and the intended transferee shall acquire no rights in such shares of Class A Preferred Stock.

(c)Transfers in Excess of Initial Holder Limit. Except as provided in Section 10(m), from and after the Issue Date (and subject to Section 10(q)), any Transfer (whether or not such Transfer is the result of transactions entered into through the facilities of the NYSE or other securities exchange or an automated inter-dealer quotation system) that, if effective, would result in the Initial Holder Beneficially Owning shares of Class A Preferred Stock in excess of the Initial Holder Limit shall be void ab initio as to the Transfer of such shares of Class A Preferred Stock that would be otherwise Beneficially Owned by the Initial Holder in excess of the Initial Holder limit, and the Initial Holder shall acquire no rights in such shares of Class A Preferred Stock.
(d)Transfers in Excess of Look-Through Ownership Limit. Except as provided in Section 10(m) from and after the Issue Date (and subject to Section 10(q)), any Transfer (whether or not such Transfer is the result of transactions entered into through the facilities of the NYSE or other securities exchange or an automated inter-dealer quotation system) that, if effective, would result in any Look-Through Entity Beneficially Owning shares of Class A Preferred Stock in excess of the Look-Through Ownership limit shall be void ab initio as to the Transfer of such shares of Class A Preferred Stock that would be otherwise Beneficially Owned by such Look-Through Entity in excess of the Look-Through Ownership Limit and such Look-Through Entity shall acquire no rights in such shares of Class A Preferred Stock.
(e)Transfers Resulting in “Closely Held” Status. From and after the Issue Date, any Transfer that, if effective would result in the Corporation being “closely held” within the meaning of Section 856(h) of the Code, or would otherwise result in the Corporation failing to qualify as a REIT (including, without limitation, a Transfer or other event that would result in the Corporation owning (directly or constructively) an interest in a tenant that is described in Section 856(d)(2)(B) of the Code if the income derived by the Corporation from such tenant would cause the Corporation to fail to satisfy any of the gross income requirements of Section 856(c) of the Code) shall be void ab initio as to the Transfer of shares of Class A Preferred Stock that would cause the Corporation (i) to be “closely held” within the meaning of Section 856(h) of the Code or (ii) otherwise fail to qualify as a REIT, as the case may be, and the intended transferee shall acquire no rights in such shares of Class A Preferred Stock.
(f)Severability on Void Transactions. A Transfer of a share of Class A Preferred Stock that is null and void under Sections 10(b), (c), (d), or (e) of this Article because it would, if effective, result in (i) the ownership of Class A Preferred Stock in excess of the Initial Holder Limit, the Ownership Limit, or the Look-Through Ownership Limit, (ii) the Corporation being “closely held” within the meaning of Section 856(h) of the Code or (iii) the Corporation otherwise failing to qualify as a REIT, shall not adversely affect the validity of the Transfer of any other share of Class A Preferred Stock in the same or any other related transaction.
(g)Remedies for Breach. If the Board of Directors or a committee thereof shall at any time determine in good faith that a Transfer or other event has taken place in violation of Section 10(a) or that a Person intends to acquire or has attempted to acquire Beneficial Ownership of any shares of Class A Preferred Stock in violation of Section 10(a) (whether or not such violation is intended), the Board of Directors or a committee thereof shall be empowered to take any action as it deems advisable to refuse to give effect to or to prevent such Transfer or other event, including, but not limited to, refusing to give effect to such Transfer or other event on the books of the Corporation, causing the Corporation to redeem such shares at the then current Market Price and upon such terms and conditions as may be specified by the Board of Directors in its sole discretion (including, but not limited to, by means of the issuance of long-term indebtedness for the purpose of such redemption), demanding the repayment of any distributions received in respect of shares of Class A Preferred Stock acquired in violation of Section 10(a) or instituting proceedings to enjoin such Transfer or to rescind such Transfer or attempted Transfer; provided, however, that any Transfers or attempted Transfers (or in the case of events other than a Transfer, Beneficial Ownership) in violation of Section 10(a), regardless of any action (or non-action) by the Board of Directors or such committee, (a) shall be void ab initio or (b) shall automatically result in the transfer described in Section 10(h); provided, further, that the provisions of this Section 10(g) shall be subject to the provisions of Section 10(q); provided, further, that neither the Board of Directors nor any committee thereof may exercise such authority in a manner that interferes with any ownership or transfer of Class A Preferred Stock that is expressly authorized pursuant to Section 10(m)(iii).
(h)Transfer in Trust.
(i)Establishment of Trust. If, notwithstanding the other provisions contained in this Article, at any time after the Issue Date there is a purported Transfer (an “Excess Transfer”) (whether or not such Transfer is the result of transactions entered into through the facilities of the NYSE or other securities exchange or an automated inter-dealer quotation system) or other change in the capital structure of the Corporation (including, but not limited to, any redemption of Equity Stock) or other event (including, but not limited to, any acquisition of any share of Equity Stock) such that (a) any Person (other than the Initial Holder or a Look-Through Entity) would Beneficially Own shares of Class A Preferred Stock in excess of the Ownership Limit, or (b) the Initial Holder would Beneficially Own shares of Class A Preferred Stock in excess of the Initial Holder Limit, or (c) any Person that is a Look-Through Entity would Beneficially Own shares of Class A Preferred Stock in excess of the Look-Through Ownership Limit (in any such event, the Person, Initial Holder or Look-Through Entity that would Beneficially Own shares of Class A Preferred Stock in excess of the Ownership Limit, the Initial Holder Limit or the Look-Through Entity Limit, respectively, is referred to as a “Prohibited Transferee”), then, except as otherwise provided in Section 10(m), such shares of Class A Preferred Stock in excess of the Ownership Limit, the Initial Holder Limit or the Look-Through Ownership Limit, as the case may be, (rounded up to the nearest whole share) shall be automatically transferred to a Trustee in his capacity as trustee of a Trust for the exclusive benefit of one or more Charitable Beneficiaries. Such transfer to the Trustee shall be deemed to be effective as of the close of business on the Business Day prior to the Excess Transfer, change in capital structure or another event giving rise to a potential violation of the Ownership Limit, the Initial Holder Limit or the Look Through Entity Ownership Limit.
(ii)Appointment of Trustee. The Trustee shall be appointed by the Corporation and shall be a Person unaffiliated with either the Corporation or any Prohibited Transferee. The Trustee may be an individual or a bank or trust company duly licensed to conduct a trust business.
(iii)Status of Shares Held by the Trustee. Shares of Class A Preferred Stock held by the Trustee shall be issued and outstanding shares of capital stock of the Corporation. Except to the extent provided in Section 10(h)(v), the Prohibited Transferee shall have no rights in the Class A Preferred Stock held by the Trustee, and the Prohibited Transferee shall not benefit economically from ownership of any shares held in trust by the Trustee, shall have no rights to dividends and shall not possess any rights to vote or other rights attributable to the shares held in the Trust.
(iv)Dividend and Voting Rights. The Trustee shall have all voting rights and rights to dividends with respect to shares of Class A Preferred Stock held in the Trust, which rights shall be exercised for the benefit of the Charitable Beneficiary. Any dividend or distribution paid prior to the discovery by the Corporation that the shares of Class A Preferred Stock have been transferred to the Trustee shall be repaid to the Corporation upon demand, and any dividend or distribution declared but unpaid shall be rescinded as void ab initio with respect to such shares of Class A Preferred Stock. Any dividends or distributions so disgorged or rescinded shall be paid over to the Trustee and held in trust for the Charitable Beneficiary. Any vote cast by a Prohibited Transferee prior to the discovery by the Corporation that the shares of Class A Preferred Stock have been transferred to the Trustee will be rescinded as void ab initio and shall be recast in accordance with the desires of the Trustee acting for the benefit of the Charitable Beneficiary. The owner of the shares at the time of the Excess Transfer, change in capital structure or other event giving rise to a potential violation of the Ownership Limit, Initial Holder Limit or Look-Through Entity Ownership Limit shall be deemed to have given an irrevocable proxy to the Trustee to vote the shares of Class A Preferred Stock for the benefit of the Charitable Beneficiary.
(v)Restrictions on Transfer. The Trustee of the Trust may sell the shares held in the Trust to a Person, designated by the Trustee, whose ownership of the shares will not violate the Ownership Restrictions. If such a sale is made, the interest of the Charitable Beneficiary shall terminate and proceeds of the sale shall be payable to the Prohibited Transferee and to the Charitable Beneficiary as provided in this Section 10(h)(v). The Prohibited Transferee shall receive the lesser of (1) the price paid by the Prohibited Transferee for the shares or, if the Prohibited Transferee did not give value for the shares (through a gift, devise or other transaction), the Market Price of the shares on the day of the event causing the shares to be held in the Trust and (2) the price per share received by the Trustee from the sale or other disposition of the shares held in the Trust. Any proceeds in excess of the amount payable to the Prohibited Transferee shall be payable to the Charitable Beneficiary. If any of the transfer restrictions set forth in this Section 10(h)(v) or any application thereof is determined in a final judgment to be void, invalid or unenforceable by any court having jurisdiction over the issue, the Prohibited Transferee may be deemed, at the option of the Corporation, to have acted as the agent of the Corporation in acquiring the Class A Preferred Stock as to which such restrictions would, by their terms, apply, and to hold such Class A Preferred Stock on behalf of the Corporation.
(vi)Purchase Right in Stock Transferred to the Trustee. Shares of Class A Preferred Stock transferred to the Trustee shall be deemed to have been offered for sale to the Corporation, or its designee, at a price per share equal to the lesser of (i) the price per share in the transaction that resulted in such transfer to the Trust (or, in the case of a devise or gift, the Market Price at the time of such devise or gift) and (ii) the Market Price on the date the Corporation, or its designee, accepts such offer. The Corporation shall have the right to accept such offer for a period of 90 days after the later of (i) the date of the Excess Transfer or other event resulting in a transfer to the Trust and (ii) the date that the Board of Directors determines in good faith that an Excess Transfer or other event occurred.
(vii)Designation of Charitable Beneficiaries. By written notice to the Trustee, the Corporation shall designate one or more nonprofit organizations to be the Charitable Beneficiary of the interest in the Trust relating to such Prohibited Transferee if (i) the shares of Class A Preferred Stock held in the Trust would not violate the Ownership Restrictions in the hands of such Charitable Beneficiary and (ii) each Charitable Beneficiary is an organization described in Sections 170(b)(1)(A), 170(c)(2) and 501(c)(3) of the Code.
(i)Notice of Restricted Transfer. Any Person that acquires or attempts to acquire shares of Class A Preferred Stock in violation of Section 10(a), or any Person that is a Prohibited Transferee such that stock is transferred to the Trustee under Section 10(h), shall immediately give written notice to the Corporation of such event and shall provide to the Corporation such other information as the Corporation may request in order to determine the effect, if any, of such Transfer or attempted Transfer or other event on the Corporation’s status as a REIT. Failure to give such notice shall not limit the rights and remedies of the Board of Directors provided herein in any way.
(j)Owners Required to Provide Information. From and after the Issue Date certain record and Beneficial Owners and transferees of shares of Class A Preferred Stock will be required to provide certain information as set out below.

(i)Annual Disclosure. Every record holder or Beneficial Owner of more than 5% (or such other percentage between 0.5% and 5%, as provided in the applicable regulations adopted under the Code) of the number of Outstanding shares of Class A Preferred Stock shall, within 30 days after January 1 of each year, give written notice to the Corporation stating the name and address of such record holder or Beneficial Owner, the number of shares of Class A Preferred Stock Beneficially Owned, and a full description of how such shares are held. Each such record holder or Beneficial Owner of Class A Preferred Stock shall, upon demand by the Corporation, disclose to the Corporation in writing such additional information with respect to the Beneficial Ownership of the Class A Preferred Stock as the Board of Directors, in its sole discretion, deems appropriate or necessary to (i) comply with the provisions of the Code regarding the qualification of the Corporation as a REIT under the Code and (ii) ensure compliance with the Ownership Limit, the Initial Holder Limit or the Look-Through Ownership Limit, as applicable. Each stockholder of record, including without limitation any Person that holds shares of Class A Preferred Stock on behalf of a Beneficial Owner, shall take all reasonable steps to obtain the written notice described in this Section 10(j) from the Beneficial Owner.
(ii)Disclosure at the Request of the Corporation. Any Person that is a Beneficial Owner of shares of Class A Preferred Stock and any Person (including the stockholder of record) that is holding shares of Class A Preferred Stock for a Beneficial Owner, and any proposed transferee of shares, shall provide such information as the Corporation, in its sole discretion, may request in order to determine the Corporation’s status as a REIT, to comply with the requirements of any taxing authority or other governmental agency, to determine any such compliance or to ensure compliance with the Ownership Limit, the Initial Holder Limit and the Look-Through Ownership Limit, and shall provide a statement or affidavit to the Corporation setting forth the number of shares of Class A Preferred Stock already Beneficially Owned by such stockholder or proposed transferee and any related persons specified, which statement or affidavit shall be in the form prescribed by the Corporation for that purpose.
(k)Remedies Not Limited. Nothing contained in this Article shall limit the authority of the Board of Directors to take such other action as it deems necessary or advisable (subject to the provisions of Section 10(q)) (i) to protect the Corporation and the interests of its stockholders in the preservation of the Corporation’s status as a REIT and (ii) to insure compliance with the Ownership Limit, the Initial Holder Limit and the Look-Through Ownership Limit.
(l)Ambiguity. In the case of an ambiguity in the application of any of the provisions of this Section 10, or in the case of an ambiguity in any definition contained in this Section 10, the Board of Directors shall have the power to determine the application of the provisions of this Section 10 with respect to any situation based on its reasonable belief, understanding or knowledge of the circumstances.
(m)Exceptions. The following exceptions shall apply or may be established with respect to the limitations of Section 10(a).
(i)Waiver of Ownership Limit. The Board of Directors, upon receipt of a ruling from the Internal Revenue Service or an opinion of tax counsel or other evidence or undertaking acceptable to it, may waive the application, in whole or in part, of the Ownership Limit to a Person subject to the Ownership Limit, if such person is not an individual for purposes of Section 542(a) of the Code (as modified to exclude qualified trusts from treatment as individuals pursuant to Section 856(h)(3) of the Code) and is a corporation, partnership, limited liability company, estate or trust. In connection with any such exemption, the Board of Directors may require such representations and undertakings from such Person and may impose such other conditions as the Board of Directors deems necessary, in its sole discretion, to determine the effect, if any, of the proposed Transfer on the Corporation’s status as a REIT.

(ii)Pledge by Initial Holder. Notwithstanding any other provision of this Article, the pledge by the Initial Holder of all or any portion of the Class A Preferred Stock directly owned at any time or from time to time shall not constitute a violation of Section 10(a) and the pledgee shall not be subject to the Ownership Limit with respect to the Class A Preferred Stock so pledged to it either as a result of the pledge or upon foreclosure.
(iii)Underwriters. For a period of 270 days (or such longer period of time as any underwriter described below shall hold an unsold allotment of Class A Preferred Stock) following the purchase of Class A Preferred Stock by an underwriter that (i) is a corporation, partnership or other legal entity and (ii) participates in an offering of the Class A Preferred Stock, such underwriter shall not be subject to the Ownership Limit with respect to the Class A Preferred Stock purchased by it as a part of or in connection with such offering and with respect to any Class A Preferred Stock purchased in connection with market making activities.
(n)Legend. Each certificate for Class A Preferred Stock shall bear substantially the following legend:
“The shares of Class A Cumulative Preferred Stock represented by this certificate are subject to restrictions on transfer. No person may Beneficially Own shares of Class A Cumulative Preferred Stock in excess of the Ownership Restrictions, as applicable, with certain further restrictions and exceptions set forth in the Charter (including the Articles Supplementary setting forth the terms of the Class A Cumulative Preferred Stock). Any Person that attempts to Beneficially Own shares of Class A Cumulative Preferred Stock in excess of the applicable limitation must immediately notify the Corporation. All capitalized terms in this legend have the meanings ascribed to such terms in the Charter (including the Articles Supplementary setting forth the terms of the Class A Cumulative Preferred Stock), as the same may be amended from time to time, a copy of which, including the restrictions on transfer, will be sent without charge to each stockholder that so requests. If the restrictions on transfer are violated, (i) the transfer of the shares of Class A Cumulative Preferred Stock represented hereby will be void in accordance with the Charter (including the Articles Supplementary setting forth the terms of the Class A Cumulative Preferred Stock) or (ii) the shares of Class A Cumulative Preferred Stock represented hereby will automatically be transferred to a Trustee of a Trust for the benefit of one or more Charitable Beneficiaries.”
(o)Severability. If any provision of this Article or any application of any such provision is determined in a final and unappealable judgment to be void, invalid or unenforceable by any Federal or state court having jurisdiction over the issues, the validity and enforceability of the remaining provisions shall not be affected and other applications of such provision shall be affected only to the extent necessary to comply with the determination of such court.
(p)Board of Directors Discretion. Anything in this Article to the contrary notwithstanding, the Board of Directors shall be entitled to take or omit to take such actions as it in its discretion shall determine to be advisable in order that the Corporation maintain its status as and continue to qualify as a REIT, including, but not limited to, reducing the Ownership Limit, the Initial Holder Limit and the Look-Through Ownership Limit in the event of a change in law.
(q)Settlement. Nothing in this Section 10 shall be interpreted to preclude the settlement of any transaction entered into through the facilities of the NYSE or other securities exchange or an automated inter-dealer quotation system.
11.Conversion.
The shares of Class A Preferred Stock are not convertible into or exchangeable for any other property or securities of the Corporation, except as provided in this Section 11.

(a)Upon the occurrence of a Change of Control, each holder of Class A Preferred Stock shall have the right (unless, prior to the Change of Control Conversion Date, the Corporation has provided or provides notice of its election to redeem some or all of the shares of Class A Preferred Stock held by such holder pursuant to Section 5(a) or (b) of this Article, in which case such holder shall have the right only with respect to shares of Class A Preferred Stock that are not called for redemption) to convert some or all of the Class A Preferred Stock held by such holder (the “Change of Control Conversion Right”) on the Change of Control Conversion Date into a number of shares of Class A Common Stock (or equivalent value of Alternative Conversion Consideration, as applicable) per share of Class A Preferred Stock (the “Common Stock Conversion Consideration”) equal to the lesser of:
(i)the quotient obtained by dividing (i) the sum of the Liquidation Preference per share of Class A Preferred Stock plus the amount of any accumulated, accrued and unpaid dividends thereon to but excluding the Change of Control Conversion Date (unless the Change of Control Conversion Date is after a Record Date and prior to the corresponding Dividend Payment Date, in which case no additional amount for such accumulated, accrued and unpaid dividends will be included in such sum), by (ii) the Common Stock Price; and
(ii)1.57 (the “Share Cap”).
(b)Anything in these terms of the Class A Preferred Stock to the contrary notwithstanding and except as otherwise required by law, the persons who are the holders of record of shares of Class A Preferred Stock at the close of business on a Record Date will be entitled to receive the dividend payable on the corresponding Dividend Payment Date notwithstanding the conversion of those shares after such Record Date and on or prior to such Dividend Payment Date and, in such case, the full amount of such dividend shall be paid on such Dividend Payment Date to the persons who were the holders of record at the close of business on such Record Date.
(c)The Share Cap is subject to pro rata adjustments for any stock splits (including those effected pursuant to a distribution of the Class A Common Stock), subdivisions or combinations (in each case, a “Share Split”) with respect to the Class A Common Stock as follows: the adjusted Share Cap as the result of a Share Split shall be the number of shares of Class A Common Stock that is equivalent to the product obtained by multiplying (i) the Share Cap in effect immediately prior to such Share Split by (ii) a fraction, the numerator of which is the number of shares of Class A Common Stock outstanding immediately after giving effect to such Share Split and the denominator of which is the number of shares of Class A Common Stock outstanding immediately prior to such Share Split.
(d)Subject to the immediately succeeding sentence, the aggregate number of shares of Class A Common Stock (or equivalent Alternative Conversion Consideration, as applicable) issuable or deliverable, as applicable, in connection with the exercise of the Change of Control Conversion Right shall not exceed 7,850,000 shares of Class A Common Stock (or equivalent Alternative Conversion Consideration, as applicable) (the “Exchange Cap”). The Exchange Cap is subject to pro rata adjustments for any Share Splits on the same basis as the corresponding adjustment to the Share Cap, and shall be increased on a pro rata basis with respect to any additional shares of Class A Preferred Stock designated and authorized for issuance pursuant to any subsequent articles supplementary.
(e)In the case of a Change of Control pursuant to which the Class A Common Stock is or will be converted into cash, securities or other property or assets (including any combination thereof) (the “Alternative Form Consideration”), a holder of Class A Preferred Stock shall receive upon conversion of such Class A Preferred Stock the kind and amount of Alternative Form Consideration which such holder would have owned or been entitled to receive upon the Change of Control had such holder held a number of shares of Class A Common Stock equal to the Common Stock Conversion Consideration immediately prior to the effective time of the Change of Control (the “Alternative Conversion Consideration”; the Common Stock Conversion Consideration or the Alternative Conversion Consideration, whichever shall be applicable to a Change of Control, is referred to herein as the “Conversion Consideration”).
(f)If the holders of Class A Common Stock have the opportunity to elect the form of consideration to be received in the Change of Control, the Conversion Consideration in respect of such Change of Control will be deemed to be the kind and amount of consideration actually received by holders of a majority of the outstanding shares of Class A Common Stock that made or voted for such an election (if electing between two types of consideration) or holders of a plurality of the outstanding shares of Class A Common Stock that made or voted for such an election (if electing between more than two types of consideration), as the case may be, and will be subject to any limitations to which all holders of Class A Common Stock are subject, including, without limitation, pro rata reductions applicable to any portion of the consideration payable in such Change of Control.
(g)The Corporation will not issue fractional shares of Class A Common Stock upon the conversion of Class A Preferred Stock in connection with a Change of Control. Instead, the Corporation will make, and the holders of Class A Preferred Stock shall be entitled to receive, a cash payment equal to the value of such fractional shares based upon the Common Stock Price used in determining the Common Stock Conversion Consideration for such Change of Control.
(h)Within 15 days following the occurrence of a Change of Control, the Corporation will provide to holders of Class A Preferred Stock a notice of the occurrence of the Change of Control that describes the resulting Change of Control Conversion Right, which notice shall be delivered to the holders of record of the shares of Class A Preferred Stock at their addresses as they appear on the Corporation’s share transfer records and notice shall also be provided to the Corporation’s transfer agent. Each notice shall state: (i) the events constituting the Change of Control; (ii) the date of the Change of Control; (iii) the last date on which the holders of Class A Preferred Stock may exercise their Change of Control Conversion Right; (iv) the method and period for calculating the Common Stock Price; (v) the Change of Control Conversion Date; (vi) that if, prior to the Change of Control Conversion Date, the Corporation has provided or provides notice of its election to redeem all or any shares of the Class A Preferred Stock, the holders will not be able to convert the shares of Class A Preferred Stock called for redemption and such shares of Class A Preferred Stock shall be redeemed on the related redemption date, even if such shares have already been tendered for conversion pursuant to the Change of Control Conversion Right; (vii) if applicable, the type and amount of Alternative Conversion Consideration entitled to be received per share of Class A Preferred Stock; (viii) the name and address of the paying agent, transfer agent and conversion agent for the Class A Preferred Stock; (ix) the procedures that the holders of Class A Preferred Stock must follow to exercise the Change of Control Conversion Right (including procedures for surrendering shares for conversion through the facilities of a Depositary), including the form of conversion notice to be delivered by such holders; and (x) the last date on which holders of Class A Preferred Stock may withdraw shares surrendered for conversion and the procedures such holders must follow to effect such a withdrawal.
(i)The Corporation shall issue a press release containing such notice for publication on Dow Jones & Company, Inc., Business Wire, PR Newswire or Bloomberg Business News (or, if such organizations are not in existence at the time of issuance of such press release, such other news or press organization as is reasonably calculated to broadly disseminate the relevant information to the public), and post notice on the Corporation’s website, in any event prior to the opening of business on the first Business Day following any date on which the Corporation provides notice pursuant to Section 11(h) to the holders of Class A Preferred Stock.
(j)To exercise the Change of Control Conversion Right, the holders of shares of Class A Preferred Stock shall be required to deliver, on or before the close of business on the Change of

Control Conversion Date, the certificates (if any) representing the shares of Class A Preferred Stock to be converted, duly endorsed for transfer (or, in the case of any shares of Class A Preferred Stock held in book-entry form through a Depositary, to deliver, on or before the close of business on the Change of Control Conversion Date, the shares of Class A Preferred Stock to be converted through the facilities of such Depositary), together with a written conversion notice in the form provided by the Corporation, duly completed, to the Corporation’s transfer agent. Such notice shall state: (i) the relevant Change of Control Conversion Date; (ii) the number of shares of Class A Preferred Stock to be converted; and (iii) that the shares of Class A Preferred Stock are to be converted pursuant to the applicable terms of the Class A Preferred Stock.
(k)The “Change of Control Conversion Date” is the date the Class A Preferred Stock is to be converted, which will be a Business Day selected by the Corporation that is no fewer than 20 days nor more than 35 days after the date on which the Corporation provides the notice to holders of Class A Preferred Stock pursuant to Section 11(h).
(l)The “Common Stock Price” shall be (i) if the consideration to be received in the Change of Control by the holders of Class A Common Stock is solely cash, the amount of cash consideration per share of Class A Common Stock or (ii) if the consideration to be received in the Change of Control by holders of Class A Common Stock is other than solely cash (x) the average of the closing sale prices per share of Class A Common Stock (or, if no closing sale price is reported, the average of the closing bid and ask prices per share or, if more than one in either case, the average of the average closing bid and the average closing ask prices per share) for the ten consecutive trading days immediately preceding, but not including, the date on which such Change of Control occurred, as reported on the principal U.S. securities exchange on which the Class A Common Stock is then traded, or (y) the average of the last quoted bid prices for the Class A Common Stock in the over-the-counter market as reported by OTC Markets Group Inc. or similar organization for the ten consecutive trading days immediately preceding, but not including, the date on which such Change of Control occurred, if the Class A Common Stock is not then listed for trading on a U.S. securities exchange.
(m)Holders of Class A Preferred Stock may withdraw any notice of exercise of a Change of Control Conversion Right (in whole or in part) by a written notice of withdrawal delivered to the Corporation’s transfer agent prior to the close of business on the Business Day prior to the Change of Control Conversion Date. The notice of withdrawal delivered by any holder must state: (i) the number of withdrawn shares of Class A Preferred Stock; (ii) if certificated shares of Class A Preferred Stock have been surrendered for conversion, the certificate numbers of the withdrawn shares of Class A Preferred Stock; and (iii) the number of shares of Class A Preferred Stock, if any, which remain subject to the holder’s conversion notice.
(n)Notwithstanding the foregoing, if any Class A Preferred Stock is held in book-entry form through The Depository Trust Company or a similar depositary (each, a “Depositary”), the conversion notice and/or the notice of withdrawal as applicable shall comply with applicable procedures, if any, of the applicable Depositary.
(o)Shares of Class A Preferred Stock as to which the Change of Control Conversion Right has been properly exercised and for which the conversion notice has not been properly withdrawn shall be converted into the applicable Conversion Consideration in accordance with the Change of Control Conversion Right on the Change of Control Conversion Date, unless, prior to the Change of Control Conversion Date, the Corporation has provided or provides notice of its election to redeem some or all of the shares of Class A Preferred Stock as described under Section 5(a) or (b) of this Article, in which case only the shares of Class A Preferred Stock properly surrendered for conversion and not properly withdrawn that are not called for redemption will be converted as aforesaid. If the Corporation elects to redeem shares of Class A Preferred Stock that would otherwise be converted into the applicable Conversion Consideration on a Change of Control Conversion Date, such shares of Class A Preferred Stock shall not be so converted and the holders of such shares shall be entitled to receive on the applicable redemption date the redemption price set forth in Section 5(a) or (b) of this Article, as applicable.
(p)The Corporation will deliver all securities, cash (including, without limitation, cash in lieu of fractional shares of Class A Common Stock) and any other property owing upon conversion no later than the third Business Day following the Change of Control Conversion Date. Notwithstanding the foregoing, the persons entitled to receive any shares of Class A Common Stock or other securities deliverable upon conversion will be deemed to have become the holders of record thereof as of the Change of Control Conversion Date.
(q)In connection with the exercise of any Change of Control Conversion Right, the Corporation will comply with all federal and state securities laws and stock exchange rules in connection with any conversion of Class A Preferred Stock into shares of Class A Common Stock or other property. Notwithstanding any other provision contained in these terms of the Class A Preferred Stock, no holder of shares of Class A Preferred Stock will be entitled to convert such shares of Class A Preferred Stock into shares of Class A Common Stock to the extent that receipt of such shares of Class A Common Stock would cause such holder (or any other person) to have Beneficial Ownership or constructive ownership in excess of the Ownership Limit.
FOURTH: The terms of the Class A Cumulative Preferred Stock set forth in Article Third hereof shall become Article XIV of the Charter.

IN WITNESS WHEREOF, the Corporation has caused these presents to be signed in its name and on its behalf by its Executive Vice President and Chief Financial Officer and witnessed by its Executive Vice President, General Counsel and Secretary on May 13, 2014.

WITNESS:	APARTMENT INVESTMENT AND MANAGEMENT COMPANY

/s/ Lisa R. Cohn	By:	/s/ Ernest M. Freedman
Lisa R. Cohn		Ernest M. Freedman
Executive Vice President,		Executive Vice President and
General Counsel and Secretary		Chief Financial Officer

THE UNDERSIGNED, Executive Vice President and Chief Financial Officer of APARTMENT INVESTMENT AND MANAGEMENT COMPANY, who executed on behalf of the Corporation the Articles Supplementary of which this Certificate is made a part, hereby acknowledges in the name and on behalf of said Corporation the foregoing Articles Supplementary to be the corporate act of said Corporation and hereby certifies that the matters and facts set forth herein with respect to the authorization and approval thereof are true in all material respects under the penalties of perjury.

/s/ Ernest M. Freedman
Ernest M. Freedman
Executive Vice President and
Chief Financial Officer

[Articles Supplementary]

APARTMENT INVESTMENT AND MANAGEMENT COMPANY
ARTICLES OF AMENDMENT
APARTMENT INVESTMENT AND MANAGEMENT COMPANY, a Maryland corporation, having its principal office in Baltimore City, Maryland (which is hereinafter called the “Corporation”), hereby certifies to the State Department of Assessments and Taxation of Maryland that:
FIRST: The Charter of the Corporation is hereby amended as follows:
(a)  ARTICLE IV, Section 3, paragraph 3.4.8(A) of the Charter of the Corporation is hereby amended to read in its entirety as follows:
(A)  Waiver of Ownership Limit. The Board of Directors, upon receipt of a ruling from the Internal Revenue Service or an opinion of tax counsel or other evidence or undertaking acceptable to it, may waive the application, in whole or in part, of the Ownership Limit or the Look-Through Ownership Limit to a Person subject to the Ownership Limit or the Look-Through Ownership Limit, as applicable, if such person is not an individual for purpose of Section 542(a) of the Code and is a corporation, partnership, estate or trust; provided, however, that in no event may any such exception cause such Person's ownership, direct or indirect (without taking into account such Person's ownership of interests in any partnership of which the Corporation is a partner), to exceed (i) 12.0% of the number of Outstanding shares of Common Stock, in the case of a Person subject to the Ownership Limit, or (ii) 18.0% of the number of Outstanding shares of Common Stock, in the case of a Look-Through Entity subject to the Look-Through Ownership Limit. In connection with any such exemption, the Board of Directors may require such representations and undertakings from such Person and may impose such other conditions as the Board deems necessary, in its sole discretion, to determine the effect, if any, of the proposed Transfer on the Corporation’s status as a REIT.
SECOND: The foregoing amendment to the Charter of the Corporation does not increase the authorized stock of the Corporation.
THIRD: The foregoing amendment to the Charter of the Corporation has been advised by the Board of Directors and approved by the stockholders of the Corporation.
FOURTH: The foregoing amendment to the Charter of the Corporation shall become effective upon acceptance for record by the Maryland State Department of Assessments and Taxation.

1

IN WITNESS WHEREOF, Apartment Investment and Management Company has caused these presents to be signed in its name and on its behalf by its Executive Vice President and Chief Financial Officer and witnessed by its Secretary on May 4, 2015.

WITNESS:	APARTMENT INVESTMENT AND MANAGEMENT COMPANY

/s/ Lisa R. Cohn	By:	/s/ Ernest M. Freedman
Lisa R. Cohn, Secretary		Ernest M. Freedman, Executive Vice
President and Chief Financial Officer
THE UNDERSIGNED, the Executive Vice President and Chief Financial Officer of Apartment Investment and Management Company, who executed on behalf of the Corporation the foregoing Articles of Amendment of which this certificate is made a part, hereby acknowledges in the name and on behalf of said Corporation the foregoing Articles of Amendment to be the corporate act of said Corporation and hereby certifies that to the best of his knowledge, information, and belief the matters and facts set forth therein with respect to the authorization and approval thereof are true in all material respects under the penalties of perjury.

/s/ Ernest M. Freedman
Ernest M. Freedman, Executive Vice
President and Chief Financial Officer

2

APARTMENT INVESTMENT AND MANAGEMENT COMPANY
ARTICLES OF AMENDMENT
APARTMENT INVESTMENT AND MANAGEMENT COMPANY, a Maryland corporation, having its principal office in Baltimore City, Maryland (which is hereinafter called the “Corporation”), hereby certifies to the State Department of Assessments and Taxation of Maryland that:
FIRST: The Charter of the Corporation is hereby amended as follows:
(a)  ARTICLE IV, Section 3, paragraph 3.4.8(A) of the Charter of the Corporation is hereby amended to read in its entirety as follows:
(A)  Waiver of Ownership Limit. The Board of Directors, upon receipt of a ruling from the Internal Revenue Service or an opinion of tax counsel or other evidence or undertaking acceptable to it, may waive the application, in whole or in part, of the Ownership Limit or the Look-Through Ownership Limit to a Person subject to the Ownership Limit or the Look-Through Ownership Limit, as applicable, if such person is not an individual for purpose of Section 542(a) of the Code and is a corporation, partnership, estate or trust; provided, however, that in no event may any such exception cause such Person’s ownership, direct or indirect (without taking into account such Person’s ownership of interests in any partnership of which the Corporation is a partner), to exceed (i) 12.0% of the number of Outstanding shares of Common Stock, in the case of a Person subject to the Ownership Limit, or (ii) 20.0% of the number of Outstanding shares of Common Stock, in the case of a Look-Through Entity subject to the Look-Through Ownership Limit. In connection with any such exemption, the Board of Directors may require such representations and undertakings from such Person and may impose such other conditions as the Board deems necessary, in its sole discretion, to determine the effect, if any, of the proposed Transfer on the Corporation’s status as a REIT.
SECOND: The foregoing amendment to the Charter of the Corporation does not increase the authorized stock of the Corporation.
THIRD: The foregoing amendment to the Charter of the Corporation has been advised by the Board of Directors and approved by the stockholders of the Corporation.
FOURTH: The foregoing amendment to the Charter of the Corporation shall become effective upon acceptance for record by the Maryland State Department of Assessments and Taxation.

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IN WITNESS WHEREOF, Apartment Investment and Management Company has caused these presents to be signed in its name and on its behalf by its Executive Vice President and Chief Financial Officer and witnessed by its Secretary on May 2, 2018.

WITNESS:	APARTMENT INVESTMENT AND MANAGEMENT COMPANY

/s/ Lisa R. Cohn	By:	/s/ Paul Beldin
Lisa R. Cohn, Secretary		Paul Beldin, Executive Vice President
and Chief Financial Officer
THE UNDERSIGNED, the Executive Vice President and Chief Financial Officer of Apartment Investment and Management Company, who executed on behalf of the Corporation the foregoing Articles of Amendment of which this certificate is made a part, hereby acknowledges in the name and on behalf of said Corporation the foregoing Articles of Amendment to be the corporate act of said Corporation and hereby certifies that to the best of his knowledge, information, and belief the matters and facts set forth therein with respect to the authorization and approval thereof are true in all material respects under the penalties of perjury.

/s/ Paul Beldin
Paul Beldin, Executive Vice President and
Chief Financial Officer

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